Pursuant to Item 601(b)(10)(iv) of Regulation S-K, certain portions of the exhibits that are not material and are of the type that the Company treats as confidential have been redacted or omitted. A copy of the unredacted exhibit will be furnished to the Securities and Exchange Commission upon request.

Execution Version 1399-1964-3930.19 SUPPLEMENTARY TERMS AGREEMENT dated as of March 23, 2026 among I-80 GOLD CORP. as the Company and THE FINANCIAL INSTITUTIONS FROM TIME TO TIME PARTIES HERETO as Banks and NATIONAL BANK OF CANADA as Administrative Agent

TABLE OF CONTENTS Page 1399-1964-3930.19 - i - Supplementary Terms Agreement – i-80 Gold Corp. ARTICLE 1 DEFINITIONS..........................................................................................................................1 1.1 Definitions......................................................................................................................................1 1.2 Terms Generally...........................................................................................................................42 1.3 Accounting Terms; U.S. GAAP...................................................................................................43 1.4 Time. ............................................................................................................................................44 1.5 Third Party Beneficiaries .............................................................................................................44 ARTICLE 2 SECURED PREPAID FORWARD COMMITMENTS.........................................................44 2.1 Secured Prepaid Forward Commitments .....................................................................................44 2.2 Fees. .............................................................................................................................................47 2.3 Payments Generally; Sharing of Set-Offs....................................................................................47 2.4 Currency Indemnity. ....................................................................................................................48 ARTICLE 3 REPRESENTATIONS AND WARRANTIES.......................................................................49 3.1 Representations and Warranties of the Company........................................................................49 ARTICLE 4 CONDITIONS ........................................................................................................................60 4.1 Effective Date. .............................................................................................................................60 ARTICLE 5 AFFIRMATIVE COVENANTS.............................................................................................63 5.1 Covenants.....................................................................................................................................63 ARTICLE 6 NEGATIVE COVENANTS ...................................................................................................74 6.1 Negative Covenants. ....................................................................................................................74 ARTICLE 7 EVENTS OF DEFAULT........................................................................................................79 7.1 Events of Default. ........................................................................................................................79 ARTICLE 8 THE ADMINISTRATIVE AGENT .......................................................................................84 8.1 Appointment of Administrative Agent. .......................................................................................84 8.2 Secured Parties.............................................................................................................................85 8.3 Limitation of Duties of Administrative Agent.............................................................................85 8.4 Lack of Reliance on the Administrative Agent............................................................................85 8.5 Certain Rights of the Administrative Agent. ...............................................................................86 8.6 Reliance by Administrative Agent...............................................................................................86 8.7 Indemnification of Administrative Agent. ...................................................................................86 8.8 The Administrative Agent in its Individual Capacity. .................................................................87 8.9 Successor Administrative Agent..................................................................................................87 8.10 No Independent Legal Action......................................................................................................87 8.11 Erroneous Payments by the Administrative Agent. .....................................................................88 ARTICLE 9 MISCELLANEOUS ...............................................................................................................91 9.1 Notices. ........................................................................................................................................91 9.2 Waivers; Amendments.................................................................................................................93

TABLE OF CONTENTS
(continued)

Page

9.3	Expenses; Indemnity; Damage Waiver.	94
9.4	Successors and Assigns.	96
9.5	Anti-Money Laundering Legislation and the Patriot Act.	98
9.6	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	99
9.7	Survival.	99
9.8	Execution.	99
9.9	Entire Agreement.	100
9.10	Severability.	100
9.11	Right of Set Off.	100
9.12	Governing Law.	101
9.13	Attornment.	101
9.14	Service of Process.	101
9.15	WAIVER OF JURY TRIAL.	101
9.16	Confidentiality; Press Releases and Public Announcements.	101
9.17	No Strict Construction.	102
9.18	Release of Security.	102
9.19	Paramountcy.	103
9.20	Excluded Swap Obligations	103
9.21	No Advisory or Fiduciary Responsibility.	104
9.22	Acknowledgement Regarding Any Supported QFCs.	104
9.23	LIMITATION OF LIABILITY.	105

1399-1964-3930.19

Exhibits:

Exhibit A	-	Form of Compliance Certificate
Exhibit B	-	Form of Assignment and Assumption

Schedules:

Schedule 1.1(A)	-	Initial Security Documents
Schedule 1.1(B)	-	Existing Royalty Agreements
Schedule 2.1	-	Banks and Secured Prepaid Forward Commitments
Schedule 3.1(5)	-	Litigation
Schedule 3.1(11)	-	Pension Plans
Schedule 3.1(12)	-	Casualty Events
Schedule 3.1(13)	-	Subsidiaries
Schedule 3.1(14)	-	Insurance Claims
Schedule 3.1(18)	-	Environmental Matters
Schedule 3.1(19)	-	Employee Matters
Schedule 3.1(24)	-	Filing Jurisdictions
Schedule 3.1(25)	-	Project Approvals
Schedule 3.1(26)	-	Project Real Property
Schedule 3.1(35)	-	Aboriginal Claims
Schedule 5.1(7)	-	Post-Closing Requirements
Schedule 6.1(11)	-	Restrictive Agreements
Schedule 9.1	-	Banks Contact Information

1399-1964-3930.19 - i - Supplementary Terms Agreement – i-80 Gold Corp.

1399-1964-3930.19 Supplementary Terms Agreement – i-80 Gold Corp. SUPPLEMENTARY TERMS AGREEMENT THIS SUPPLEMENTARY TERMS AGREEMENT dated as of March 23, 2026 is made among i-80 Gold Corp., as the company, the financial institutions from time to time party hereto, as banks, and National Bank of Canada, as administrative agent. RECITALS WHEREAS the Company has requested that Banks enter into certain prepaid forward arrangements, and the Banks have agreed to do on the terms and conditions set out herein; NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by each party hereto, the parties hereto agree as follows: ARTICLE 1 DEFINITIONS 1.1 Definitions. In this Agreement: “Aboriginal Claim” means any action, cause of action, suit, litigation, proceeding, demand, claim, complaint, or grievance made by any Aboriginal Group to a Group Party, or, to any Group Party’s knowledge, to a Governmental Authority, in respect of aboriginal rights, aboriginal title, treaty rights or any other aboriginal interest in or to all or related to any portion of any Project, including any threat of any action, cause of action, suit, litigation, proceeding, demand, claim, complaint, or grievance by any Aboriginal Group related to any Project. “Aboriginal Group” means any first nations, Métis or indigenous or aboriginal person(s), tribe(s) or band(s) of Canada or the United States of America, or similar groups in any other applicable jurisdiction, or any Person or group identifying themselves as such. “Acquisition” means any transaction, or any series of related transactions, consummated after the Closing Date, by which any Group Party directly or indirectly, by means of a sale agreement, takeover bid, tender offer, amalgamation, merger or other business combination, plan of arrangement, purchase of assets, joint venture or otherwise: (a) acquires any business (including any division of a business) or all or substantially all of the assets of any Person; (b) acquires control of securities of a Person representing more than 50% of the ordinary voting power for the election of directors or other governing position if the business affairs of such Person are managed by a board of directors or other governing body; (c) acquires control of more than 50% of the ownership interest in any Person that is not managed by a board of directors or other governing body; or (d) otherwise acquires Control of a Person. “Acquisition Cost” means, with respect to any Acquisition, the aggregate amount of consideration (including Earn-Out Debt as determined in good faith at the time of such Acquisition based upon

- 2 - 1399-1964-3930.19 Supplementary Terms Agreement – i-80 Gold Corp. reasonably developed projections) paid or payable in exchange for the subject-matter of such Acquisition; provided that, for the purposes of determining the Acquisition Cost of such Acquisition, (i) the amount of any non-cash consideration shall be equal to its Fair Market Value as at the time of such Acquisition, and (ii) the amount of any Investment made by a Group Party since the Closing Date in the applicable Target shall be included in its Acquisition Cost. “Acquisition Notice” means a notice from the Company to the Administrative Agent: (a) stating the intention of a Credit Party to make an Acquisition; (b) stating whether shares or assets (or both) are proposed to be acquired; (c) setting forth the name, address and jurisdiction of incorporation or other organization of the Target; (d) confirming that such Acquisition constitutes a Permitted Acquisition and certifying as to the matters set forth in the definition thereof; and (e) executed by a Responsible Officer of the Company. “Adjusted Tangible Net Worth” means, for the Company on a Consolidated basis, the excess of its total assets over its total liabilities; provided that the determination of such total assets shall exclude: (a) all goodwill, organizational expenses, research and development expenses, trade marks, trade mark applications, trade names, copyrights, patents, patent applications, licenses and rights in any thereof, and other similar intangibles; (b) all prepaid expenses, deferred charges or unamortized debt discount and expense; (c) all reserves carried and not deducted from consolidated assets; (d) Equity Securities of, obligations or other securities of, or capital contributions to, or investments in, any Subsidiary; (e) securities which are not readily marketable; (f) cash held in a sinking fund or other analogous fund established for the purpose of redemption, retirement or prepayment of Equity Securities or Indebtedness; (g) any write-up in the book value of any asset resulting from a revaluation thereof; and (h) any items not included in clauses (a) through (g) of this definition which are treated as intangibles under U.S. GAAP. “Administrative Agent” means National Bank of Canada, in its capacity as administrative agent for the Banks hereunder, or any successor Administrative Agent appointed pursuant to Section 8.9. “Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.

- 3 - 1399-1964-3930.19 Supplementary Terms Agreement – i-80 Gold Corp. “Affected Financial Institution” means (a) any EEA Financial Institutions or (b) any UK Financial Institution. “Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with, such Person. “Agreed Development Project Technical Reports” means, in respect of each Development Project, the latest Technical Reports in respect of such Development Project provided by the Company to the Administrative Agent. “Agreement” means this supplementary terms agreement and all the Exhibits and the Schedules attached hereto. “AML Legislation” means the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), the U.S. Bank Secrecy Act (as amended by the Patriot Act) and other applicable anti- money laundering, anti-terrorist financing, government sanction and “know your customer” applicable Laws, whether within Canada or elsewhere, including any regulations, guidelines or orders thereunder. “Annualized” means that, for the purpose of computation or determination of any amount for: (a) the first Fiscal Quarter ending after April 1, 2028, the annualized amount shall be the actual such amount for the Fiscal Quarter then ended, multiplied by 4; (b) the second Fiscal Quarter ending after April 1, 2028, the annualized amount shall be the actual such amount for the two Fiscal Quarters then ended, multiplied by 2; and (c) the third Fiscal Quarter ending after April 1, 2028, the annualized amount shall be the actual such amount for the three Fiscal Quarters then ended, multiplied by 4/3. “Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Group Parties and their Affiliates from time to time concerning or relating to bribery or corruption, including without limitation the Corruption of Foreign Public Officials Acts (Canada) and the Criminal Code (Canada) and the U.S. Foreign Corrupt Practices Act. “Applicable Percentage” means, in respect of any Bank at any time the percentage of the Total Secured Prepaid Forward Commitment which such Bank has agreed to make available to the Company at such time, determined by dividing such Bank’s Secured Prepaid Forward Commitment by the Total Secured Prepaid Forward Commitment. If any Secured Prepaid Forward Commitments have terminated or expired, the Applicable Percentages in respect of the terminated or expired Secured Prepaid Forward Commitments shall be determined based upon the relevant Secured Prepaid Forward Commitments most recently in effect (prior to their termination or expiry), giving effect to any assignments. “Archimedes Underground Mine” means the underground mine of the Archimedes deposit located in the northern portion of the Ruby Hill Property.

- 4 - 1399-1964-3930.19 Supplementary Terms Agreement – i-80 Gold Corp. “Argenta Property” means a rail-served industrial and surface-rights asset owned by Argenta LLC, a Nevada company, located in Battle Mountain (Argenta), Lander County, Nevada, near Interstate 80 (Exit 244) and Union Pacific Mile Post 489 on the Elko Subdivision and related assets. “Asset Coverage Percentage” means the fraction, expressed as a percentage: (a) the numerator of which is the aggregate gross book value of the assets of the Credit Parties, in each case determined on an unconsolidated basis and excluding accounts owing by, and other Investments in, any Group Party; and (b) the denominator of which is the aggregate gross book value of the assets of the Company, determined on a Consolidated basis. “Asset Disposition” means, with respect to any Person, the sale, lease, license, transfer, assignment or other disposition of, all or any portion of its business, assets, rights, property, real, personal or mixed, tangible or intangible, whether in one transaction or a series of transactions, other than (a) minerals and other inventory sold pursuant to the Offtake Agreements or otherwise in the ordinary course of business upon customary credit terms, (b) minerals and other inventory delivered pursuant to the Existing Royalty Agreements, the Orion Silver Purchase Agreement and the Secured Prepaid Forward Arrangements, (c) sales or other dispositions of worn-out, scrap, damaged or obsolete material or equipment, the economic value of which is not material in the aggregate, (d) leases of real property or personal property (under which such Person is lessor) entered into in the ordinary course of business, (e) licenses granted to third parties in the ordinary course of business, (f) transactions among Credit Parties, (g) transactions that constitute Permitted Investments or any redemption or repayment thereof, (h) transactions that constitute Restricted Payments permitted hereunder, or (i) pursuant to a Casualty Event. “Assignment and Assumption” means an assignment and assumption entered into by a Bank and an assignee (with the consent of any party whose consent is required by Section 9.4), and accepted by the Administrative Agent, in the form of Exhibit B or any other form (including electronic records generated by the use of an Electronic System) approved by the Administrative Agent. “Authorization” means, with respect to any Person, any authorization, order, permit, approval, grant, licence, consent, right, franchise, privilege, certificate, judgment, writ, injunction, award, determination, direction, decree, by-law, rule or regulation of any Governmental Authority having jurisdiction over such Person or its property, whether or not having the force of Law. “Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution. “Bail-In Legislation” means: (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule; and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation, or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other

- 5 - 1399-1964-3930.19 Supplementary Terms Agreement – i-80 Gold Corp. financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceeding). “Banks” means the Persons listed as Banks on Schedule 2.1 and any other Person that shall have become a party hereto as a Bank pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. “Bank Affiliate” means, (a) with respect to any Bank, (i) an Affiliate of such Bank, or (ii) any Person that is engaged in making, purchasing, holding or otherwise investing in prepaid forward arrangements and similar extensions of credit in the ordinary course of its business and is administered or managed by a Bank or an Affiliate of such Bank, and (b) with respect to any Bank that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in prepaid forward arrangements and similar extensions of credit and is managed by the same investment advisor as such Bank or by an Affiliate of such investment advisor. “Bank Termination Date” means the first date on which: (a) all Secured Prepaid Forward Commitments have expired or been terminated; and (b) all Secured Prepaid Forward Obligations and all fees, indemnities and other amounts due and payable hereunder shall have been paid in full. “Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”. “BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party. “BIA” means the Bankruptcy and Insolvency Act (Canada). “Blocked Party” means any Restricted Party that is (a) listed on OFAC’s list of “Specially Designated Nationals and Blocked Persons,” or, (b) listed on a United Nations Security Council, European Union, United Kingdom, or Canada list of asset freeze targets; or (c) 50% or more owned by, controlled by (as applicable under relevant law), or acting for or on behalf of one or more persons described in (a) or (b). “Bonding Obligation” means any reimbursement or indemnity obligation in respect of performance bonds, reclamation bonds and indemnities, surety bonds, appeal bonds, completion guarantees, letters of credit and letters of guarantee or like instruments issued to secure performance obligations incurred in the ordinary course of business. “Business” means (a) mineral exploration, extraction, processing and sale and (b) any business that is the same, similar or otherwise reasonably related, ancillary or complementary thereto. “Business Day” means any day that is not a Saturday, Sunday or holiday (as defined in the Interpretation Act (Canada)) in Toronto, Ontario, Montreal, Québec, or Sydney, Australia.

- 6 - 1399-1964-3930.19 Supplementary Terms Agreement – i-80 Gold Corp. “Canadian Dollars” and “Cdn.$” refer to lawful currency of Canada. “Canadian GSA” means the Ontario law multi-party general security agreement dated as of the date hereof between each Credit Party from time to time party thereto and the Administrative Agent for the benefit of the Secured Parties constituting a first-priority Lien (subject to Permitted Liens) over all present and future personal property of such Credit Parties other than Excluded Property. “Capital Expenditures” means, with respect to any Person for any period, all expenditures (whether paid in cash or accrued as a liability, including the portion of Capital Lease Obligations originally incurred during such period that are capitalized) of such Person during such period that, in conformity with U.S. GAAP, are included in “capital expenditures”, “additions to property, plant or equipment” or comparable items. “Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases or financing leases on a balance sheet of such Person under U.S. GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with U.S. GAAP. “Cash Balance” means, at any time, the aggregate amount of cash and Cash Equivalents of the Company, determined on a Consolidated basis as at such time. “Cash Equivalents” means any of the following: (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the Government of Canada or of any Canadian province (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the Government of Canada or of such Canadian province), in each case maturing within one year from the date of acquisition thereof; (b) investments in certificates of deposit and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of Canada or of any Canadian province which has a combined capital surplus and undivided profits of not less than and a senior unsecured rating of “A-” or better by S&P and “A3” or better by Moody’s; (c) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the Government of the United States of America or any state thereof (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the Government of the United States of America or any state), in each case maturing within one year from the date of acquisition thereof; (d) marketable and freely tradeable securities evidencing direct obligations of corporations, hospitals, municipal boards or school boards having, at the date of acquisition, a rating from DBRS of A, from Moody’s of A 2 or from S&P of A, in each case maturing within 180 days from the date of acquisition thereof; or (e) credit balances in bank accounts and securities accounts not prohibited hereunder.

- 7 - 1399-1964-3930.19 Supplementary Terms Agreement – i-80 Gold Corp. “Casualty Event” means, with respect to any Person, the expropriation, condemnation, destruction or other involuntary loss of all or any portion of its business, assets, rights, revenues or property, real, personal or mixed, tangible or intangible, for which such Person receives insurance proceeds or proceeds of condemnation award or other compensation. “CCAA” means the Companies’ Creditors Arrangement Act (Canada). “Change of Control” means: (a) the ownership, directly or indirectly, beneficially or of record, by any Person or group of Persons acting jointly or otherwise in concert, of Equity Securities representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Equity Securities of the Company; (b) the occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were neither (i) nominated by the board of directors of the Company nor (ii) appointed by directors so nominated; (c) the direct or indirect Control of the Company by any Person or group of Persons acting jointly or otherwise in concert; or (d) a Credit Party ceasing to be a Wholly-Owned Subsidiary of the Company. For the avoidance of doubt, an agreement to cause any of the aforementioned events to occur shall not in and of itself result in a Change of Control, which shall only occur upon actual consummation. “Closing Date” means March 23, 2026, being the date on which this Agreement is executed and delivered by the parties hereto. “Code” means the Internal Revenue Code of 1986, as amended from time to time. “Collateral” means the property of the Credit Parties described in and subject to the Liens, privileges, priorities and security interests purported to be created by any Security Document. “Collateral Agency Agreement” means that certain agency agreement, by and among Au-Reka Gold LLC, Goldcorp Dee LLC, Osgood Mining Company LLC, Premier Gold Mines USA, Inc., Ruby Hill Mining Company, and any other Credit Party from time to time party thereto, the Administrative Agent and the Collateral Agent, as the mine collateral agent thereunder. “Collateral Agent” means Computershare Trust Company, N.A., as mine collateral agent under the Collateral Agency Agreement. “Company” means i-80 Gold Corp., a British Columbia corporation. “Company Guarantee” means the multi-party unlimited guarantee dated as of the date hereof in favour of the Administrative Agent with respect to the debts, liabilities and obligations of the Company under the Credit Documents. “Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

- 8 - 1399-1964-3930.19 Supplementary Terms Agreement – i-80 Gold Corp. “Compliance Certificate” means a certificate of the Company in the form attached hereto as Exhibit A, signed by a Responsible Officer of the Company. “Consolidated” means, when used with respect to any financial term, financial covenant, financial ratio or financial statement, such financial term, financial covenant, financial ratio or financial statement calculated, prepared or determined, as applicable, for the Company on a consolidated basis in accordance with U.S. GAAP, consistently applied. “Control” means, in respect of a particular Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. “Covered Entity” means any of the following: (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Covered Party” has the meaning set out in Section 9.20. “Credit Documents” means this Agreement, the Security Documents, the Secured Prepaid Forward Arrangements, the Fee Letter, the Orion Intercreditor Agreement, together with any other document, instrument or agreement now or hereafter entered into in connection with this Agreement or the Secured Prepaid Forward Arrangements (including any document, instrument or agreement with respect to any Secured Hedge Arrangement), as such documents, instruments or agreements may be amended, modified or supplemented from time to time. “Credit Parties” means, collectively, the Company and the Guarantors, and “Credit Party” means any one of them. “DBRS” means DBRS Limited, or its successor. “Debt Service” means, with respect to any future period, the aggregate amount of all scheduled Payments on Indebtedness required to be made by the Company (other than to another Group Party), determined on a Consolidated basis for such period. For the avoidance of doubt, such amount (i) with respect to a Secured Prepaid Forward Arrangement shall be scheduled volume of ounces deliverable over a period in question multiplied by the forward equivalent-price, being the fixed discount to the LBMA PM Fix, as set out therein, and (ii) shall, where applicable, be determined based upon the interest rate as in effect at the date of determination. “Debt Service Coverage Ratio” means, at any date, the ratio of: (i) Forecast CFADS; to

- 9 - 1399-1964-3930.19 Supplementary Terms Agreement – i-80 Gold Corp. (ii) Debt Service; in each case, for (A) the Forecast Rolling Period commencing on the Fiscal Quarter beginning April 1, 2028 and (B) each Forecast Rolling Period commencing on the first day of each Fiscal Quarter from and after July 1, 2028 to and including the Prepaid Forward Termination Date. “Default” means any event or condition that constitutes an Event of Default or that, upon notice, lapse of time or both, would, unless cured or waived, become an Event of Default. “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “Defined Benefit Plan” means a pension plan registered under the ITA, the Pension Benefits Act (Ontario) or any other applicable Canadian pension standards legislation which contains a “defined benefit provision”, as such term is defined in subsection 147.1(1) of the ITA. “Depreciation Expense” means, with respect to any period, the collective depreciation, depletion impairment and amortization expense of the Company for such period, determined on a Consolidated basis. “Development Projects” means, collectively, (a) the refurbishment of the Lone Tree CIL Processing and Autoclave Facility, (b) the construction of the Archimedes Underground Mine, (c) the construction of the Granite Creek Underground Mine, and (d) on and after , if the applicable Group Party has not by sold, transferred, assigned or otherwise disposed of the FAD Property, or entered into a binding agreement to sell, transfer, assign or otherwise dispose of the FAD Property, the construction of Golden Hill Mining LLC’s gold mine located on the FAD Property, commonly known as the FAD Project, and all assets, property and undertaking used, intended for use in, or forming part of, each such mine and facility. “Discount Rate” means 7.5 % per annum. “Disqualified Equity Security” means any Equity Security that, by its terms (or by the terms of any security or other Equity Security into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Permitted Cure Securities), pursuant to a sinking fund obligation or otherwise, (b) is redeemable at the option of the holder thereof (other than solely for Permitted Cure Securities), in whole or in part, (c) provides for the scheduled payments of dividends or distributions in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Security that would constitute a Disqualified Equity Security, in each case, prior to the date that is ninety- one (91) days after the Prepaid Forward Termination Date. “Earn-Out Debt” means any contingent unsecured amounts payable by a purchaser following completion of an Acquisition as purchase price consideration, whether based on future performance, future profitability, or otherwise. For the avoidance of doubt, reimbursement or indemnity obligations, normal course closing or post-closing adjustments or holdbacks paid into escrow shall not constitute Earn-Out Debt. Notwithstanding the treatment under U.S. GAAP, (i) no Earn-Out Debt will be included as Indebtedness in the calculation of the Net Total Leverage Ratio or Net Senior Leverage Ratio until the amount of the payment for such Earn-Out Debt has been determined and becomes payable in a fixed amount and (ii) to the extent that any Earn-Out Debt is included in the calculation of the Net Total Leverage Ratio or Net Senior Leverage Ratio, then for

- 10 - 1399-1964-3930.19 Supplementary Terms Agreement – i-80 Gold Corp. purposes of such calculation, any portion of such Earn-Out Debt that is payable in Equity Securities (which for greater certainty shall not include Equity Securities of any Group Party other than the Company) shall be excluded from the amount of Indebtedness included in the calculation thereof. “EBITDA” means, for any period, an amount equal to Net Income for such period minus, to the extent included in such Net Income (but without duplication): (a) any non-cash income and gains (including unrealized mark-to-market gains under Hedge Arrangements), except to the extent that such income or gains will inevitably result in future cash receipts; (b) any cash expenses and losses to the extent previously deducted in a prior period as a non- cash expense or loss under clause (g) below; and (c) any extraordinary or non-recurring income and gains; plus, to the extent deducted from such Net Income (but without duplication): (d) Interest Expense; (e) Income Tax Expense; (f) Depreciation Expense; (g) any non-cash expenses and losses (including unrealized mark-to-market losses under Hedge Arrangements); and (h) any extraordinary or non-recurring charges, expenses or losses; all determined on a Consolidated basis with respect to such period; provided that: (i) EBITDA shall be Annualized for the first three Fiscal Quarters following April 1, 2028; (j) in respect of (i) each Person which has become a Subsidiary in such period, or (ii) an Acquisition of assets in such period, EBITDA shall be determined as if (A) such Person had been a Subsidiary during the entire such period, or (B) such EBITDA producing assets had been possessed by such Person during the entire such period, as applicable; and (k) in respect of (i) each Person which has ceased to be a Subsidiary in such period, or (ii) a disposition or sale of assets during such period, EBITDA shall be determined as if (A) such Person had not been a Subsidiary during the entire such period, or (B) such EBITDA producing assets had not been possessed by such Person during the entire such period, as applicable. “EBITDA Coverage Percentage” means the fraction, expressed as a percentage: (a) the numerator of which is the aggregate Subject EBITDA of the Credit Parties, in each case determined on an unconsolidated basis and excluding all income from Group Parties; and (b) the denominator of which is EBITDA.

- 11 - 1399-1964-3930.19 Supplementary Terms Agreement – i-80 Gold Corp. “EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent. “EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway. “EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution. “EHS Guidelines” means the World Bank Group Environmental, Health and Safety General Guidelines (April 2007) and Environmental, Health and Safety Guidelines for Mining (December 2007), as amended, supplemented or superseded from time to time. “Environmental and Social Laws and Standards” means: (a) the EHS Guidelines; (b) any Environmental Law with respect to any Project; and (c) any Social Law with respect to any Project. “Electronic Signature” means an electronic sound, symbol or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record. “Electronic System” has the meaning set out in Section 9.1(4). “Environmental Laws” means all Laws, including U.S. Environmental Laws, relating in any way to the environment, preservation or reclamation of natural resources, the generation, use, handling, collection, treatment, storage, transportation, recovery, recycling, release, threatened release or disposal of any pollutants or contaminants, or to health and safety matters. “Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities) of any Group Party directly or indirectly resulting from or based upon (a) the violation of any Environmental Laws, (b) the generation, use, handling, collection, treatment, storage, transportation, recovery, recycling or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) any Release or threatened Release, or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing. “Equity Securities” means, with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting and non-voting) of, such Person’s capital, whether outstanding on the date hereof or issued after the date hereof, including any interest in a partnership, limited partnership or other similar Person and any beneficial interest

- 12 - 1399-1964-3930.19 Supplementary Terms Agreement – i-80 Gold Corp. in a trust, and any and all rights, warrants, debt securities, options or other rights exchangeable for or convertible into any of the foregoing. “Equivalent Amount” with respect to any two currencies, the amount obtained in one such currency when an amount in the other currency is converted into the first currency using the spot rate of exchange for such conversion as quoted by the Bank of Canada at the close of business on the Business Day that such conversion is to be made (or, if such conversion is to be made before close of business on such Business Day, then at close of business on the immediately preceding Business Day) and, in either case, if no such rate is quoted, the spot rate of exchange quoted for wholesale transactions by the Administrative Agent in Toronto, Ontario on the Business Day such conversion is to be made in accordance with its normal practice. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder. “ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with any Credit Party within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code or Section 302 of ERISA). “ERISA Event” means (a) a Reportable Event with respect to a U.S. Pension Plan; (b) the failure by any Credit Party or any ERISA Affiliate to meet all applicable requirements under the Pension Funding Rules or the filing of an application for the waiver of the minimum funding standards under the Pension Funding Rules; (c) the incurrence by any Credit Party or any ERISA Affiliate of any liability pursuant to Section 4063 or 4064 of ERISA or a cessation of operations with respect to a U.S. Pension Plan within the meaning of Section 4062(e) of ERISA; (d) a complete or partial withdrawal by any Credit Party or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is insolvent (within the meaning of Title IV of ERISA); (e) the filing of a notice of intent to terminate a U.S. Pension Plan under, or the treatment of a U.S. Pension Plan amendment as a termination under, Section 4041 of ERISA; (f) the institution by the PBGC of proceedings to terminate a U.S. Pension Plan; (g) any event or condition that constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any U.S. Pension Plan; (h) the determination that any U.S. Pension Plan is in at-risk status (within the meaning of Section 430 of the Code or Section 303 of ERISA) or that a Multiemployer Plan is in endangered or critical status (within the meaning of Section 432 of the Code or Section 305 of ERISA); (i) the imposition or incurrence of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Credit Party or any ERISA Affiliate; (j) the engagement by any Credit Party or any ERISA Affiliate in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; (k) the imposition of a lien upon any Credit Party pursuant to Section 430(k) of the Code or Section 303(k) of ERISA; or (l) the making of an amendment to a U.S. Pension Plan that could result in the posting of bond or security under Section 436(f)(1) of the Code. “Erroneous Payment” has the meaning assigned to it in Section 8.11(1). “Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 8.11(4). “EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

- 13 - 1399-1964-3930.19 Supplementary Terms Agreement – i-80 Gold Corp. “Events of Default” has the meaning set out in Section 7.1. “Excluded Property” has the meaning set out in the Canadian GSA or U.S. GSA, as applicable. “Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of a guarantee of such Guarantor of, or the grant by such Guarantor of a Lien to secure, such Swap Obligation (or any guarantee thereof) is or has become illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof), including by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time such guarantee or Lien becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or Lien is or becomes illegal. “Existing Convertible Indebtedness” means all indebtedness, liabilities and obligations of the Group Parties under or pursuant to the convertible debenture indenture made as of February 22, 2023 among, the Company and TSX Trust Company, as supplemented by a first supplemental indenture dated as of February 28, 2025, and other document, instrument or agreement entered into by the Group Parties in connection with the foregoing. “Existing Royalty Agreements” means, collectively, the Royalty Agreements set forth in Schedule 1.1(B). “Export Controls” means: (a) applicable export control laws and regulations imposed, administered, or enforced by the U.S. government, including the Arms Export Control Act (22 U.S.C. § 1778), the Export Control Reform Act of 2018 (50 U.S.C. §§ 4801-4861), the International Traffic in Arms Regulations (22 C.F.R. Parts 120–130), and the Export Administration Regulations (15 C.F.R. Parts 730-774); and (b) applicable export control laws and regulations imposed, administered or enforced by any other country, except to the extent inconsistent with U.S. law. “FAD Property” means the 1,468 hectare land package owned by Golden Hill Mining LLC located immediately south of, and adjoining, the Company’s Ruby Hill Property in Eureka County, Nevada. “Fair Market Value” means, with respect to any asset or group of assets at any date, the value of the consideration obtainable in a sale of such asset at such date assuming a sale by a willing seller to a willing purchaser dealing at arm’s length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset, or, if such asset shall have been the subject of a relatively contemporaneous appraisal by an independent third party appraiser, the basic assumptions underlying which have not materially changed since its date, the value set out in such appraisal. “Fee Letter” means the letter dated as of February 11, 2026 among the Administrative Agent and the Company relating to the payment of certain fees by the Company. “Fiscal Quarter” means any fiscal quarter of the Company. “Fiscal Year” means any fiscal year of the Company.

- 14 - 1399-1964-3930.19 Supplementary Terms Agreement – i-80 Gold Corp. “FN No Interest Letter” means the no interest letter dated as of the Closing Date between the Administrative Agent and Franco-Nevada U.S. Corporation in respect of the royalty granted pursuant to the Franco Nevada Royalty Sale. “Forecast CFADS” means, for any period and without duplication, the sum of: (a) the Equivalent Amount in U.S. Dollars (calculated at the date of determination of Forecast CFADS): (i) in the case of any gold which is covered by a Hedge Arrangement in effect on the relevant date of calculation, at the price for delivery of gold specified in such Hedge Arrangement (or, if no price other than a floor price for delivery of gold is specified in such Hedge Arrangement, then the reference price in paragraph (a)(ii) below, or the floor price, whichever is the highest); and (ii) in the case of all other such gold, at 80% of the LBMA Gold Price published by the London Bullion Market Association on the relevant date of calculation, in each case of the total estimated gold to be produced from the Projects during such period as calculated from the Life of Mine Plan; plus (b) the total amount (calculated in U.S. dollars) of any other amount projected to be realised by the Group Parties during such period as reflected in the Life of Mine Plan; less (c) projected Project Costs during such period; less (d) all payments projected to be actually made by the Group Parties (after taking into account any daily settlement netting or similar provisions) during such period under Hedge Arrangements entered into by the Group Parties; less (e) all payments projected to be made in such period in respect of Royalty Agreements and Stream Agreements, in each case, as set forth in the Life of Mine Plan. “Forecast Rolling Period” means, with respect to each Fiscal Quarter, such Fiscal Quarter taken together with the three Fiscal Quarters thereafter. “Franco Nevada Royalty Sale” means the sale by Premier Gold Mines USA, Inc., Au-Reka Gold LLC, Ruby Hill Mining Company, LLC, Goldcorp Dee LLC and Osgood Mining Company, LLC to Franco-Nevada U.S. Corporation of a one and one-half percent (1.5%) net smelter return royalty paid until December 31, 2030, increasing effective January 1, 2031 to a three percent (3.0%) net

- 15 - 1399-1964-3930.19 Supplementary Terms Agreement – i-80 Gold Corp. smelter return royalty, pursuant to the net smelter return royalty agreement dated as of March 16, 2026. “Future Project Authorizations” means, at any time, those Project Authorizations which at such time are not then: (a) necessary or required for the development, construction, operation or maintenance of a Project at its then-current stage in accordance with, and as then contemplated by, the Life of Mine Plan; or (b) otherwise required to be in effect under the terms of applicable Law. “Good Industry Practice” means the degree of care and skill, diligence, prudence (financial and operational), foresight and operating practice which would reasonably and ordinarily be expected from a skilled operator engaging in the same type of undertaking as the Projects, under similar circumstances. “Governmental Authority” means the Government of Canada or the United States, any other nation or any political subdivision thereof, whether provincial, state, territorial or local, and any agency, authority, instrumentality, regulatory body, court, central bank, fiscal or monetary authority or other authority regulating financial institutions, and any other entity or supra-national body exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, including the Bank Committee on Banking Regulation and Supervisory Practices of the Bank of International Settlements, the European Union and the European Central Bank. “Granite Creek Mortgage” means the Nevada law deed of trust over the Granite Creek Property from Osgood Mining Company LLC and Premier Gold Mines USA, Inc. to be granted in favour of the Collateral Agent for benefit of the Administrative Agent, as the beneficiary thereunder. “Granite Creek Property” means the land package owned by Osgood Mining Company LLC and Premier Gold Mines USA, Inc., located on the eastern flank of the Osgood Mountains northwest of Winnemucca in Humboldt County, Nevada. “Granite Creek Underground Mine” means the underground mine to be built on the Granite Creek Property. “Group Parties” means, collectively, the Company and all Subsidiaries, and “Group Party” means any one of them. “Guarantee” of or by any Person (in this definition, the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (in this definition, the “primary credit party”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect: (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof (whether in the form of a loan, advance, stock purchase, capital contribution or otherwise);

- 16 - 1399-1964-3930.19 Supplementary Terms Agreement – i-80 Gold Corp. (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof; (c) to maintain working capital, equity capital solvency, or any other balance sheet, income statement or other financial statement condition or liquidity of the primary credit party so as to enable the primary credit party to pay such Indebtedness or other obligation; or (d) as an account party in respect of any letter of credit or letter of guarantee issued to support such Indebtedness or other obligation. The term Guarantee shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee in respect of Indebtedness shall be deemed to be an amount equal to the stated or determinable amount of the related Indebtedness (unless the Guarantee is limited by its terms to a lesser amount, in which case to the extent of such amount) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guarantor in good faith. “Guarantor” means any Person that has entered into, or acceded to, the Company Guarantee. “Hazardous Materials Indemnities” means those certain hazardous materials undertaking and unsecured indemnities granted by each of the applicable Credit Parties as the indemnitors thereunder in favor of the Collateral Agent. “Hazardous Materials” means any substance, product, liquid, waste, pollutant, chemical, contaminant, insecticide, pesticide, gaseous or solid matter, organic or inorganic matter, fuel, micro organism, ray, odour, radiation, energy, vector, plasma, constituent or other material which (a) is or becomes listed, regulated or addressed, is or becomes subject to standards of conduct or gives rise to liability under any Environmental Laws (b) is, or is deemed to be, alone or in any combination, hazardous, hazardous waste, toxic, a pollutant, a deleterious substance, a contaminant or a source of pollution or contamination under any Environmental Laws, including asbestos, cyanide, petroleum and petroleum derivatives, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, urea formaldehyde, salts, flammable materials, explosives, perfluoroalkyl and polyfluoroalkyl substances, radioactive materials, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Laws (c) any substance defined as “solid waste” under Nev. Rev. Stat. chs. 444 or 444A, or as a “regulated substance”, “hazardous substance”, “highly hazardous substance” or hazardous waste” under Nev. Rev. Stat. ch 459. “Hedge Arrangement” means any derivative transaction entered into in connection with protection against, or benefit from, fluctuation in any rate or price. For the avoidance of doubt, the entry into an ISDA Master Agreement and the schedule thereto shall not in and of themselves constitute a Hedge Arrangement, but each trade documented pursuant to a confirmation entered into thereunder shall constitute a Hedge Arrangement. “Hedge Exposure” of a Person means all obligations of such Person arising under or in connection with Hedge Arrangements; provided that: (a) when calculating the value of a Hedge Arrangement only the mark-to-market value (or, if any actual amount is due as a result of the termination or close-out of such Hedge Arrangement, that amount) shall be taken into account; and

- 17 - 1399-1964-3930.19 Supplementary Terms Agreement – i-80 Gold Corp. (b) the Hedge Exposure with respect to any counterparty shall be calculated on an aggregate net basis after taking into account all amounts owing by such counterparty to such Person under Hedge Arrangements. “Hostile Acquisition” means a proposed Acquisition by any Credit Party in circumstances in which the Target shall not have, as of the date of the Company’s Acquisition Notice in respect of such Acquisition, evidenced its agreement or agreement in principle to such Acquisition by means of (a) a definitive agreement of purchase and sale, (b) a letter of intent in respect thereof, or (c) any other document, instrument, opinion or other writing satisfactory to the Banks. “Income Tax Expense” means, with respect to any period, the aggregate of all taxes on income of the Company for such period, whether current or deferred and net of any incentive or similar tax credits, determined on a Consolidated basis. “Indebtedness” of any Person means, without duplication: (a) all obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments; (c) all obligations of such Person upon which interest charges are customarily paid (other than Taxes); (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person; (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business); (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed; (g) all Guarantees by such Person of Indebtedness of others; (h) all Capital Lease Obligations of such Person; (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guarantee (other than Bonding Obligations); (j) all Prepaid Forward Indebtedness; (k) all Hedge Exposure to the extent due and payable; and (l) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value (other than for other Equity Securities) any Equity Securities of such Person, valued, in the case of redeemable Equity Securities, at the greater of voluntary or involuntary redemption price, plus accrued and unpaid dividends.

- 18 - 1399-1964-3930.19 Supplementary Terms Agreement – i-80 Gold Corp. For the avoidance of doubt, Indebtedness shall not include Bonding Obligations, the Orion Obligations, or obligations under the Lone Tree Contingent Consideration Agreement or the McCoy Cove Contingent Consideration Agreement. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a partner, general partner or limited partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity. “Indemnitee” has the meaning set out in Section 9.3(2). “Initial Security Documents” means the materials described in Schedule 1.1(A). “Intellectual Property” means any industrial and intellectual property, and intellectual property rights, whether registered or not, including without limitation, patents, patent applications, trade marks, trade mark applications, trade names, service marks, copyrights, industrial designs, integrated circuit topographies, ideas, inventions (whether or not patented), franchises, get-up and trade dress, designs, works, methods, business names, indicia of origin, plant breeders’ rights, urls, domain names, tag lines, data, know how and trade secrets. “Interest Expense” means, with respect to any period, the interest expense of the Company for such period, determined on a Consolidated basis. “Investment” means, as applied to any Person (the “investor”), any direct or indirect: (a) purchase or other acquisition by the investor of Equity Securities of any other Person or any beneficial interest therein; (b) purchase or other acquisition by the investor of bonds, notes, debentures or other debt securities of any other Person or any beneficial interest therein; (c) loan or advance to any other Person, other than (i) advances to employees for expenses incurred (or to be incurred) in the ordinary course of business, and (ii) accounts receivable arising from goods or services provided to such other Person in the ordinary course of the investor’s business; and (d) capital contribution by the investor to any other Person, provided that an Acquisition shall not constitute an Investment. “IRS” means the United States Internal Revenue Service. “ISDA Master Agreement” means an agreement in the form of an ISDA Master Agreement (Multi-Currency – Cross Border) or 2002 ISDA Master Agreement, in each case, as published by ISDA, including the Schedule thereto and any Confirmation thereunder (each as defined therein). “ITA” means the Income Tax Act (Canada), as amended from time to time. “Laws” means all federal, provincial, municipal, foreign and international statutes, acts, codes, ordinances, decrees, treaties, rules, regulations, municipal by-laws, judicial or arbitral or administrative or ministerial or departmental or regulatory judgments, orders, decisions, rulings or awards or any provisions of the foregoing, including general principles of common and civil law

- 19 - 1399-1964-3930.19 Supplementary Terms Agreement – i-80 Gold Corp. and equity, and all policies, practices and guidelines of any Governmental Authority binding on or affecting the Person or such Person’s property referred to in the context in which such word is used (including, in the case of tax matters, any accepted practice or application or official interpretation of any relevant taxation authority); and “Law” means any one or more of the foregoing. “Legal Reservations” means: (a) the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors; (b) the time barring of claims under the Limitation Act, 2002 (Ontario), as amended, and similar legislation in any other applicable jurisdiction; and (c) any other matters which are set out as qualifications or reservations as to matters of law of general application in the legal opinions furnished to the Administrative Agent pursuant to this Agreement by legal counsel for a Group Party. “Lien” means, (a) with respect to any asset, any mortgage, deed of trust, lien (statutory or otherwise), deemed trust, pledge, hypothec, hypothecation, encumbrance, charge, security interest, royalty interest, adverse claim, defect of title or right of set off in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease, title retention agreement or consignment agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to any asset, and (c) any other arrangement having the effect of providing security. “Life of Mine Plan” means, with respect to the Projects and at any time, the most recent consolidated financial model delivered to, and accepted by, the Administrative Agent and the Required Banks (acting reasonably) containing annual cash flow projections (inclusive of income statement and cash flow statements for the applicable Group Parties) and, at any time with respect to the Projects, a forecast of the development (if any), operation and maintenance of the Projects for the current Fiscal Year plus the next following four Fiscal Years, and shall: (a) cover (i) for the 2026 and 2027 fiscal years, all Projects, and (ii) for the 2028 fiscal year and thereafter, the Archimedes Underground Mine, the Lone Tree CIL Processing and Autoclave Facility and the Granite Creek Underground Mine; (b) cover Capital Expenditure schedules, a detailed mine plan and schedule for ore tonnes and grade, waste movements, treatment schedule, mineral production, capital and operating costs, and abandonment, reclamation and rehabilitation costs, together with reasonable estimates of cash flows and other costs and expenses, in each case, in all material respects; and (c) be consistent in form of presentation with any model and/or forecast previously delivered to the Administrative Agent, provided that, in the case of any such projections and forecasts that relate, directly or indirectly, to a Project, until such Project commences to commercially produce or process Saleable Product, the Life of Mine Plan for any given Fiscal Year shall, unless otherwise agreed in writing between the Company and the Administrative Agent (on behalf of the Required Banks), reflect the initial

- 20 - 1399-1964-3930.19 Supplementary Terms Agreement – i-80 Gold Corp. projections and forecasts for such Project set out in the Agreed Development Project Technical Reports and reflected in the Life of Mine Plan delivered to the Administrative Agent from time to time. After a Project commences commercial production or processing of Saleable Product, the Life of Mine Plan for the Fiscal Year in which such commercial production or processing commences shall be revised so as to include updated, appropriate projections and forecasts for such Project and each Life of Mine Plan prepared by the Company thereafter shall treat the projections and forecasts from such Project in the same manner as it treats the other Projects which are not in development. “Liquidity” means, at any time, an amount equal to the sum of: (a) the Unrestricted Cash Balance, plus (b) the Undrawn Commitment Amount; in each case determined as at such time on a consolidated basis. “Loan Life Coverage Ratio” means, on any date, the ratio, of: (a) the Present Value of Forecast CFADS (assuming completion of the Phase 1 construction and operation of the Archimedes Underground Mine, the Lone Tree CIL Processing and Autoclave Facility and the Granite Creek Underground Mine) for the period commencing on such date and ending on the Prepaid Forward Termination Date; to (b) the Total Secured Prepaid Forward Amount on such date. “Lone Tree CIL Processing and Autoclave Facility” means the autoclave facility located on the Lone Tree Property. “Lone Tree Contingent Consideration Agreement” means the contingent consideration agreement dated as of September 3, 2021 delivered by the Company in favour of Nevada Gold Mines LLC in connection with the exchange agreement dated as of September 3, 2021 between Nevada Gold Mines LLC, Goldcorp Dee LLC, Au-Reka Gold LLC and the Company. “Lone Tree Mortgage” the Nevada law deed of trust over the Lone Tree Property from  Goldcorp Dee LLC to be granted in favour of the Collateral Agent for benefit of the Administrative Agent, as the beneficiary thereunder. “Lone Tree Property” means the approximately 4,856 hectare land package owned by Goldcorp Dee LLC located approximately 12 miles west of Battle Mountain, 50 miles east of Winnemucca, and 120 miles west of Elko, within Eureka County, Nevada. “Material Adverse Change” means any event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect. “Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations, or condition, financial or otherwise, of the Credit Parties taken as a whole, (b) the validity or enforceability of any of the Credit Documents, the rights and remedies of the Administrative Agent and the Banks thereunder, or the priority of the Liens created thereby, or (c) the ability of Credit Parties to perform their material obligations under the Credit Documents.

- 21 - 1399-1964-3930.19 Supplementary Terms Agreement – i-80 Gold Corp. “Material Contract” means any contract filed by the Company as a material contract on its SEDAR+ profile. “Material Indebtedness” means any Indebtedness (other than the Secured Liabilities) of any one or more Credit Parties in an aggregate principal amount exceeding . “Material Subsidiary” means each present and future Subsidiary: (a) that is a Credit Party; (b) required in order to maintain an Asset Coverage Percentage of not less than 90%; (c) required in order to maintain an EBITDA Coverage Percentage of not less than 90%; (d) that has Subject EBITDA for a Rolling Period, determined on an unconsolidated basis (excluding all revenues from, and expenses to, Group Parties), in excess of 10% of EBITDA for such Rolling Period; (e) that has assets with an aggregate gross book value, determined on an unconsolidated basis (excluding all accounts owing by, and Investments, in any Group Party), in excess of 10% of aggregate gross book value of the assets of the Company determined on a Consolidated basis; or (f) that owns or holds all or any portion of a Project (including, for certainty, any Development Projects), any Project Asset, any Project Mining Rights, or any Project Real Property; or (g) that holds Equity Securities in a Material Subsidiary; Compliance with the conditions set out above shall be determined by reference to the latest unaudited financial statements of such Subsidiary and the Consolidated financial statements of the Company. However, if a Person has become a Subsidiary since the date as at which the latest Consolidated financial statements of the Company were prepared, such financial statements shall be deemed to be adjusted in order to take into account such development. As of the Closing Date, the only Material Subsidiaries are Premier Gold Mines USA Inc., Au-reka Gold LLC, Goldcorp Dee LLC, Osgood Mining Company LLC, and Ruby Hill Mining Company LLC. For the avoidance of doubt, once a Material Subsidiary, always a Material Subsidiary except in the case of any Material Subsidiary pursuant to paragraph (g). “McCoy Cove Contingent Consideration Agreement” means the asset purchase agreement dated as of June 4, 2012 among Victoria Gold Corp., Victoria Resources (US) Inc., Premier Gold Mines Limited and Au-Reka Gold Corporation, pursuant to which Au-Reka Gold Corporation agreed to make certain additional payments based on cumulative gold production, as such agreement was assigned by Victoria Gold Corp. to Franco-Nevada U.S. Corporation. “McCoy-Cove Mortgage” the Nevada law deed of trust over the McCoy-Cove Property from  Au- Reka Gold LLC to be granted in favour of the Collateral Agent for benefit of the Administrative Agent, as the beneficiary thereunder.

- 22 - 1399-1964-3930.19 Supplementary Terms Agreement – i-80 Gold Corp. “McCoy-Cove Property” means the approximately 13,000 hectare land package owned by Au- Reka Gold LLC located in the Fish Creek Mountains, approximately 40 km southwest of Battle Mountain in Lander County, Nevada. “Mineral Point” means the gold and silver project located on the northern portion of the Ruby Hill Property in the Eureka mining district west of the town of Eureka, in Eureka County, Nevada. “Mineral Point Feasibility Study” means a feasibility study with respect to Mineral Point in accordance with NI 43-101. “Mineral Point Indebtedness” has the meaning ascribed thereto in clause (h) of the definition of “Permitted Indebtedness”. “Mineral Point Lode Claims” means the lode claims that comprise Mineral Point. “Mineral Point Release Conditions” means the satisfaction of each of the following conditions, in form and substance satisfactory to the Banks: (a) no Default shall have occurred and be continuing; (b) the Company shall have delivered to the Banks evidence that the Phase I Project Steady State has been achieved; (c) the Company shall have completed and delivered to the Banks the Mineral Point Feasibility Study; (d) the Company shall have received, and provided the Banks with copies of, all Authorizations necessary for the construction and development of Mineral Point; (e) the board of directors of the Company shall have approved the construction and development of Mineral Point; (f) the Banks shall have received the first three monthly scheduled Payments under the terms of the Secured Prepaid Forward Arrangements; (g) as of the most recently completed Fiscal Quarter, the Net Total Leverage Ratio is not more than 3.00:1:00; and (h) the Company has Liquidity of not less than U.S.$40,000,000. “Mining Rights” all patented and unpatented mining claims, millsite claims, mineral licences, mining concessions, mining leases, water rights, prospecting permits, surface leases, rights-of-way, easements or other authorities which, directly or indirectly, confer or may confer a right to prospect or explore for, or mine, any minerals or ores. “Moody’s” means Moody’s Investors Service, Inc. “Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Credit Party or any ERISA Affiliate makes or is obligated to

- 23 - 1399-1964-3930.19 Supplementary Terms Agreement – i-80 Gold Corp. make contributions, during the preceding five plan years has made or been obligated to make contributions, or has any liability. “Multiple Employer Plan” means a plan with respect to which any Credit Party or any ERISA Affiliate is a contributing sponsor, and that has two or more contributing sponsors at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA. “Net Income” means, with respect to any period, the net income of the Company for such period, determined on a Consolidated basis and including, for certainty, revenue in such period attributable to minerals delivered pursuant to Prepaid Forward Arrangements, calculated by reference to the initial price for such minerals set forth in such Prepaid Forward Arrangements. For greater certainty, the initial price is the forward equivalent-price, being the fixed discount to the LBMA PM Fix as set out in the Prepaid Forward Arrangements. “Net Senior Indebtedness” means, at any time, an amount equal to the Total Secured Prepaid Forward Amount less the Unrestricted Cash Balance, in each case as at such time. “Net Senior Leverage Ratio” means, at any time, the ratio of (a) Net Senior Indebtedness at such time to (b) EBITDA for the most recently completed Rolling Period. “Net Total Indebtedness” means, at any time, an amount equal to Total Indebtedness less the Unrestricted Cash Balance, in each case as at such time. “Net Total Leverage Ratio” means, at any time, the ratio of (a) Net Total Indebtedness at such time to (b) EBITDA for the most recently completed Rolling Period. “Non-Credit Party Subsidiary” means any Subsidiary that is not a Credit Party. “Non-Party Beneficiary” means any Bank or Indemnitee that is not a Party. “OFAC” means the United States Treasury Department’s Office of Foreign Assets Control. “Offtake Agreements” means (i) the amended and restated offtake agreement dated as of August 23, 2023 between, among others, Goldcorp Dee LLC, as seller, the other Credit Parties party thereto, and Vox Royalty Cayman SEZC (as assignee of TRR Offtakes LLC), as purchasers’ agent, (ii) the offtake agreement dated as of February 7, 2025 between, among others, Osgood Mining Company, LLC and Ruby Hill Mining Company, LLC, as sellers, the other Credit Parties party thereto, and OMF Fund III (HG) Ltd., as purchasers’ agent, and (iii) any other offtake agreement entered into from time to time by the Credit Parties or any of them. “Orion Indebtedness” means all indebtedness, liabilities and obligations of the Group Parties under or pursuant to: (a) the amended and restated convertible credit agreement dated as of January 15, 2025 (as amended) among, among others, the Company, as borrower, the Premier Gold Mines USA, Inc., Osgood Mining Company, LLC and Ruby Hill Mining Company, LLC, as guarantors, OMF Fund III (F) Ltd. and the other lenders party thereto, as lenders, and OMF Fund III (F) Ltd., as administrative agent; and (b) the amended and restated gold prepay purchase and sale agreement dated as of September 20, 2023 (as amended and otherwise modified) among, among others, the Company, as seller, the Premier Gold Mines USA, Inc., Osgood Mining Company, LLC and Ruby Hill Mining Company, LLC, as guarantors, OMF Fund III (HG) Ltd. and the other buyers party thereto, as buyers, and OMF Fund III (HG) Ltd., as administrative agent, and, in each case, any

- 24 - 1399-1964-3930.19 Supplementary Terms Agreement – i-80 Gold Corp. other document, instrument or agreement entered into by the Group Parties in connection with any of the foregoing. “Orion Intercreditor Agreement” means the intercreditor agreement between the Administrative Agent (on behalf of the Secured Parties), OMF Fund III (HG) Ltd., as administrative agent of the purchasers under the Orion Silver Purchase Agreement, and the Company and the other Credit Parties party thereto, providing for the subordination and postponement of the Orion Obligations, such agreement to be in form and substance satisfactory to the Banks (on the Closing Date) in their reasonable discretion. “Orion Obligations” means all indebtedness, liabilities and obligations of the Group Parties under or pursuant to the Orion Silver Purchase Agreement, and any other document, instrument or agreement entered into by the Group Parties in connection therewith. “Orion Ordinary Course Obligations” means “Ordinary Course Stream Obligations”, as defined in the Orion Intercreditor Agreement. “Orion Silver Purchase Agreement” means the purchase and sale agreement (silver) dated as of December 13, 2021 among, among others, the Company, as seller, the Premier Gold Mines USA, Inc., Osgood Mining Company, LLC and Ruby Hill Mining Company, LLC, as guarantors, OMF Fund III (HG) Ltd. and the other purchasers party thereto, as purchasers, and OMF Fund III (HG) Ltd., as administrative agent. “Party” means a party to this Agreement, and reference to a Party includes its successors and permitted assigns and “Parties” means every Party. “Patriot Act” means the USA PATRIOT Act of 2001 , Title III of Pub. L. 107-56 (signed into law on October 26 of 2001). “Payment” means, with respect to any obligation, (a) any payment or distribution by any Person of cash, securities, or other form of property, including by the exercise of a right of set-off or in any other manner, on account of such obligations, (b) any redemption, purchase or other acquisition of such obligation by the Person owing such obligation; or (c) in the case of a Prepaid Forward Arrangement or a Stream Agreement, the delivery of physical minerals pursuant thereto. “PBGC” means the Pension Benefit Guaranty Corporation. “Pension Funding Rules” means the rules of the Code and ERISA regarding minimum funding standards and minimum required contributions (including any installment payment thereof) to Pension Plans and Multiemployer Plans and set forth in Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA. “Pension Plan” means a “registered pension plan”, as such term is defined in subsection 248(1) of the ITA (including, for greater certainty and without limitation, a Defined Benefit Plan), which is or was sponsored, administered or contributed to, or required to be contributed to, by any Group Party or under which any Group Party has or may incur any actual or contingent liability. “Perfection Certificates” means the certificates in substantially the form delivered on the Closing Date and identified as such and delivered by the Company from time to time hereunder pursuant to

- 25 - 1399-1964-3930.19 Supplementary Terms Agreement – i-80 Gold Corp. which information relevant to the perfection of the Liens granted under the Security Documents is communicated, and “Perfection Certificate” means any one of them. “Permitted Acquisition” means any Acquisition: (a) the Acquisition Cost of which is funded entirely by the proceeds of the issuance of Equity Securities of the Company; (b) with respect to which an Acquisition Notice has been provided no fewer than 30 days in advance of such Acquisition; (c) when no Default or Event of Default has occurred and is continuing or would be caused thereby; (d) which is of a Target carrying on a business which is the same as or related, ancillary or complementary to the Business (or if an asset Acquisition, is of assets used or useful in the Business); (e) in respect of which the Secured Parties will have: (i) if such Acquisition is of assets, a first-priority Lien (subject only to Permitted Liens) over the assets to be acquired (other than Excluded Property); and (ii) if such Acquisition is an Acquisition of Equity Securities of a Target that will be a Material Subsidiary, a full recourse guarantee (by way of accession to the Company Guarantee) from, and a first-priority Lien (subject only to Permitted Liens) over the assets of, such Target and its subsidiaries that are also Material Subsidiaries; (f) in respect of which the Company has demonstrated to the Banks’ satisfaction, acting reasonably, that after giving effect to such Acquisition, the Company will be in compliance with the financial covenants in Section 5.1(11) as at the date of such Acquisition and on a pro forma basis after giving effect to such Acquisition; (g) which, if such Acquisition is an Acquisition of Equity Securities of any Target, the applicable Group Party acquires not less than 100% of the Equity Securities of such Target; (h) where if such Acquisition is an Acquisition of Equity Securities of any Person, such Person is organized under the laws of a jurisdiction located in a Permitted Jurisdiction; and (i) where the tangible assets being acquired (either directly or indirectly) are located exclusively in a Permitted Jurisdiction; provided that, notwithstanding the foregoing, a Hostile Acquisition shall not be a Permitted Acquisition.

- 26 - 1399-1964-3930.19 Supplementary Terms Agreement – i-80 Gold Corp. “Permitted Convertible Indebtedness” means unsecured Indebtedness of the Company which is convertible into Equity Securities of the Company, in an aggregate principal amount not to exceed at any time outstanding, provided that such Indebtedness: (a) if incurred at any time after the Closing Date, does not result in a Default or Event of Default at the time of its incurrence, and no Default or Event of Default has occurred and is continuing at the time of its incurrence, as evidenced by a Compliance Certificate prepared on a pro forma basis after giving effect to the incurrence of such Indebtedness (including the planned repayment of any Indebtedness with the proceeds of such Indebtedness) confirming compliance with the financial covenants set out in Section 5.1(11); (b) does not contain financial covenants, positive covenants, restrictive covenants or events of default which are more onerous than the covenants and events of default set forth in this Agreement; (c) does not require any scheduled principal amortization payments (including any sinking fund therefor) prior to its maturity date; (d) as at its date of issuance, matures not earlier than the date that is five years from its date of issuance (or with respect to any Permitted Convertible Indebtedness issued pursuant to the exercise of an option (each, an “Option”) granted in connection with the issuance of Permitted Convertible Indebtedness (the “Original Issuance”), five years from the date of the Original Issuance); (e) is not guaranteed by any Subsidiary that is not a Guarantor; (f) accrues interest at a market rate of interest for such Indebtedness at the time of issuance thereof (or, with respect to any Permitted Convertible Indebtedness issued pursuant to the exercise of an Option, at the time of the Original Issuance); and (g) is senior unsecured obligations of the Company and is evidenced as convertible bonds or convertible notes issued to the holders thereof. “Permitted Cure Securities” means any Equity Securities of the Company other than Disqualified Equity Securities. “Permitted Disposition” means the sale, transfer, assignment or other disposition of the FAD Property, Argenta Property, or other property or assets of the Credit Parties not necessary for the construction, development, operation or maintenance of the Projects in accordance with the Life of Mine Plan in all material respects for proceeds not exceeding in any calendar year. “Permitted Hedge Payment” means any payment under or in connection with any Secured Hedge Arrangement made when no Event of Default has occurred and is continuing; provided that: (a) the payment of any Early Termination Amount (as defined in the applicable ISDA Master Agreement); or (b) any other payment of a similar nature or economic effect, whether voluntary or mandatory;

- 27 - 1399-1964-3930.19 Supplementary Terms Agreement – i-80 Gold Corp. shall cease to be a Permitted Hedge Payment if an Event of Default shall occur within 12 months after the time of such payment, such that it shall become subject to the sharing provisions of Section 2.3(2). “Permitted Indebtedness” means: (a) Secured Prepaid Forward Obligations and Secured Hedge Obligations; (b) Indebtedness incurred pursuant to a Permitted Investment made by another Credit Party; (c) any Guarantee by a Credit Party of any Permitted Indebtedness of another Group Party if such first Group Party would be permitted to loan such Indebtedness directly to such second Group Party by way of a Permitted Investment; (d) Capital Lease Obligations, Indebtedness secured by Purchase Money Liens and Indebtedness pursuant to Sale and Leaseback Transactions, provided that the aggregate principal amount of Indebtedness permitted by this clause (d) shall not exceed at any time outstanding; (e) Permitted Convertible Indebtedness; (f) unsecured Indebtedness in an aggregate principal amount not to exceed ; (g) secured Indebtedness in an aggregate principal amount not to exceed pursuant to a short-term bridge facility with a maturity date no later than June 30, 2028, with such terms and conditions satisfactory to the Banks, acting reasonably; (h) from and after the satisfaction of the Mineral Point Release Conditions, secured Indebtedness in an aggregate principal amount not to exceed 70% of the Company’s portion of the initial Capital Expenditures for the construction and development of Mineral Point, as outlined in the Mineral Point Feasibility Study, provided that (A) such Indebtedness is secured only by the Mineral Point Lode Claims; (B) any guarantee provided by the Company of such Indebtedness is unsecured and subordinated to the obligations under the Credit Documents; and (C) such Indebtedness is subject to an intercreditor agreement, on terms satisfactory to the Banks, acting reasonably (the “Mineral Point Indebtedness”); (i) other secured Indebtedness in an aggregate principal amount not to exceed at any time outstanding; (j) Permitted NCPS Indebtedness; and (k) other Indebtedness agreed to in writing by the Banks. “Permitted Investments” means: (a) Investments existing as at the Closing Date; (b) Investments in cash and Cash Equivalents;

- 28 - 1399-1964-3930.19 Supplementary Terms Agreement – i-80 Gold Corp. (c) any Investments by a Credit Party in another Credit Party, whether by way of Equity Securities, capital contribution or Indebtedness; (d) Investments by Credit Parties in Non-Credit Party Subsidiaries in an aggregate amount not exceeding in any fiscal year; (e) Investments in Mineral Point in an aggregate amount not exceeding at any time; (f) Investments held directly or indirectly by a Target at the time of its Permitted Acquisition; and (g) other Investments agreed to in writing by the Banks. “Permitted Jurisdiction” means any of Canada, Brazil, Chile, Côte d'Ivoire, Colombia, Mexico, Peru and the United States. “Permitted Liens” means: (a) Liens in favour of the Administrative Agent for the benefit of the Secured Parties for the obligations of any Credit Party under or pursuant to the Credit Documents; (b) Liens granted by a Credit Party in favour of a Credit Party in order to secure any of the Indebtedness of such Credit Party to such Credit Party, provided that such Liens are subject to assignment and postponement arrangements satisfactory to the Administrative Agent; (c) Purchase Money Liens securing Permitted Indebtedness, Liens to secure Capital Lease Obligations that constitute Permitted Indebtedness, and Liens to secure Indebtedness pursuant to Sale and Leaseback Transaction that constitute Permitted Indebtedness; (d) Liens securing Orion Obligations, provided that such Liens are subject to the Orion Intercreditor Agreement; (e) Liens granted over Ruby Hill Mining Company LLC’s stockpiled ore from the Archimedes Underground Mine and Osgood Mining Company LLC’s stockpiled ore from the Granite Creek Underground Mine, in each case, to secure Indebtedness permitted pursuant to clause (g) of the definition of Permitted Indebtedness; (f) Liens granted to secure Indebtedness permitted pursuant to clause (h) of the definition of Permitted Indebtedness; provided that (i) such Liens are limited to the Mineral Point Lode Claims; and (ii) such Liens are subject to an intercreditor agreement, on terms satisfactory to the Banks, acting reasonably; (g) Liens granted to secure Indebtedness permitted pursuant to clause (i) of the definition of Permitted Indebtedness; (h) Liens imposed by any Governmental Authority for Taxes not yet due and delinquent or which are being contested in good faith and by appropriate proceedings in compliance with Section 5.1(3), and, during such period during which such Liens are being so contested, such Liens shall not be executed on or enforced against any of the assets of any Group

- 29 - 1399-1964-3930.19 Supplementary Terms Agreement – i-80 Gold Corp. Party, provided that such Group Party shall have set aside on its books reserves deemed adequate therefor and not resulting in qualification by auditors; (i) carrier’s, warehousemen’s, mechanics’, materialmen’s, repairmen’s, construction and other like Liens arising by operation of applicable Law, arising in the ordinary course of business and securing amounts (i) which are not overdue for a period of more than 30 days, or (ii) which are being contested in good faith and by appropriate proceedings and, during such period during which amounts are being so contested, such Liens shall not be executed on or enforced against any of the assets of any Group Party, provided that (iii) such Group Party shall have set aside on its books reserves deemed adequate therefor and not resulting in qualification by auditors, (iv) such Group Party is in compliance with any corresponding holdback requirements under applicable legislation; (j) undetermined or inchoate Liens and charges arising or potentially arising under statutory provisions which have not at the time been filed or registered in accordance with applicable Law or of which written notice has not been duly given in accordance with applicable Law or which although filed or registered, relate to obligations not due and delinquent, including without limitation statutory Liens incurred, or pledges or deposits made, under worker’s compensation, employment insurance and other social security legislation; (k) deposits or Liens over cash collateral in an aggregate amount not to exceed (x) at any time prior to March 31, 2028, and (y) at any time from and after March 31, 2028, , in each case, securing (i) any performance obligation (which, for the avoidance of doubt, shall exclude any obligation to repay borrowed money) incurred in the ordinary course of business, or (ii) any Bonding Obligation with respect to such obligation; (l) servitudes, easements, rights-of-way, restrictions and other similar encumbrances on real property imposed by applicable Law or incurred in the ordinary course of business and encumbrances consisting of zoning or building restrictions, easements, licenses, restrictions on the use of property or minor imperfections in title thereto which, in the aggregate, are not material, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of any Credit Party or zoning and building by-laws and ordinances and municipal by-laws and regulations with respect to real property so long as the same are complied with; (m) Liens of, or resulting from, any judgment or award that does not constitute an Event of Default under Section 7.1(k); (n) the rights reserved to or vested in Governmental Authorities by statutory provisions or by the terms of leases, licenses, franchises, grants or permits, which affect any land, to terminate the leases, licenses, franchises, grants or permits or to require annual or other periodic payments as a condition of the continuance thereof; (o) in respect of any unpatented mining claim owned by any Credit Party, the paramount title of the United States of America; (p) securities to public utilities or to any municipalities or Governmental Authorities or other public authority when required by the utility, municipality or Governmental Authorities or

- 30 - 1399-1964-3930.19 Supplementary Terms Agreement – i-80 Gold Corp. other public authority in connection with the supply of services or utilities the Group Parties; (q) Liens or covenants restricting or prohibiting access to or from lands abutting on controlled access highways or covenants affecting the use to which lands may be put; provided that such Liens or covenants do not materially and adversely affect the use of the lands by any Group Party; (r) royalties granted pursuant to Existing Royalty Agreements (but excluding any Liens securing them); (s) Liens existing on any property or asset prior to the acquisition thereof by any Credit Party or existing on any property or asset of any Person that becomes a Credit Party after the date hereof prior to the time such Person becomes a Credit Party, provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Credit Party, as the case may be, (ii) such Lien shall not apply to any other property or assets of any Credit Party, and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Credit Party, as the case may be; (t) statutory Liens incurred or pledges or deposits made in favour of a Governmental Authority to secure the performance of obligations of any Group Party under Environmental Laws to which any assets of such Group Party are subject; (u) customary rights of set-off or combination of accounts in favour of a financial institution with respect to deposits maintained by it; (v) contractual rights of set-off granted in the ordinary course of business; (w) Liens or escrow arrangements with respect to cash deposits lodged in connection with a Permitted Acquisition; (x) the reservations, limitations, provisos and conditions, if any, expressed in any original patents or grants of real or immoveable property; (y) Liens on concentrates, minerals or the proceeds of sale of such concentrates or minerals arising or granted pursuant to (i) an Offtake Agreement or (ii) a processing arrangement entered into in the ordinary course and upon usual market terms, securing the payment of a Credit Party’s portion of the fees, costs and expenses attributable to the processing of such concentrates or minerals under any such processing arrangement, but only insofar as such Liens relate to obligations which are at such time not past due or the validity of which are being contested in good faith by appropriate proceedings and as to which reserves are being maintained in accordance with U.S. GAAP; (z) title defects or irregularities which are of a minor nature and in the aggregate will not materially impair the use of the property for the purpose for which it is held; (aa) applicable municipal and other governmental restrictions affecting the use of land or the nature of any structures which may be erected thereon, provided such restrictions have

- 31 - 1399-1964-3930.19 Supplementary Terms Agreement – i-80 Gold Corp. been complied with and will not materially impair the use of the property for the purpose for which it is held; (bb) Liens under the Lone Tree Guarantee consisting solely of a customary assignment and postponement of intercompany claims; (cc) any extension, renewal or replacement of any of the foregoing; and (dd) other Liens agreed to in writing by the Banks; provided, however, that the Liens permitted hereunder shall not be extended to cover any additional Indebtedness of the Group Parties or their property (other than a substitution of like property). “Permitted NCPS Indebtedness” means unsecured Indebtedness owing by a Credit Party to a Non-Credit Party Subsidiary, provided such Indebtedness is subordinated and postponed to the repayment in full of the Secured Prepaid Forward Obligations on terms and conditions satisfactory to the Banks. “Permitted Prepaid Forward Payment” means any Payment under a Secured Prepaid Forward Arrangement that is: (a) in the case of a Secured Prepaid Forward Arrangement, deliveries of gold made on a scheduled and non-accelerated basis and pro rata (based upon the Total Secured Prepaid Forward Amount) with deliveries of gold under all other Secured Prepaid Forward Arrangements; or (b) otherwise made concurrently with pro rata Payments (based on the Total Secured Prepaid Forward Amount) under all other Secured Prepaid Forward Arrangements, in each case made when no Event of Default has occurred and is continuing. “Person” includes any natural person, corporation, company, limited liability company, unlimited liability company, trust, joint venture, association, incorporated organization, partnership, Governmental Authority or other entity. “Phase I Project Steady State” means, in respect of the Archimedes Underground Mine, the Granite Creek Underground Mine and the Lone Tree CIL Processing and Autoclave Facility, the satisfaction of a series of tests run over a 90-day period confirming that the Archimedes Underground Mine, the Granite Creek Underground Mine and the Lone Tree CIL Processing and Autoclave Facility are each operating in accordance with the Life of Mine Plan, including mining, processing and operating costs of each of the Archimedes Underground Mine, the Granite Creek Underground Mine and the Lone Tree CIL Processing and Autoclave Facility being within a 10% variance from what is set forth in the Life of Mine Plan for at least 90 consecutive days prior to the satisfaction of the Mineral Point Release Conditions. “Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA, maintained for employees of any Credit Party or any Subsidiary, or any such plan to which any Credit Party or any Subsidiary is required to contribute on behalf of any of its employees or with respect to which any Credit Party has any liability.

- 32 - 1399-1964-3930.19 Supplementary Terms Agreement – i-80 Gold Corp. “Post-Closing Requirements” has the meaning set out in Section 5.1(7)(b). “Prepaid Forward Arrangement” means any transaction for the purchase and sale of minerals in which a Group Party receives an upfront payment as consideration for the future delivery of a fixed quantity of minerals, and includes any transaction having the commercial effect of a forward prepaid sale of minerals. For the avoidance of doubt, (a) a Prepaid Forward Arrangement may be structured by way of a Hedge Arrangement, (b) a Prepaid Forward Arrangement shall not include a Stream Agreement. “Prepaid Forward Indebtedness” means, with respect to any Prepaid Forward Arrangement, all indebtedness, liabilities and obligations arising thereunder. “Prepaid Forward Termination Date” means, on any date, the latest scheduled delivery date or settlement date of all Secured Prepaid Forward Arrangements outstanding on such date. “Present Value of Forecast CFADS” means, for any period, the present value of Forecast CFADS for such period discounted at the Discount Rate. “Project Approvals” means, in respect of a Project and at any time, all Project Authorizations and Project Mining Rights applicable to such Project as at such time. “Project Assets” means all material assets, property and undertaking (whether real or personal, tangible or intangible) which are used or intended for use in, forming part of, or attributable to, the Projects. For the avoidance of doubt, the Project Assets shall include: (a) the Project Real Property, the Project Mining Rights (including unpatented mining claims) and the mineral deposits covered thereby; (b) all Saleable Product; (c) all associated beneficiation facilities, together with all plant sites, waste dumps, ore dumps, crushing circuits, power supply systems and ancillary and infrastructure facilities; (d) all insurance with respect to the Projects; (e) all plant and mobile equipment; and (f) the Project Approvals. “Project Authorizations” means, at any time with respect to any Project, all Authorizations necessary for: (a) the construction, development, operation or maintenance of such Project in accordance with, and as then contemplated by, the Life of Mine Plan in all material respects; or (b) the export and sale of Saleable Product from such Project in accordance with, and as then contemplated by, the Life of Mine Plan, if applicable. “Project Capital Costs” means, for any period, the aggregate of all Capital Expenditures scheduled to be, or, as the case may be, actually paid by or on behalf of the Group Parties during such period in respect of constructing, reinstating, equipping, installing, commissioning and completing the Projects. “Project Costs” means, for any period, the Project Operating Costs and the Project Capital Costs for such period; “Project Leases” means all Project Real Property that is a leasehold interest.

- 33 - 1399-1964-3930.19 Supplementary Terms Agreement – i-80 Gold Corp. “Project Mining Rights” means, at any time, all Mining Rights necessary for the construction, development, completion, operation or maintenance of the Projects (in all material respects) in accordance with, and as then contemplated by, the Life of Mine Plan in all material respects. “Project Operating Costs” means, for any period, the aggregate of all payments scheduled to be (or, in the case of any calculation of historical Project Operating Costs for any period, actually) paid by or on behalf of the Group Parties during such period to any Person (excluding any payment made under any Credit Document) for the purpose of operating, maintaining or protecting the Projects (including the Project Assets) or in mining, milling, leaching, loading, refining, delivering or marketing, in each case together with any applicable Taxes scheduled to be, or, as the case may be, actually paid during such period, including: (a) the cash costs scheduled to be, or, as the case may be, actually paid during such period in connection with the operation, general and other administration, maintenance and reclamation of the Projects (whether to mine, mill, leach, refine and/or deliver Saleable Product for sale or otherwise); (b) all profit, income, property and other Taxes imposed by any Governmental Authority, in each such case scheduled to be, or, as the case may be, actually paid during such period; (c) all costs and expenses payable by the Group Parties in respect of fees, costs, expenses of the legal technical, financial and other advisers to the Group Parties; and (d) all other costs and expenses agreed the Administrative Agent (acting on the instructions of the Required Banks ) and the Company as Project Operating Costs; each to the extent contemplated (as to amount and type) in the Life of Mine Plan, or any other operating expenditure incurred in respect of the Projects as may be required from time to time in order to comply with or implement the Life of Mine Plan. “Project Real Property” means all Project Mining Rights and all other lands and real property owned, held or used with respect to or in connection with the Projects, including all leasehold interests, option rights, rights of use, easements, water rights and other real property interests. “Projects” means, collectively: (a) Au-Reka Gold LLC’s underground gold mine located on the McCoy-Cove Property, commonly known as the McCoy-Cove Project (classified as pre-development pursuant to U.S. GAAP on the Closing Date); (b) Goldcorp Dee LLC’s refurbishment of the Lone Tree CIL Processing and Autoclave Facility; (c) Goldcorp Dee LLC’s historic gold mine and leach pads located on the Lone Tree Property, (together with (b), commonly known as the Lone Tree Project); (d) Osgood Mining Company LLC’s construction of the Granite Creek Underground Mine (classified as pre-development pursuant to U.S. GAAP on the Closing Date);

- 34 - 1399-1964-3930.19 Supplementary Terms Agreement – i-80 Gold Corp. (e) Osgood Mining Company LLC’s and Premier Gold Mines USA, Inc.’s proposed open pit gold mine located on the Granite Creek Property,(together with (d), commonly known as the Granite Creek Project); (f) Ruby Hill Mining Company, LLC’s construction of the Archimedes Underground Mine (classified as pre-development pursuant to U.S. GAAP on the Closing Date); (g) Ruby Hill Mining Company, LLC’s Mineral Point open pit gold and silver project; and (h) on and after , if the applicable Group Party has not by sold, transferred, assigned or otherwise disposed of the FAD Property, or entered into a binding agreement to sell, transfer, assign or otherwise dispose of the FAD Property, the construction of Golden Hill Mining LLC’s gold mine located on the FAD Property, commonly known as the FAD Project (classified as pre-development pursuant to U.S. GAAP on the Closing Date), and, in each case, all assets, property and undertaking used, intended for use in, or forming part of, such mine or facility, and “Project” means any one of them. “Proven and Probable Reserves” means, at any time, “Proven Mineral Reserves” and “Probable Mineral Reserves” of gold at any Project, as determined and calculated in accordance with the standards set forth in National Instrument 43-101 (Standards of Disclosure for Mineral Projects) issued by the Canadian Securities Administrators (including its Companion Policy 43-101 CP and Form 101F1Technical Report). “Purchase Money Lien” means a Lien taken or reserved in personal property to secure payment of all or part of its purchase price (or to secure financing to fund such purchase price), provided that such Lien (a) secures an amount not exceeding the purchase price of such personal property, (b) extends only to such personal property and its proceeds, and (c) is granted prior to or within 30 days after the purchase of such personal property. “QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D). “QFC Credit Support” has the meaning set out in Section 9.20. “Quarterly Date” means each of the last day of each of March, June, September, and December in each calendar year. “Register” has the meaning set out in Section 9.4(3). “Related Non-Party Beneficiary” means, with respect to any Bank, any Non-Party Beneficiary that is a Related Party to such Bank. “Related Parties” means, with respect to any Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates. “Release” is to be broadly interpreted and shall include an actual or potential discharge, deposit, spill, leak, pumping, pouring, emission, emptying, injection, escape, leaching, migration, dispersal, seepage or disposal of Hazardous Materials into or through the environment.

- 35 - 1399-1964-3930.19 Supplementary Terms Agreement – i-80 Gold Corp. “Relevant Agent” means, with respect to a Group Party, any agent of such Group Party that will act in any capacity in connection with, or benefit from, the Credit Documents. “Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30-day notice period has been waived. “Required Banks” means, at any time, Banks having Secured Prepaid Forward Amounts and unadvanced Secured Prepaid Forward Commitments representing at least 66⅔% of the sum of the Total Secured Prepaid Forward Amount and unadvanced Total Prepaid Forward Commitments at such time; provided that, if there are only two Banks having Secured Prepaid Forward Amounts and unadvanced Secured Prepaid Forward Commitments at such time, then “Required Banks” shall mean both such Banks. “Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority. “Responsible Officer” means, with respect to any Person, the chairman, the president, any vice president, the chief executive officer or the chief operating officer, and, in respect of financial or accounting matters, any chief financial officer, principal accounting officer, treasurer or controller of such Person. “Restricted Payment” means, with respect to any Person, any Payment by such Person: (a) of any dividend, distribution or return of capital with respect to its Equity Securities; (b) on account of the purchase, redemption, retirement or other acquisition of any of its Equity Securities or any warrants, options or similar rights with respect to its Equity Securities (excluding, for greater certainty, the issue of Equity Securities by the Company pursuant to the terms of such warrants, options or similar rights and excluding any cash settlement of awards pursuant to the Company’s omnibus share incentive plan); (c) on account of any principal of or interest or premium on, or the redemption or acquisition of, any Indebtedness of such Person that: (i) by its express terms or contractual postponement ranks in right of payment subordinate to any liability of such Person under the Credit Documents (including any Permitted Convertible Indebtedness); or (ii) is not permitted hereunder; (d) on account of Orion Obligations other than Orion Ordinary Course Obligations; (e) on account of Mineral Point Indebtedness, other than Payments funded solely with operating cash flow generated from the operation of Mineral Point; (f) of any management, consulting or similar fee or any bonus payment or comparable payment, or by way of gift or other gratuity, to:

- 36 - 1399-1964-3930.19 Supplementary Terms Agreement – i-80 Gold Corp. (i) any director or officer of such Person (but excluding wages, payments made in connection with long-term incentive plans, and bonuses, in each case paid in the ordinary course of business and consistent with past practice); or (ii) any Affiliate of such Person or director or officer thereof; or (g) for the purpose of setting apart any property for a sinking, defeasance or other analogous fund for any of the payments referenced above. “Restricted Party” means a Person that is (a) listed on any Sanctions or Export Control-related list maintained by OFAC, the U.S. Department of Commerce (including the Bureau of Industry and Security Entity List, Denied Persons List and Unverified List), the U.S. Department of State, the UN Security Council, the European Union or any EU Member State, or His Majesty’s Treasury, or Canada; (b) any person located, organized or ordinarily resident in a Sanctioned Jurisdiction; or (c) which is otherwise the target of any Sanctions or Export Controls, including by virtue of ownership or control, or acting for or on behalf of one or more of the foregoing persons. “Rolling Period” means, with respect to each Fiscal Quarter, such Fiscal Quarter taken together with the three immediately preceding Fiscal Quarters. “Royalty Agreement” means an agreement or other arrangement providing for a royalty, net smelter return, production payment, overriding royalty or other right to a revenue stream linked to, based on, or derived from, mineral production. “Ruby Hill Mortgage” means the Nevada law deed of trust over the Ruby Hill Property from Ruby Hill Mining Company, LLC to be granted in favour of the Collateral Agent for benefit of the Administrative Agent, as the beneficiary thereunder. “Ruby Hill Property” means the land package owned by Ruby Hill Mining Company, LLC, located in the Battle Mountain Trend in Eureka County, Nevada, encompassing the Mineral Point open pit area and Archimedes Underground Mine project. “S&P” means Standard & Poor’s Financial Services LLC. “Sale and Leaseback Transaction” means any arrangement with any Person (other than a Group Party) providing for the leasing by a Group Party of property (except a lease for a temporary period not to exceed three years by the end of which it is intended that the use of such property by the lessee will be discontinued), which has been or is to be sold or transferred by such Group Party to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property. “Saleable Product” means all present and future gold (including without limitation gold bearing material, dore bullion and refined gold) mined, extracted, and derived from a Project. “Sanctions” means, at any time, economic or financial sanctions or trade embargoes imposed, administered or enforced by: (a) OFAC, the U.S. Department of State, the U.S. Department of Commerce, or Department of Foreign Affairs and Trade (Australia); or

- 37 - 1399-1964-3930.19 Supplementary Terms Agreement – i-80 Gold Corp. (b) any other Governmental Authority that are applicable to any Party at such time. “Sanctioned Jurisdiction” means at any time, a country, region or territory which is itself the target of Sanctions broadly restricting or prohibiting dealings with such country, region or territory (including, the Crimea region of Ukraine, the non-government controlled areas of the Zaporizhzhia and Kherson regions of Ukraine, the so-called Luhansk People’s Republic, the so-called Donetsk People’s Republic, Cuba, Iran, and North Korea). “Sanctioned Person” means, at any time, any Person with whom any Party is prohibited or restricted from transacting or otherwise dealing under any Sanction, whether by reason of designation under such Sanction or otherwise. “Secured Financial Product Collateralization” means either (a) providing cash collateral (pursuant to documentation reasonably satisfactory to Administrative Agent) to be held by Administrative Agent for the benefit of the Secured Hedge Counterparties in an amount satisfactory to the Secured Hedge Counterparties of the then existing Secured Hedge Obligations (after taking into account all amounts owed by the counterparty to such Person in accordance with normal market practices (using the mark-to-market method whenever applicable)) or (b) providing Administrative Agent with a standby letter of credit, in form and substance reasonably satisfactory to Administrative Agent, from a commercial bank reasonably acceptable to Administrative Agent, in an amount satisfactory to the Secured Hedge Counterparties of the then existing Secured Hedge Obligations (after taking into account all amounts owed by the counterparty to such Person in accordance with normal market practices (using the mark-to-market method whenever applicable)). “Secured Hedge Arrangement” means any Hedge Arrangement between a Credit Party and Person that is a Bank or Bank Affiliate at the time such Hedge Arrangement is entered into; provided that (x) the Hedge Arrangement with a trade date of February 12, 2026 entered into between Osgood Mining Company LLC and Macquarie Bank Limited and (y) the Hedge Arrangement with a trade date of February 12, 2026 entered into between Osgood Mining Company LLC and National Bank of Canada, in each case, as subsequently novated from Osgood Mining Company LLC to the Company, shall each be deemed to be a Secured Hedge Arrangement (the “Existing Secured Hedge Arrangements”). For the avoidance of doubt, (a) other than the Existing Secured Hedge Arrangement, any Hedge Arrangement entered into by a Credit Party with a Person before such Person is a Bank or Bank Affiliate or after such Person ceases to be a Bank or Bank Affiliate shall not be a Secured Hedge Arrangement, (b) any Secured Hedge Arrangement shall continue as such notwithstanding that such Person ceases to be a Bank or Bank Affiliate. “Secured Hedge Counterparty” means any Person party to Secured Hedge Arrangement other than a Credit Party, in such Person’s capacity as a party thereto. For the avoidance of doubt, (a) a Person shall remain a Secured Hedge Counterparty with respect to a Secured Hedge Arrangement if it ceases to be a Bank or a Bank Affiliate, and (b) such Secured Hedge Arrangement shall continue to be secured by the Liens created under the Security Documents. “Secured Hedge Obligations” means all Hedge Exposure arising under or in connection with Secured Hedge Arrangements; provided that amounts owing to or from a Person under Hedge Arrangements that are not Secured Hedge Arrangements shall not be taken into account in calculating Secured Hedge Obligations. “Secured Liabilities” means all present and future indebtedness, liabilities and obligations of any and every kind, nature and description (whether direct or indirect, joint or several, absolute or

- 38 - 1399-1964-3930.19 Supplementary Terms Agreement – i-80 Gold Corp. contingent, mature or unmatured) of the Credit Parties to the Secured Parties under, in connection with or with respect to the Credit Documents (including Secured Prepaid Forward Obligations and Secured Hedge Obligations), and any unpaid balance thereof. “Secured Parties” means the Administrative Agent, the Banks and the Secured Hedge Counterparties. “Secured Prepaid Forward Amortization” means, at any time with respect to a Secured Prepaid Forward Arrangement, an amount equal to the aggregate amortization thereunder, which for certainty, shall be an amount equal to (i) the ounces of gold previously delivered thereunder in accordance with the terms thereof multiplied by (ii) the forward equivalent-price, being the fixed discount to the LBMA PM Fix, as set out therein. “Secured Prepaid Forward Amount” means, at any time with respect to a Secured Prepaid Forward Arrangement, its unamortized and outstanding amount as at such time, which for certainty, shall be an amount equal to (i) the total scheduled volume of ounces deliverable multiplied by the forward equivalent-price, being the fixed discount to the LBMA PM Fix, in each case as set out in such Secured Prepaid Forward Arrangement, less (ii) the aggregate Secured Prepaid Forward Amortization under such Secured Prepaid Forward Arrangement to date. “Secured Prepaid Forward Arrangement” means any Prepaid Forward Arrangement entered into between the Company and a Bank on or before the Closing Date or pursuant to Section 2.1(3) pursuant to one or more confirmations with the Company under an ISDA Master Agreement (including, for the avoidance of doubt, confirmations for a floating forward and a swap) pursuant to a Secured Prepaid Forward Commitment. Subject to proportional sizing based upon the amount of the advance, all Secured Prepaid Forward Arrangements shall at all times have substantially similar economic and delivery profiles, and their pricing shall be based upon terms agreed upon in advance with the Company. “Secured Prepaid Forward Commitment” means, with respect to each Bank, the commitment of such Bank to make advances to the Company under Prepaid Forward Arrangements, as such commitment may be reduced or increased from time to time pursuant to assignment by or to such Bank pursuant to Section 9.4. The initial amount of each Bank’s Secured Prepaid Forward Commitments is set out Schedule 2.1, or in the Assignment and Assumption pursuant to which such Bank shall have assumed its Secured Prepaid Forward Commitments, as applicable. As at the Closing Date the Total Secured Prepaid Forward Commitments are U.S.$150,000,000. “Secured Prepaid Forward Obligations” means all Prepaid Forward Indebtedness arising under or in connection with any Secured Prepaid Forward Arrangement. “Securities Laws” means all applicable securities Laws and the respective regulations made thereunder, together with applicable published fee schedules, prescribed forms, policy statements, notices, orders, blanket rulings and other regulatory instruments of the Securities Regulators, and all rules and policies of the Toronto Stock Exchange and any other stock exchange on which securities of the Company are traded. “Securities Regulators” means, collectively, the securities regulators or other securities regulatory authorities in each of the provinces and territories of Canada in which the Company is a reporting issuer, and in any other jurisdictions whose Securities Laws are applicable to the Company.

- 39 - 1399-1964-3930.19 Supplementary Terms Agreement – i-80 Gold Corp. “Security Documents” means the agreements or instruments described or referred to in Schedule 1.1(A) or Section 5.1(10) (including, to the extent such Section describes an amendment, the agreement or instrument amended thereby) and any and all other agreements or instruments now or hereafter executed and delivered by any Credit Party as security (including by way of guarantee) for the payment or performance of all or part of the Secured Liabilities, as any of the foregoing may have been, or may hereafter be, amended, modified or supplemented. "SEDAR+" means the System for Electronic Document Analysis and Retrieval of the Canadian Securities Administrators. “Social Laws” means all Laws in any way relating to: (a) labour; (b) social security; (c) the regulation of industrial relations (between government, employers and employees); (d) the protection of occupational and public health and safety; (e) the regulation of public participation; (f) the protection and regulation of ownership of land rights (both formal and traditional), immovable goods and intellectual and cultural property rights; (g) the protection and empowerment of indigenous peoples or ethnic groups; (h) the projection, restoration and promotion of cultural heritage; or (i) the resettlement or economic displacement of persons. “Stream Agreement” means a metal or mineral purchase contract or other arrangement providing for a right to purchase a metal or mineral stream from a mine (or based in reference to the production from a particular mine) in exchange for an upfront payment. “Subject EBITDA” means, with respect to any Person, an amount equal to “EBITDA” with respect to such Person calculated as if such definition and all amounts referred to therein were determined with respect to such Person (as opposed to the Company), determined on a consolidated basis or unconsolidated basis as specified. “subsidiary” means, with respect to any Person (the “parent”) at any date, any other Person (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. “Subsidiary” means any subsidiary of the Company. “Supported QFC” has the meaning set out in Section 9.20. “Swap Obligation” means any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act. “Target” means, with respect to any Acquisition, the Person whose shares or assets (or both) are proposed to be acquired. “Taxes” means all taxes, charges, fees, levies, imposts and other assessments, including all income, sales, use, goods and services, harmonized sales, value added, capital, capital gains, alternative, net worth, transfer, profits, withholding, payroll, employer health, excise, real property and personal property taxes, and any other taxes, customs duties, fees, assessments, or similar charges in the nature of a tax, including Canada Pension Plan and provincial pension plan contributions,

- 40 - 1399-1964-3930.19 Supplementary Terms Agreement – i-80 Gold Corp. employment insurance payments and workers’ compensation premiums, together with any instalments with respect thereto, and any interest, fines and penalties with respect thereto, imposed by any Governmental Authority (including federal, state, provincial, municipal and foreign Governmental Authorities), and whether disputed or not. “Technical Reports” means, at any time, the most recent National Instrument 43-101 technical reports with respect to the Projects filed on SEDAR+. “Termination Date” means the first date on which: (a) the Bank Termination Date shall have occurred; (b) subject to clause (d)(ii) below, in the case of outstanding Secured Hedge Obligations (other than Secured Prepaid Forward Arrangements), Secured Financial Product Collateralization shall have been provided; (c) the Administrative Agent shall have received cash collateral in order to secure any other contingent Secured Liabilities for which a claim or demand for payment has been made on or prior to such time or in respect of matters or circumstances known to Administrative Agent or a Bank at such time that are reasonably expected to result in any loss, cost, damage, or expense (including legal fees and expenses), such cash collateral to be in such amount as Administrative Agent reasonably determines is appropriate to secure such contingent Secured Liabilities; and (d) the payment or repayment in full in immediately available funds of all other outstanding Secured Liabilities (including the payment of any termination amount then applicable (or which would or could become applicable as a result of the repayment of the other Secured Liabilities) under Secured Hedge Arrangements) other than (i) unasserted contingent indemnification Secured Liabilities, and (ii) any Secured Hedge Obligations, that, at such time, are allowed by the provider to remain outstanding without being required to be repaid or collateralized under Secured Financial Product Collateralization. “Total Indebtedness” means, at any time, the aggregate amount of Indebtedness of the Company at such time, determined on a Consolidated basis. For the avoidance of doubt, the aggregate amount of Indebtedness under all Secured Prepaid Forward Arrangements at any time shall be the Total Secured Prepaid Forward Amount at such time. “Total Secured Prepaid Forward Commitments” means, at any time, the aggregate Secured Prepaid Forward Commitments of all Banks. “Total Secured Prepaid Forward Amount” means, at any time, the aggregate Secured Prepaid Forward Amount of all Banks under all Secured Prepaid Forward Arrangements at such time. “Transactions” means the execution, delivery and performance by the Credit Parties of the Credit Documents and the use of the proceeds thereof. “UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which

- 41 - 1399-1964-3930.19 Supplementary Terms Agreement – i-80 Gold Corp. includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms. “UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution. “Undisclosed Administration” means, in relation to a Bank or its direct or indirect parent company, the appointment of an administrator, provisional liquidator, conservator, receiver, receiver manager, trustee, custodian, or other similar official by a supervisory authority or regulator under or based on the law in the country where such Bank or such parent company is subject to home jurisdiction, if applicable Law requires that such appointment not be disclosed. “Undrawn Commitment Amount” means, at any time, the committed and undrawn amount of Permitted Indebtedness (other than from any Group Party) as at such time; provided that, at such time all the conditions to the availability thereof have been satisfied, subject only to the delivery of a drawdown or borrowing request. “Unrestricted Cash Balance” means, at any time, that portion of the Cash Balance at such time: (a) over which the Administrative Agent has a first-priority Lien; (b) that is on deposit: (i) with the Administrative Agent; (ii) in Canada with a Bank; or (iii) with a financial institution with which the Administrative Agent has a deposit account control agreement or securities account control agreement, as applicable, with respect thereto; and (c) that is not listed on the balance sheet of the applicable Credit Party as restricted cash (or other designation of similar effect). “U.S. Dollars” and “U.S.$” refer to lawful money of the United States of America. “U.S. Environmental Laws” means any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, relating to protection of human health or the environment, relating to pollutants or contaminants, relating to liability for or costs of other actual or threatened danger to human health or the environment, including, but not limited to, the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601 et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901 et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 5101 et seq.), the Clean Air Act, as amended (42 U.S.C. Sections 7401 et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. Sections 2601 et seq.), the Clean Water Act, as amended (33 U.S.C. Sections 1251 et seq.) and all regulations promulgated under the foregoing; and any other federal, state or local laws, statutes, rules, ordinances, or regulations now or hereafter in effect, that deal with or otherwise in any

- 42 - 1399-1964-3930.19 Supplementary Terms Agreement – i-80 Gold Corp. manner relate to environmental matters of any kind, and also includes the National Environmental Policy Act and the River and Harbors Appropriation Act. U.S. Environmental Laws also include, but are not limited to, any present and future federal, state and local laws, statutes ordinances, rules, regulations and the like, as well as common law: conditioning transfer of property upon a negative declaration or other approval of a governmental authority of the environmental condition of any property of the Group Parties; and requiring notification or disclosure of Releases or other environmental condition of any property of any Group Party to any Governmental Authority or other person or entity, whether or not in connection with transfer of title to or interest in any such property. “U.S. GAAP” means, with respect to any Person, generally accepted accounting principles in the United States as in effect from time to time with respect to such Person. “U.S. GSA” means the New York law general security agreement dated as of the date hereof between each Credit Party from time to time party thereto and the Administrative Agent for benefit of the Secured Parties constituting a first-priority Lien (subject to Permitted Liens) over all present and future personal property of such Credit Parties other than Excluded Property. “U.S. Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan, but excluding a Multiemployer Plan) that is maintained or is contributed to by any Credit Party or any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 302 of ERISA or Section 412 of the Code. “U.S. Special Resolution Regimes” has the meaning set out in Section 9.20. “Wholly-Owned Subsidiary” of a Person means any subsidiary of such Person of which securities (except for directors’ qualifying shares) or other ownership interests representing 100% of the equity or 100% of the ordinary voting power or 100% of the general partnership or membership interests are, at the time any determination is being made, owned, controlled or held by such Person or one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person. “Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers. “WURA” means Winding-up and Restructuring Act (Canada). 1.2 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine,

- 43 - 1399-1964-3930.19 Supplementary Terms Agreement – i-80 Gold Corp. feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “or” is disjunctive; the word “and” is conjunctive. The words “to the knowledge of” means, when modifying a representation, warranty or other statement of any Person, that the fact or situation described therein is known by such Person (or, in the case or a Person other than a natural Person, known by the Responsible Officer of such Person) making the representation, warranty or other statement, or with the exercise of reasonable due diligence under the circumstances (in accordance with the standard of what a reasonable Person in similar circumstances would have done) would have been known by such Person (or, in the case of a Person other than a natural Person, would have been known by such Responsible Officer of such Person). For the purposes of determining compliance with or measuring status under any cap, threshold or basket hereunder denominated in Canadian Dollars, reference shall be had to the Equivalent Amount of any portion of the underlying component that is not denominated in Canadian Dollars. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as amended, supplemented, restated or replaced from time to time (subject to any restrictions on such modifications set out herein), (b) any reference herein to any law, rule or regulation or any section thereof shall, unless otherwise expressly stated, be deemed to be a reference to such law, rule or regulation or section as amended, restated or re-enacted from time to time, (c) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (g) references herein or in any other Credit Document to “freehold real property” shall be deemed to include fee simple estates in real property under U.S. law, and references to “servitudes” shall be deemed to include easements, rights-of-way, and similar real property interests recognized under U.S. law. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement. Any reference herein to an action, document or other matter or thing being “satisfactory to the Banks”, “to the Banks’ satisfaction”, “agreed to in writing by the Banks” or similar phrases, shall mean that such action, document, matter or thing must be satisfactory to, or agreed to, by Banks constituting the Required Banks, unless it is described in Section 9.2(2)(a) through (f) hereof, in which case it must be satisfactory or agreed to by each Bank whose consent is required under the applicable clause. For the avoidance of doubt, any reference to a Permitted Lien shall not serve to subordinate or postpone any Lien created by any Security Document to such Permitted Lien. 1.3 Accounting Terms; U.S. GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with U.S. GAAP. Except as otherwise expressly provided herein, all calculations of the components of the financial information for the purposes of determining compliance with the financial ratios and financial covenants contained herein shall be made on a basis consistent with U.S. GAAP in existence as at the Closing Date and used in the preparation of the Consolidated financial statements of the Company referred to in Section 5.1(1). In the event of a change in U.S. GAAP, the Company and the Administrative Agent shall negotiate in good faith to revise (if appropriate) such ratios and covenants to give effect to the intention of the parties under this Agreement as at the Closing Date, and any new financial ratio or financial covenant shall be subject to approval by the Required Banks. Until the successful conclusion of any such negotiation and approval by the Required Banks, (a) all calculations made for the purpose of determining compliance with the financial ratios and financial covenants contained

- 44 - 1399-1964-3930.19 Supplementary Terms Agreement – i-80 Gold Corp. herein shall be made on a basis consistent with U.S. GAAP in existence immediately prior to such adoption or change, and (b) financial statements delivered pursuant to Section 5.1(1) shall be accompanied by a reconciliation showing the adjustments made to calculate such financial ratios and financial covenants. Any financial ratios required to be maintained by the Company pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed in this Agreement and rounding the result up or down to the nearest number (with a round-up if there is no nearest number) to the number of places by which such ratio is expressed in this Agreement. 1.4 Time. All time references herein shall, unless otherwise specified, be references to local time in Toronto, Ontario. Time is of the essence of this Agreement and the other Credit Documents. 1.5 Third Party Beneficiaries (1) Except as set out in clause (2) below, this Agreement and the Security Documents are for the sole benefit of the Parties and nothing in them, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement or the Security Documents. (2) Each Non-Party Beneficiary shall be entitled to enjoy the benefit of those provisions of this Agreement and the Security Documents that, by their terms, are in favour of such Non-Party Beneficiary (including all Liens granted for its benefit as a Secured Party). In furtherance thereof, each Party (i) accepts such provisions as agent and trustee for its Related Non-Party Beneficiaries, and (ii) shall be entitled to enforce such provisions on behalf of its Related Non-Party Beneficiaries. (3) Notwithstanding clause (2) above or any other term of this Agreement or any Security Document, the consent of any Non-Party Beneficiary or other Person who is not a Party is not required to amend, modify or supplement this Agreement or any Security Document. ARTICLE 2 SECURED PREPAID FORWARD COMMITMENTS 2.1 Secured Prepaid Forward Commitments (1) Secured Prepaid Forward Commitments. Subject to the terms and conditions set forth herein, each Bank commits to make a single advance on the Closing Date to the Company under a Prepaid Forward Arrangement in an amount equal to that set forth beside such Bank’s name in Schedule 2.1. (2) Non-Revolving Nature. The Secured Prepaid Forward Commitments are non-revolving, such that any termination of a Secured Prepaid Forward Arrangement, whether upon early termination or final settlement, shall not entitle the Company to request that the Banks enter into additional Prepaid Forward Arrangements in the amount of the terminated Secured Prepaid Forward Arrangement. (3) Additional Secured Prepaid Forward Commitments. (a) Subject to the terms and conditions hereof, at any time prior to the second anniversary of the Closing Date, the Company may request that the Banks, or any other Persons acceptable to the Administrative Agent (acting reasonably), provide additional Secured Prepaid

- 45 - 1399-1964-3930.19 Supplementary Terms Agreement – i-80 Gold Corp. Forward Commitments to make advances under one or more additional Prepaid Forward Arrangements (each, an “Additional Commitment”); provided that: (i) the Agent and the Banks shall have received the following, which shall be in form and substance satisfactory to the Banks: (A) fully funded financing plans (using the most recent Life of Mine Plan delivered to the Banks) at 80% of the LBMA Gold Price published by the London Bullion Market Association on the relevant date of calculation, for the construction of the Archimedes Underground Mine and the Lone Tree CIL Processing and Autoclave Facility, providing for, among other things, in equity proceeds derived from the Company's May 2025 warrants, anticipated on or before maturity on November 16, 2027 (the “2027 Warrants”) being included as cash reserves, provided that as of the date of the effectiveness of such Additional Commitments, the common shares of the Company are trading, and have been trading for a minimum period of 90 days, at a 40% premium to the 2027 Warrants exercise price (being U.S.$0.70); (B) internal technical information (the “Internal Technical Information”), done to industry recognized feasibility level standards and acknowledged by a Qualified Person (as defined in NI 43-101), covering such specific technical areas of study work to be agreed between the Company and the Banks by , with respect to the construction and operation of the Archimedes Underground Mine; provided that: (I) prior to its completion by the Company, the scope of such Internal Technical Information may be revised based on input of the Banks, acting reasonably, following regularly scheduled updates of such ongoing technical work with the Banks; (II) the Internal Technical Information shall be deemed complete, subject to the Banks’ review and approval, once sufficient feasibility level work has been completed to address the operational activities associated with material being mined during the prepay delivery period; and (III) such feasibility level engineering work to be incorporated into a feasibility study with respect to the Archimedes Underground Mine, scheduled to be completed in the ; (C) a feasibility study with respect to the Granite Creek Underground Mine; and (D) not less than 15 Business Days prior to the effectiveness of such Additional Commitments, an updated Life of Mine Plan; (ii) the Banks shall have completed and be satisfied with a site visit and technical review of the Archimedes Underground Mine, the Lone Tree CIL Processing and Autoclave Facility and the Granite Creek Underground Mine, such site visits to have been completed not more than two months prior to the effectiveness of such Additional Commitments;

- 46 - 1399-1964-3930.19 Supplementary Terms Agreement – i-80 Gold Corp. (iii) no Default or Event of Default has occurred and is continuing or would be caused thereby; (iv) the Administrative Agent and the Banks shall be satisfied that, since the last day of the Fiscal Year for which the Company has delivered to the Banks the audited annual financial statements of the Company pursuant to Section 5.1(1)(a), there has not been a Material Adverse Change; and (v) the Company is in pro forma compliance with the financial covenants in Section 5.1(11) (assuming the full incurrence and application of the new Indebtedness in question). (b) Any Additional Commitment shall be documented pursuant to an amendment agreement, or, if agreed by the Company, an amended and restated version of this Agreement, satisfactory to the Administrative Agent (and in the case of an amendment and restatement of this Agreement, satisfactory to the Banks) and executed by the Company, any Person providing an Additional Commitment (the “Additional Bank”) and the Administrative Agent. Upon satisfaction of the conditions precedent set out therein, the Additional Commitment in question shall become effective, and (i) the Administrative Agent shall promptly notify each Bank as to such agreement, and (ii) Schedule 2.1 shall be deemed to be modified accordingly. (c) Notwithstanding anything to the contrary in this Agreement: (i) subject to the satisfaction of the conditions set forth in clause (a) above to the satisfaction of the Banks, no Additional Commitment shall require the consent of any Bank other than the Additional Bank in question, but each Additional Commitment by a Person other than a then-existing Bank shall require the approval of the Administrative Agent, not to be unreasonably withheld, delayed or conditioned; (ii) no Bank shall have any obligation to provide any Additional Commitment unless it agrees to do so in its sole discretion; (iii) each existing Bank shall have the right to participate in any Additional Commitment on a pro rata basis determined by reference to all other existing Banks that also choose to do so; (iv) the aggregate amount of all Additional Commitments shall not exceed U.S.$100,000,000; (v) the aggregate amount of all Additional Commitments requested at any one time shall not be less than U.S.$25,000,000; (vi) the Borrower may pay such up-front, arrangement or other fees as may be agreed by the Administrative Agent and any Additional Bank in connection with the provision by such Additional Bank of an Additional Commitment; and

- 47 - 1399-1964-3930.19 Supplementary Terms Agreement – i-80 Gold Corp. (vii) the Prepaid Forward Arrangements entered into pursuant to such Additional Commitments will be provided on the same economic and delivery profiles and pricing as the Secured Prepaid Forward Arrangements. (d) For greater certainty but without limitation, the obligations of the Credit Parties under any such Additional Commitment shall be secured pari passu with the other obligations of the Credit Parties under the Credit Documents. 2.2 Fees. (1) Fees to Administrative Agent. The Company shall pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon in the Fee Letter. (2) Payment of Fees. All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, in the case of the upfront fee, to the Banks. Fees paid when earned shall not be refundable except in the case of manifest error in the calculation of any fee payment. 2.3 Payments Generally; Sharing of Set-Offs. (1) Allocation of Funds in Event of Default. If an Event of Default shall have occurred and be continuing, all payments or proceeds thereafter received by the Administrative Agent hereunder or under any other Credit Document in respect of any of the Secured Liabilities (including, but not limited to, Secured Hedge Obligations that are owing to any Secured Hedge Counterparty), including, but not limited to all proceeds received by the Administrative Agent in respect of any sale of, any collection from, or other realization upon, all or any part of the Collateral, shall be applied as follows: (a) first, to the payment of all reasonable and documented costs and expenses of such sale, collection or other realization, including reasonable and documented compensation to the Administrative Agent and its agents (including, for certainty, the Collateral Agent) and outside counsel, and all other reasonable and documented expenses, liabilities and advances made or incurred by the Administrative Agent in connection therewith, and all amounts for which the Administrative Agent is entitled to indemnification hereunder or under any Credit Document (in its capacity as Administrative Agent and not as a Bank), and to the payment of all reasonable and documented costs and expenses paid or incurred by the Administrative Agent in connection with the exercise of any right or remedy hereunder or under any other Credit Document, all in accordance with the terms hereof or thereof; (b) second, to the extent of any excess of such payments or proceeds, to the rateable payment of any fee or commission due but unpaid under this Agreement; (c) third, to the extent of any excess of such payments or proceeds, to the rateable payment of the Secured Liabilities; (d) fourth, to the extent of any excess of such payments or proceeds, to the payment of any other amount due but unpaid under the Credit Documents; and

- 48 - 1399-1964-3930.19 Supplementary Terms Agreement – i-80 Gold Corp. (e) fifth, to the extent of any excess of such payments or proceeds, to the payment to or upon the order of the Company or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct. Notwithstanding the foregoing, in no event shall payments or proceeds received by the Administrative Agent from a Guarantor or in respect of its Collateral be applied against Excluded Swap Obligations of such Guarantor. (2) If any Secured Party shall obtain Payment in respect of any of its Secured Liabilities (including by way of set-off or counterclaim) resulting in such Secured Party receiving payment of a greater proportion of the aggregate amount of its Secured Liabilities than the proportion received by any other Secured Party on its Secured Liabilities, then the Secured Party receiving such greater proportion shall purchase (for cash at face value) participations in the Secured Liabilities owed to other Secured Parties (as applicable) to the extent necessary so that the benefit of all such payments shall be shared by the Secured Parties rateably in accordance with the aggregate amount of their respective Secured Liabilities; provided that (a) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (b) this Section 2.3(2) shall not apply to: (a) any Payment made by the Company pursuant to and in accordance with the express terms of this Agreement; (b) any Payment obtained by a Bank as consideration for the assignment of, or sale of a participation in, any of its Secured Prepaid Forward Obligations; (c) netting under or as between Secured Hedge Arrangements; (d) any Permitted Prepaid Forward Payment; and (e) any Permitted Hedge Payment. For the avoidance of doubt, it is the intention of the Parties that all Secured Liabilities shall rank pari passu and that they shall in all respects be preserved and administered as such. The Company hereby consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Bank acquiring a participation pursuant to the foregoing arrangements may exercise against the Company rights of set-off and counterclaim with respect to such participation as fully as if such Bank were a direct creditor of the Company in the amount of such participation. 2.4 Currency Indemnity. If, for the purposes of obtaining judgment in any court in any jurisdiction with respect to this Agreement or any other Credit Document, it becomes necessary to convert into a particular currency (the “Judgment Currency”) any amount due under this Agreement or under any other Credit Document in any currency other than the Judgment Currency (the “Currency Due”), then conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which judgment is given. For this purpose “rate of exchange” means the rate at which the Administrative Agent is able, on the relevant date, to purchase the Currency Due with the Judgment Currency in accordance with its normal practice. In the event that there is a change in the rate of exchange prevailing between the Business Day immediately preceding the day on which the judgment is given and the date of receipt by the Administrative Agent of the amount due, the Company shall, on the date of receipt by the Administrative Agent, pay such additional

- 49 - 1399-1964-3930.19 Supplementary Terms Agreement – i-80 Gold Corp. amounts, if any, or be entitled to receive reimbursement of such amount, if any, as may be necessary to ensure that the amount received by the Administrative Agent on such date is the amount in the Judgment Currency which when converted at the rate of exchange prevailing on the date of receipt by the Administrative Agent is the amount then due under this Agreement or such other Credit Document in the Currency Due. If the amount of the Currency Due which the Administrative Agent is so able to purchase is less than the amount of the Currency Due originally due to it, the Company shall indemnify and save the Administrative Agent and the Banks harmless from and against all loss or damage arising as a result of such deficiency. This indemnity shall constitute an obligation separate and independent from the other obligations contained in this Agreement and the other Credit Documents, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the Administrative Agent from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due under this Agreement or any other Credit Document or under any judgment or order. ARTICLE 3 REPRESENTATIONS AND WARRANTIES 3.1 Representations and Warranties of the Company. In order to induce the Administrative Agent and the Banks to enter into the Credit Documents, the Company represents and warrants to the Banks that each statement set forth in this Section 3.1 is true and correct on the date hereof. For the avoidance of doubt, such representations are repeated as at the date of each Compliance Certificate. References to Schedules refer to such Schedules as supplemented from time to time in accordance with Section 5.1(1)(o). (1) Organization; Powers. Each Credit Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required. (2) Authorization; Enforceability. The Transactions are within the Credit Parties’ corporate powers and have been duly authorized by all necessary corporate and shareholder action, as applicable. This Agreement and the other Credit Documents have been duly executed and delivered by each Credit Party (as applicable) and constitute legal, valid and binding obligations of each Credit Party (as applicable), enforceable in accordance with their terms, subject to applicable Legal Reservations. (3) Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority except to perfect the Liens granted pursuant to the Security Documents, (b) will not violate any applicable Law or the charter, by-laws or other organizational documents any Credit Party or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Credit Party or their respective assets, or give rise to a right thereunder to require any payment to be made by any Credit Party, and (d) will not result in the creation or imposition of, or the requirement to create, any Lien on any asset of any Credit Party, except for any Lien arising in favour of the Administrative Agent, for the benefit of the Secured Parties, under the Credit Documents.

- 50 - 1399-1964-3930.19 Supplementary Terms Agreement – i-80 Gold Corp. (4) Financial Condition; No Material Adverse Effect. (a) All financial statements delivered by the Company to the Banks, including pursuant to Section 5.1(1), present fairly, in all material respects, the consolidated financial position and results of operations and cash flows of the Company as of the applicable dates and for the applicable periods in accordance with U.S. GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in Section 5.1(1)(b). Other than as disclosed in the most recent audited financial statements of the Company delivered to the Banks, there are no off-balance sheet transactions arrangements, obligations (including contingent obligations) or other relationships of the Company or any other Group Party with unconsolidated entities or other Persons that may have a material current or future effect on the financial condition, changes in financial condition, results of operations, earnings, cash flow, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses of the Company or any Group Party. (b) Since December 31, 2025, no Material Adverse Change has occurred. (c) All information (including that disclosed in all financial statements) pertaining to the Group Parties (other than projections) that has been made available in writing to the Banks or the Administrative Agent by the Company or any representative of the Group Parties, taken as a whole, is complete and correct in all material respects and does not contain any material misstatement of fact or omit to state a material fact necessary in order to make the statements contained therein not, taken as a whole, materially misleading in light of the circumstances under which such statements are made. The projections, forecasts, and budgets provided by or on behalf of the Company to the Administrative Agent have been prepared in good faith and are based on reasonable assumptions at the time made in light of then-current and reasonably foreseeable business conditions. The Company believes that the forecasts and budgets provided by or on behalf of the Company to the Administrative Agent are reasonable and attainable, it being recognized that projections as to future events are not to be viewed as facts and that the actual results during the period or periods covered by such forecasts and budgets may differ from the projected results included in such forecasts and budgets and such differences may be material. (5) Litigation. (a) Except as disclosed in Schedule 3.1(5), and except for environmental-related matters (which are dealt with in Section 3.1(18)), there are no actions, suits or proceedings (including any Tax-related matter) by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Company, threatened in writing against any of the Credit Parties (i) as to which there is a reasonable likelihood of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than as described in Schedule 3.1(5)), or (ii) that involve this Agreement, any other Credit Document or the Transactions. (b) Since the date of this Agreement, there has been no change in the status of the matters described in Schedule 3.1(5) that, individually or in the aggregate, has resulted in a Material Adverse Effect.

- 51 - 1399-1964-3930.19 Supplementary Terms Agreement – i-80 Gold Corp. (6) Compliance with Laws. Each Credit Party is in compliance with all Laws applicable to it or its property except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Credit Party has violated or failed to obtain any Authorization necessary to the ownership of any of its property or assets or the conduct of its business, which violation or failure could reasonably be expected to have (in the event that such a violation or failure were asserted by any Person through appropriate action) a Material Adverse Effect. (7) Compliance with Agreements. No Credit Party is in default, nor has any event or circumstance occurred which, but for the passage of time or the giving of notice, or both, would constitute a default (in any respect that would have a Material Adverse Effect), under (a) any loan or credit agreement, indenture, mortgage, deed of trust, security agreement or other instrument or agreement evidencing or pertaining to any Material Indebtedness of any Credit Party, or (b) under any other agreement or instrument to which a Credit Party is a party or by which any Credit Party is bound. (8) No Default. No Default has occurred and is continuing. (9) Taxes. Each Credit Party has filed or caused to be filed when due all material income and other Tax returns and reports required to have been filed and has paid or caused to be paid when due all material Taxes required to have been paid by it (including all instalments with respect to the current period) and has made adequate provision for Taxes for the current period, except Taxes that are being contested in good faith by appropriate proceedings and for which such Credit Party, as applicable, has set aside on its books adequate reserves. (10) Clean Title; Liens. The Credit Parties have indefeasible fee simple registered and beneficial title to their respective owned real properties, and with respect to leased real properties, indefeasible title to the leasehold estate with respect thereto, pursuant to valid and enforceable leases, in each case free and clear of all Liens except Permitted Liens. All personal property in which any Credit Party has any right, title or interest is free and clear of all Liens except Permitted Liens. (11) Pension Plans; ERISA. (a) Each Pension Plan is duly registered under the ITA and applicable pension standards legislation and has been administered in all material respects in accordance with applicable Law and the terms of such plan. All obligations of each Credit Party (including fiduciary, funding, investment and administration obligations) required to be performed in connection with the Pension Plans and the funding agreements thereunder have been performed on a timely basis in all material respects. There are no material outstanding disputes concerning the assets of any Pension Plan and there have been no improper withdrawals of any assets of the Pension Plans. All material assessments owed to the Pension Benefits Guarantee Fund established under the Pension Benefits Act (Ontario), or other assessments or payments required under similar legislation in any other jurisdiction have been paid when due in respect of each Pension Plan. (b) In respect of each Pension Plan that is a Defined Benefit Plan, (i) the plan’s name, registration number and jurisdiction of registration are disclosed on Schedule 3.1(11), (ii) a copy of the most recently prepared actuarial valuation report for the plan has been provided by the Company to the Administrative Agent and the Banks, (iii) no changes have occurred since the date of the most recently prepared actuarial valuation report for the plan or are reasonably expected to occur which would materially adversely affect the conclusion set out in the most recently prepared actuarial valuation report, and (iv) no events have

- 52 - 1399-1964-3930.19 Supplementary Terms Agreement – i-80 Gold Corp. occurred which would reasonably be expected to result in a wind-up or termination of the plan, in whole or in part. (c) All employee and employer contributions (including special payments and any other payments in respect of any funding deficiencies or shortfalls) or premiums required to have been remitted to the Pension Plans under the terms of the applicable plan and applicable Law have been properly withheld and remitted to the funding arrangement for the plan in a timely manner in all material respects. (d) Except as could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect, (i) each Plan is in compliance with the applicable provisions of ERISA, the Code and other federal or state Laws and (ii) each Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the IRS to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the IRS to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the IRS, and, to the knowledge of the Credit Parties, nothing has occurred that would prevent or cause the loss of such tax-qualified status. (e) There are no pending or, to the knowledge of any Credit Party, threatened or contemplated claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that, either individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect. (f) No ERISA Event has occurred, or is reasonable expected to occur, that, either individually or in the aggregate, could reasonably be expected to constitute or result in a Material Adverse Effect. (g) The present value of all accrued benefits under each U.S. Pension Plan (based on those assumptions used to fund such U.S. Pension Plan) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such U.S. Pension Plan allocable to such accrued benefits by a material amount. As of the most recent valuation date for each Multiemployer Plan, the potential liability of any Credit Party or any ERISA Affiliate for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 or Section 4205 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, is zero. (12) Casualties; Taking of Properties. Since December 31, 2025, neither the business nor the properties of any Credit Party have been affected in a manner that has had, or could reasonably be expected to have, a Material Adverse Effect as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labour disturbance, embargo, requisition or taking of property or cancellation of contracts, permits or concessions by any domestic or foreign Governmental Authority, riot, activities of armed forces, or acts of God or of any public enemy. Except as set out on Schedule 3.1(12), there is no expropriation or similar proceeding, actual or threatened in writing, of which any Credit Party has notice, against any Project Real Property, or any material part thereof. (13) Subsidiaries. As of the Closing Date, Schedule 3.1(13). correctly sets forth:

- 53 - 1399-1964-3930.19 Supplementary Terms Agreement – i-80 Gold Corp. (a) the legal name of each Credit Party and its form of legal entity and jurisdiction of organization; (b) the Equity Securities issued and outstanding by each Credit Party, and the registered and beneficial owners thereof; (c) the Equity Securities (other than publicly-traded Equity Securities) owned by each Credit Party; and (d) a corporate organizational chart of the Company and its Subsidiaries. There are no outstanding options, warrants or other rights to purchase, or other agreements outstanding with respect to, or property that is now or hereafter convertible into, or that requires the issuance or sale of, any Equity Securities of any Group Party other than the Company. All Equity Securities issued by Credit Parties are duly authorized, validly issued, fully paid and non-assessable, and were issued in compliance with all applicable federal, provincial or foreign securities and other Laws, in all material respects. The Credit Parties have no minority interests in any partnerships, joint ventures or other Persons other than Permitted Investments and as set out in Schedule 3.1(13). Each Subsidiary is a Wholly-Owned Subsidiary. (14) Insurance. The Credit Parties maintain insurance policies and coverage in compliance with Section 5.1(8). Such insurance coverage (a) is sufficient for compliance with all requirements of applicable Law and of all agreements to which any Credit Party is a party, (b) is provided under valid, outstanding and enforceable policies, (c) provides adequate insurance coverage in at least such amounts and against at least such risks (but including in any event public liability) as are usually insured against in the same general area by Persons engaged in the same or a similar business to the assets and operations of the Credit Parties, and (d) will not in any way be affected by, or terminate or lapse by reason of, the Transactions. All such policies that are material are in full force and effect, all premiums with respect thereto have been paid in accordance with their respective terms, and no notice of cancellation or termination has been received with respect to any such policy. Each Credit Party has no reason to believe that it will not be able to renew all material insurance policies currently in force or to obtain similar coverage from financially sound, reputable independent insurance companies, at a cost that is not significantly higher. Except as set out on Schedule 3.1(14), no Credit Party has a material claim pending against any insurer or pursuant to any insurance policy. No Credit Party maintains any formalized self-insurance program with respect to its assets or operations or material risks with respect thereto. The certificate of insurance delivered to the Administrative Agent pursuant to Section 4.1(8) contains an accurate and complete description of all material policies of insurance owned or held by each Credit Party on the Closing Date. (15) Material Subsidiaries. Each Material Subsidiary is a Credit Party to the extent required by this Agreement. (16) Solvency. No Credit Party is an “insolvent person” within the meaning of the BIA. (17) Material Contracts. Each of the Material Contracts is in full force and effect. No Credit Party is in default under or in breach of any term or condition of any Material Contract that would have, either individually or in the aggregate, a Material Adverse Effect, nor is any Credit Party aware of any default under or breach of any term or condition of any Material Contract by any other party thereto that would have a Material Adverse Effect.

- 54 - 1399-1964-3930.19 Supplementary Terms Agreement – i-80 Gold Corp. (18) Environmental Matters. Except as disclosed to the Banks in Schedule 3.1(18): (a) Environmental Laws, Etc. Neither any property of the Credit Parties nor the operations conducted thereon violate any applicable order of any court or Governmental Authority or any Environmental Laws, which violation could reasonably be expected to result in remedial obligations having a Material Adverse Effect, assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to the relevant property, and except as otherwise disclosed pursuant to the terms of clause (b) – (e) in this Section 3.1(18), no written notice has been received by any Credit Party of any claim with respect to any liability under any Environmental Laws, which liability could reasonably be expected to result in remedial obligations having a Material Adverse Effect. (b) Notices, Permits, Etc. All notices, permits, licenses or similar authorizations, if any, required to be obtained or filed by the Credit Parties in connection with the operation or use of any and all property of the Credit Parties, including but not limited to past or present treatment, transportation, storage, disposal or Release of Hazardous Materials into the environment, have been duly obtained or filed, except to the extent the failure to obtain or file such notices, permits, licenses or similar authorizations could not reasonably be expected to have a Material Adverse Effect, or which could not reasonably be expected to result in remedial obligations having a Material Adverse Effect, assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to the relevant property; provided that, any representation or warranty provided pursuant to this clause (b) in respect of any time prior to the date that is five years prior to the Closing Date is provided to the knowledge of the Chief Executive Officer, Chief Financial Officer or General Counsel of the Borrower, after due inquiry. (c) Hazardous Substances Carriers. All Hazardous Materials generated at any and all property of the Credit Parties have been treated, transported, stored and disposed of only in accordance with all Environmental Laws applicable to them, except to the extent the failure to have such Hazardous Materials so transported, treated or disposed of could not reasonably be expected to have a Material Adverse Effect; provided that, any representation or warranty provided pursuant to this clause (c) in respect of any time prior to the date that is five years prior to the Closing Date is provided to the knowledge of the Chief Executive Officer, Chief Financial Officer or General Counsel of the Borrower, after due inquiry. (d) Hazardous Materials Disposal. The Credit Parties have taken all reasonable steps necessary to determine and have determined that no Hazardous Materials have been disposed of or Released on or from any property of the Credit Parties other than in compliance with Environmental Laws, except to the extent the disposition or Release of such Hazardous Materials could not reasonably be expected to have a Material Adverse Effect or which could not reasonably be expected to result in remedial obligations having a Material Adverse Effect, assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to the relevant property; provided that, any representation or warranty provided pursuant to this clause (d) in respect of any time prior to the date that is five years prior to the Closing Date is provided to the knowledge of the Chief Executive Officer, Chief Financial Officer or General Counsel of the Borrower, after due inquiry.

- 55 - 1399-1964-3930.19 Supplementary Terms Agreement – i-80 Gold Corp. (e) No Contingent Liability. The Credit Parties have no material contingent liability in connection with any Release of any Hazardous Materials into the environment except (i) contingent liabilities which could not reasonably be expected to exceed in excess of applicable insurance coverage at any one time and from time to time, and for which adequate reserves for the payment thereof as required by U.S. GAAP have been provided, and (ii) contingent liabilities which could not reasonably be expected to result in remedial obligations having a Material Adverse Effect, assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to such Release or threatened Release. (19) Employee Matters. (a) Except as set out in Schedule 3.1(19), none of the Credit Parties, nor any of their respective employees, is subject to any collective bargaining agreement. There are no strikes, slowdowns, work stoppages or controversies pending or, to the best knowledge of the Company, threatened against the Credit Parties, or their respective employees, which could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Except as set out in Schedule 3.1(19), none of the Credit Parties is subject to an employment contract providing for a fixed term of employment or providing for special payments on termination of employment, the termination or the payment, as applicable, of which could reasonably be expected to have a Material Adverse Effect. (b) Each of the Credit Parties has withheld from each payment to each of their respective officers, directors and employees the amount of all material Taxes, including income tax, Canada or Quebec Pension Plan contributions, as applicable, employment insurance premiums and other payments and deductions required to be withheld therefrom, and has paid the same to the proper taxation or other receiving authority in accordance with applicable Law in all material respects. No Credit Party is subject to any claim by or liability to any of their respective officers, directors or employees for salary (including vacation pay) or benefits which would rank in whole or in part pari passu with or prior to the Liens created by the Security Documents. (20) Fiscal Year. The Fiscal Year ends on December 31 of each calendar year, and the Fiscal Quarters end on the last day of each of March, June, September and December of each calendar year. (21) Intellectual Property Rights. Each Credit Party is the registered and beneficial owner of, with good and marketable title, free of all licenses, franchises and Liens other than Permitted Liens, to all Intellectual Property used in or necessary for the present and planned future conduct of its business, without any conflict with the rights of any other Person, other than for such conflicts as could not reasonably be expected to have a Material Adverse Effect. No material claim has been asserted and is pending by any Person with respect to the use by any Credit Party of any Intellectual Property or challenging or questioning the validity, enforceability or effectiveness of any Intellectual Property necessary for the conduct of the business of any Credit Party. Except as could not reasonably be expected to have a Material Adverse Effect, (a) each Credit Party has the exclusive right to use the Intellectual Property which such Credit Party owns, (b) all applications and registrations for such Intellectual Property are in good standing, current and valid, (c) all registrations for such Intellectual Property are enforceable, and (d) the conduct of each Credit Party’s business does not infringe or misappropriate the Intellectual Property of any other Person.

- 56 - 1399-1964-3930.19 Supplementary Terms Agreement – i-80 Gold Corp. (22) “Know Your Customer” Information. All materials and information provided to the Banks in connection with applicable “know your customer”, AML Legislation and the Patriot Act are true and correct. (23) Anti-Corruption Laws, Sanctions and Export Controls. Each Group Party has implemented and maintains in effect policies and procedures designed to ensure compliance by such Group Party and its directors, officers, employees and Relevant Agents with Anti-Corruption Laws, Sanctions and Export Controls. Each Group Party and, to the knowledge of the Company, its directors, officers, employees and Relevant Agents is in compliance with Anti-Corruption Laws, Sanctions and Export Controls. No Group Party or, to the knowledge of the Company, any of its directors, officers or employees or Relevant Agents is (a) a Sanctioned Person, Restricted Party, or Blocked Party or is engaged in any activity that would reasonably be expected to result in such Group Party being designated as a Sanctioned Person, Restricted Party, or Blocked Party; or (b) is subject to any claim, proceeding, formal notice or investigation with respect to an actual or possible violation of Sanctions or Export Controls. The Transactions will not violate Anti-Corruption Laws, Sanctions or Export Controls. (24) Security. The Security Documents are effective to create in favour of the Administrative Agent for its own benefit and the benefit of the other Secured Parties, legal, valid and enforceable Liens on, and security interests in, the Collateral, and (i) when financing statements and filings in applicable land registry offices or other public offices in appropriate form are filed in the jurisdictions specified on Schedule 3.1(24) and (ii) upon the taking of possession or control by the Administrative Agent of the Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Administrative Agent to the extent possession or control by the Administrative Agent is required by the Security Documents), the Liens created by the Security Documents shall constitute valid perfected first ranking Liens, subject only to Permitted Liens, on all right, title and interest of the grantors thereunder. (25) Project Approvals. (a) Set forth in Schedule 3.1(25) is a complete and accurate list of all Project Approvals. (b) All Project Approvals, other than Future Project Authorizations: (i) have been duly obtained, taken, given or made; (ii) are valid and in full force and effect, and (iii) are free from conditions or requirements that have not been met or complied with where the failure to so satisfy may allow for the material modification or revocation thereof. (c) Each Credit Party is in material compliance with all Project Approvals held by, or in favour of, such Credit Party. (d) No Credit Party has any reason to believe that any of the Future Project Authorizations or any renewal of any Project Mining Rights: (i) will not be obtained in the ordinary course as and when required under the terms of the Life of Mine Plan and applicable Laws; or

- 57 - 1399-1964-3930.19 Supplementary Terms Agreement – i-80 Gold Corp. (ii) will be subject to any conditions or requirements that cannot be met or complied with. (e) All applicable waiting periods and judicial review periods prescribed by statute in connection with any Project Approval (other than Future Project Authorizations) have expired without any action having been taken or threatened by any party that could reasonably be expected to result in the suspension, cancellation, revocation or loss of such Project Approval or any material and adverse change thereto. (f) No Credit Party has received any written notification of a challenge to the validity of any Project Approval that has resulted in or is reasonably likely to result in such Project Approval being suspended, cancelled, revoked or materially and adversely modified. (g) No Credit Party has received any written notice from any Governmental Authority of any revocation or intention to revoke any interest of a Credit Party in any of the Project Approvals. (h) All material Taxes, assessments, maintenance fees and other amounts required to maintain the Project Approvals (other than Future Project Authorizations) have been paid in full. (26) Project Real Property. (a) Set forth in Schedule 3.1(26) is a complete and accurate list of all Project Real Property, which, for each parcel located in the United States, includes: (i) for fee simple (freehold) parcels, the county, assessor's parcel number (APN), and recordable legal description; (ii) for unpatented mining claims, the claim name, BLM serial number, county, and township/range/section; (iii) for patented mining claims and mineral leases, the lease or patent number, county, and recordable legal description; and (iv) a map showing the general location of such Project Real Property. (b) Except as set out in Schedule 3.1(26), the Credit Parties do not have any right, title or interest in real property other than Project Real Property. (c) Except as set out in Schedule 3.1(26) on the Closing Date, the Credit Parties are the sole legal and beneficial holders of the Project Real Property, subject only to, with respect to the property subject to the Project Leases, the ownership rights of the respective lessors. (d) The Project Leases are valid and enforceable leases that are in full force and effect free from any material breach or default by a Credit Party. (e) The Projects are situate on the Project Real Property and are operated pursuant to the Project Mining Rights (including unpatented mining claims). (f) All Project Mining Rights pertain to the Project Real Property. Except as set out in Schedule 3.1(26), the Project Mining Rights give the Credit Parties the exclusive right to mine or exploit any and all minerals within or under the Project Real Property and pursuant to the Project Mining Rights (including unpatented mining claims), subject only to Permitted Liens.

- 58 - 1399-1964-3930.19 Supplementary Terms Agreement – i-80 Gold Corp. (g) The Project Real Property constitutes all real property rights necessary for the construction, development, operation or maintenance of the Projects in accordance with, and as contemplated by, the Life of Mine Plan in all material respects. (27) Project Assets. The Project Assets are in reasonable condition and repair, ordinary wear and tear excepted, and are adequate for the purposes for which they are now used and for the development, construction, operation and maintenance of the Projects in accordance with, and as contemplated by, the Life of Mine Plan in all material respects. All Project Assets are free and clear of Liens other than Permitted Liens. (28) Project Infrastructure. All of the material services, utilities, ingress and egress roadways, means of transportation, rights of access and passage, equipment and materials or supplies necessary for any Credit Party to construct develop, operate and maintain the Projects in accordance with: (a) applicable Law; (b) applicable Project Approvals; and (c) as contemplated by, the Life of Mine Plan, in all material respects, are available or are reasonably expected to be made available to such Credit Party as contemplated by the Life of Mine Plan. (29) Royalties and Streams. There are no Royalty Agreements, Stream Agreements, production based Taxes or other payments, prepaid deliveries, or similar levies on mineral production from any Project except pursuant to the Existing Royalty Agreements, the Orion Silver Purchase Agreement or as otherwise permitted pursuant to clause (s) of the definition of “Permitted Liens”. Each Existing Royalty Agreement and the Orion Silver Purchase Agreement are each unamended since the Closing Date, except as not prohibited hereunder. There are no material overdue amounts owing under any Existing Royalty Agreements or the Orion Silver Purchase Agreement, except as are being contested in good faith and by appropriate proceedings, and no Credit Party is in default under or in breach of, in either case in any material respect, any term or condition thereof. Except as disclosed to the Administrative Agent in writing, there are no material disputes with respect to the calculation of payments under any Existing Royalty Agreement or the Orion Silver Purchase Agreement. (30) Secured Prepaid Forward Arrangements. The Company has not entered into, or otherwise become bound by, any Prepaid Forward Arrangement other than the Secured Prepaid Forward Arrangements. Subject to proportional sizing based upon the amount advanced, all Secured Prepaid Forward Arrangements have substantially similar economic and delivery profiles. (31) Life of Mine Plan. The forecasted balance sheets, income statements and cash flow statements as well as the other projections and other forward-looking statements and forecasts with respect to the Credit Parties and each Project in the Life of Mine Plan are a fair and reasonable description of what they purport to describe and were prepared in good faith on the basis of the assumptions stated therein, which assumptions were reasonable in the light of the conditions existing at the time of delivery of such projections, statements or forecasts and represented, at the time of delivery, the Company’s best estimate of its future financial performance. (32) Project Mine. If built and operated in accordance with the plans and specifications contained in the Life of Mine Plan, the gold mine and processing plant, as applicable, comprising part of

- 59 - 1399-1964-3930.19 Supplementary Terms Agreement – i-80 Gold Corp. each Project shall, in all material respects, conform to and comply with applicable Law and the terms and conditions of the Project Approvals. (33) Mine Safety. The Credit Parties conduct, and have conducted in the twelve (12) months preceding the date of this Agreement, its activities at each Project in compliance in all material respects with all Laws specifically applicable to mine safety (including the Federal Mine Safety and Health Act,30 U.S.C. §877 et seq. and the Occupational Safety and Health Act, 29 U.S.C. §651 et seq.). To the knowledge of the Company, there have been no reported incidents of non-compliance in any material respect with such Laws in connection with operations or activities at a Project in the twelve (12) months preceding the date of this Agreement. (34) Project Operation. There has been no material change in the conduct or operation of the Project from that contemplated in the Life of Mine Plan. No Person has any right, title or interest in Project Assets (other than Project Real Property and subject to Permitted Liens) other than Credit Parties. (35) Aboriginal Claims. Each Credit Party is complying with all Laws in respect of aboriginal rights, aboriginal title, treaty rights, and aboriginal communities that relate to the operation and maintenance of each Project in all material respects. Except as set out in Schedule 3.1(35): (a) there are no material outstanding or threatened, in writing, Aboriginal Claims; (b) the Company has not received notice, nor has it been informed in writing by any Governmental Authority of the receipt by a Governmental Authority of any notice regarding any material Aboriginal Claim; and (c) there are no impact and benefits agreements, memorandums of understanding, compensation or partnership agreements or any other agreements of the same nature with Aboriginal Groups affecting any Project. (36) Technical Reports. To the knowledge of the Company, the Technical Reports have been prepared and disclosed in accordance with accepted mining industry practices and Securities Laws, and accurately reflect in all material respects the estimated measured, indicated and inferred mineral resources and Proven and Probable Reserves with respect to the Projects as at the date of such Technical Reports. To the knowledge of the Company, subject to normal course depletion, there has been no material reduction in the aggregate amount of estimated mineral resources and reserves with respect to the Projects from the amounts last disclosed publicly by the Company in the Public Disclosure Documents. There are no outstanding unresolved comments of the Toronto Stock Exchange or any Securities Regulator in respect of the technical disclosure made in the Public Disclosure Documents. (37) Environmental and Social Laws and Standards. Each Credit Party is in compliance in all material respects with all Environmental and Social Laws and Standards and, in each case, to the best of its knowledge and belief (having made due and careful enquiry) no circumstances have occurred which would prevent such compliance. (38) Abandonment, Reclamation and Rehabilitation. The abandonment, reclamation and rehabilitation obligations of the Credit Parties set forth in the Life of Mine Plan with respect to the Projects and the Project Real Property accurately reflect in all material respects the estimated costs and obligations of the Credit Parties for such abandonment, reclamation and rehabilitation obligations and such estimate has been prepared in good faith and based on reasonable assumptions. Each Credit Party has provided to

- 60 - 1399-1964-3930.19 Supplementary Terms Agreement – i-80 Gold Corp. the applicable Governmental Authority such financial assurance as is required to be provided by such Credit Party at such time with respect to the closure plan for any Project pursuant to applicable Law. ARTICLE 4 CONDITIONS 4.1 Effective Date. This obligation of the Banks to enter into Secured Prepaid Forward Arrangements shall not become effective unless each of the conditions listed below is satisfied (or waived pursuant to Section 9.2). (1) Supplementary Terms Agreement. The Administrative Agent and each Bank shall have received from each party hereto either (a) a counterpart of this Agreement, duly executed on behalf of each party hereto, or (b) written evidence satisfactory to the Administrative Agent (which may include a facsimile or other electronic-transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement. (2) Initial Security Documents. The Administrative Agent shall have received the Initial Security Documents. (3) Orion Intercreditor Agreement. The Administrative Agent shall have received the Orion Intercreditor Agreement. (4) Perfection of Liens. The Initial Security Documents shall have been registered (or arrangements for registration satisfactory to the Administrative Agent shall have been made) in all offices in which, in the opinion of the Administrative Agent or its counsel, registration is necessary or of advantage to perfect or render opposable to third parties the Liens intended to be created thereby, and the Initial Security Documents and the Liens created thereby shall constitute a first ranking charge over the property to which they attach, subject to no other Liens except Permitted Liens. The Administrative Agent shall have received and be satisfied with the results of all personal property, litigation, judgment, bankruptcy, execution and other searches conducted or requested by the Administrative Agent and its counsel with respect to the Credit Parties and their assets in all jurisdictions selected by the Administrative Agent and its counsel. (5) Legal Opinions. The Administrative Agent shall have received a favourable written opinion of Stikeman Elliott LLP, Canadian counsel to the Company, covering such matters relating to the Credit Parties, this Agreement and the other Credit Documents as the Banks shall reasonably request (together with copies of all factual certificates and legal opinions delivered to such counsel in connection with such opinion upon which counsel has relied). The Administrative Agent shall also have received favourable written opinions of such special and local counsel to the Company covering such non-Ontario matters relating to the Credit Parties and the Credit Documents as the Banks shall reasonably request (together with copies of all factual certificates and legal opinions delivered to such counsel in connection with such opinion upon which such counsel has relied). If a Security Document creates a Lien over the interest of a Credit Party in any real property (including any freehold or fee simple), the legal opinions to be delivered to the Administrative Agent shall include opinions as to the title of the applicable Credit Parties to such real property (including any freehold or fee simple) and the creation and enforceability of such Lien. The Company hereby requests each such counsel to deliver such opinions and supporting materials. All opinions and certificates referred to in this Section 4.1(5) shall be addressed to the Administrative Agent and the other Secured Parties and dated the Closing Date.

- 61 - 1399-1964-3930.19 Supplementary Terms Agreement – i-80 Gold Corp. (6) Corporate Certificates. The Administrative Agent shall have received: (a) certified copies of the resolutions of the board of directors, general partner, or shareholders, as applicable, of each Credit Party approving, as appropriate, this Agreement and the other Credit Documents to which such Credit Party is a party and evidencing authorization with respect to such documents; and (b) a certificate of an officer of each Credit Party, dated as of the Closing Date, and certifying (i) the name, title and true signature of each officer of such Person authorized to execute this Agreement and the other Credit Documents to which it is a party, (ii) the name, title and true signature of each officer of such Person authorized to provide the certifications required pursuant to this Agreement, and (iii) that attached thereto is a true and complete copy of the articles of incorporation, bylaws or limited partnership agreement, as applicable, of each such Person, as amended to date, and a recent certificate of status, certificate of compliance, good standing certificate or analogous certificate. (7) Fees. The Administrative Agent and the Banks shall have received all fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced prior to the Closing Date, reimbursement or payment of all legal fees and other out-of-pocket expenses required to be reimbursed or paid by the Company hereunder or under any other Credit Document on the Closing Date. (8) Insurance. The Administrative Agent shall have received a certificate of insurance coverage, dated not more than 30 days prior to the Closing Date, evidencing that the Credit Parties are carrying insurance in accordance with Section 5.1(8) hereof. (9) Issuance of Permitted Convertible Indebtedness or Equity Securities. The Company shall have received sufficient gross proceeds from the issuance of Permitted Convertible Indebtedness or Equity Securities of the Company in an aggregate amount sufficient to achieve a fully funded financing plan for the construction of the Archimedes Underground Mine and the Lone Tree CIL Processing and Autoclave Facility in accordance with the life of mine plan delivered to the Banks on the signing of the commitment letter dated as of February 11, 2026 among the Banks and the Company. The Company shall have delivered to the Administrative Agent a certified true and complete copy of the agreement governing such Permitted Convertible Indebtedness. (10) Franco Nevada Royalty Sale. The Company shall have received gross proceeds of not less than U.S.$225,000,000 from the Franco Nevada Royalty Sale, and delivered to the Administrative Agent a certified true and complete copy of the agreement governing the royalty granted pursuant thereto. (11) No Litigation. No litigation, order, judgment, injunction or other action or proceeding shall be threatened in writing by any Person or Governmental Authority to enjoin, restrict, or prohibit the completion of the transactions contemplated hereby and by the other Credit Documents (including the delivery of the Security Documents and the granting of the Liens in favour of the Administrative Agent contemplated hereunder) or which impose any material condition on the completion thereof, or which could reasonably be expected to have a Material Adverse Effect, and the Administrative Agent shall have received an Officer’s Certificate confirming same. (12) Regulatory Approval; Consents; Waivers. The Administrative Agent and the Banks shall be satisfied that: (a) all material Authorizations;

- 62 - 1399-1964-3930.19 Supplementary Terms Agreement – i-80 Gold Corp. (b) all corporate, partnership, shareholder and court approvals; and (c) all consents and waivers, required to consummate the Transactions have been obtained and are in full force and effect in each case without the imposition of any burdensome provision, and that all applicable waiting periods shall have expired without any action being taken or threatened by any Governmental Authority that would materially restrain, prevent or otherwise impose material adverse conditions on the Transactions. (13) Delivery of Financial Statements. The Administrative Agent and the Banks shall have received the audited Consolidated balance sheet, statement of income and retained earning and statement of changes in financial position of the Company for the Fiscal Year ended December 31, 2025. (14) Compliance Certificate. The Administrative Agent shall have received a Compliance Certificate prepared on a pro forma basis after giving effect to the consummation of the other Transactions. (15) No Material Adverse Change. The Administrative Agent and the Banks shall be satisfied that, since December 31, 2025, there has not been a Material Adverse Change. (16) Representations and Warranties. The representations and warranties of the Company set out in this Agreement shall be true and correct. (17) No Default. No Default shall have occurred and be continuing or would result after giving effect to the Transactions. (18) Indebtedness. The Transactions contemplated in this Agreement and the other Credit Documents shall not have caused any event or condition to occur which has resulted, or which will result, in any Material Indebtedness (other than Indebtedness being repaid in connection with the Transactions) becoming due prior to its scheduled maturity or that permits (with or without the giving of notice, the lapse of time, or both) the holder or holders of any such Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity, or which will result in the creation of any Liens under any Indebtedness. (19) “Know Your Customer” Information. The Administrative Agent and the Banks shall have received all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including AML Legislation and the Patriot Act. (20) Perfection Certificate. The Company shall have delivered a Perfection Certificate current as of the Closing Date. (21) Repayment of Existing Indebtedness. The Credit Parties shall have repaid (or made satisfactory arrangements for the repayment of) all Orion Indebtedness and Existing Convertible Indebtedness, and the release of all Liens granted by the Credit Parties to secure such Indebtedness, such that no Credit Party shall have any Indebtedness (or commitment therefor) or Lien that will survive the Closing Date except Permitted Indebtedness and Permitted Liens. (22) Existing Secured Hedge Arrangements. Substantially concurrently with the repayment of the Existing Convertible Indebtedness, the Company shall have novated or accepted assignment of all

- 63 - 1399-1964-3930.19 Supplementary Terms Agreement – i-80 Gold Corp. Existing Secured Hedge Arrangements, such that the Company shall be party to such Existing Secured Hedge Arrangements. (23) Life of Mine Plan. The Banks and the Administrative Agent shall have received the Life of Mine Plan, which shall be in form and substance satisfactory to the Required Banks (acting reasonably) (24) Execution and Delivery of Documents. Each Credit Party shall have duly authorized, executed and delivered all documents required hereunder, all in form and substance satisfactory to the Administrative Agent. Such documents may be delivered to the Administrative Agent (or its counsel) by way of facsimile or other means of electronic transmission, provided that such number of original copies as may be reasonably requested shall be delivered by or on behalf of the Company to the Administrative Agent (or its counsel) within 7 days of the Closing Date. ARTICLE 5 AFFIRMATIVE COVENANTS 5.1 Covenants. From (and including) the Closing Date, the Company covenants and agrees with the Banks as follows (and in each case the parties agree that the making of such documents publicly available on Parent’s SEDAR+ profile satisfies the delivery requirements under this Section): (1) Financial Statements and Other Information. The Company shall furnish to the Administrative Agent for distribution to each Bank: (a) as soon as available and in any event within 90 days after the end of each Fiscal Year, the audited Consolidated balance sheet and related statements of income, retained earnings and changes in financial position of the Company as of the end of and for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all reported on by independent auditors of recognized national standing (without a qualification or exception as to the scope of such audit, other than a going concern qualification arising solely from Permitted Indebtedness becoming due within one year of its maturity) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company on a Consolidated basis; (b) as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, the unaudited Consolidated balance sheet and related statements of income, retained earnings and changes in financial position of the Company as of the end of and for such Fiscal Quarter and the then elapsed portion of the Fiscal Year which includes such Fiscal Quarter, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous Fiscal Year , all certified by a Responsible Officer of the Company as presenting fairly in all material respects the financial condition and results of operations of the Company on a Consolidated basis, subject to normal year-end audit adjustments; (c) concurrently with the financial statements required pursuant to Sections 5.1(1)(a) and (b), a Compliance Certificate;

- 64 - 1399-1964-3930.19 Supplementary Terms Agreement – i-80 Gold Corp. (d) concurrently with any delivery of financial statements under Section 5.1(1)(b), a management discussion and analysis for that Fiscal Quarter; (e) copies of each management letter issued to the Company by its auditors promptly following consideration or review thereof by the board of directors of the Company, or any committee thereof (together with any response thereto prepared by the Company); (f) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by any Credit Party with any securities commission, stock exchange or similar entity, and all materials distributed out of the ordinary course by the Company to its shareholders and which relate to matters in which any Bank or the Administrative Agent, in such capacities, can reasonably be expected to have an interest; (g) promptly after the Company learns of the receipt or occurrence of any of the following, a certificate of the Company, signed by a Responsible Officer of the Company, specifying (i) any event which constitutes a Default or Event of Default that is continuing, together with a detailed statement specifying the nature thereof and the steps being taken to cure such Default or Event of Default, (ii) the receipt of any notice from, or the taking of any other action by, the holder of any Material Indebtedness with respect to an actual or alleged default, together with a detailed statement specifying the notice given or other action taken by such holder and the nature of the claimed default and what action the relevant Credit Party is taking or proposes to take with respect thereto, (iii) a material amendment to, termination of, or material default under, any Material Contract; (iv) any event or condition not previously disclosed to the Administrative Agent, which violates any Environmental Laws and which would reasonably be expected to have a Material Adverse Effect, (v) the occurrence of any ERISA Event that, either individually or together with any other ERISA Events, could reasonably be expected to result in a material liability to any Credit Party, (vi) any material change in accounting or financial reporting practices by the Company or any Subsidiary, and (ix) any other event, development or condition which would reasonably be expected to have a Material Adverse Effect; (h) promptly after the occurrence thereof, notice of the institution of or any material adverse development in any action, suit or proceeding or any governmental investigation or any non-confidential arbitration before any court or arbitrator or any Governmental Authority or official against any Credit Party or any material property thereof (including pursuant to any applicable Environmental Laws) which has a reasonable probability of an adverse determination and which, if adversely determined, could reasonably be expected to have a Material Adverse Effect; (i) (i) promptly after the filing thereof with any Governmental Authority, copies of each annual information return, actuarial and other reports (including applicable schedules) and any applications for regulatory approval of asset withdrawals or commuted value transfers with respect to each Defined Benefit Plan or any fund maintained in respect thereof, (ii) promptly after becoming aware of any failure to withhold, make, remit or pay any material employee or employer payments, contributions (including “normal cost”, “special payments” and any other payments in respect of any funding deficiencies or shortfalls) or premiums to a Pension Plan or Benefit Plan on a timely basis in all material respects or the occurrence of any event which could reasonably be expected to result in the partial or full termination of any Defined Benefit Plan, written notice thereof, together with an

- 65 - 1399-1964-3930.19 Supplementary Terms Agreement – i-80 Gold Corp. explanation of the actions taken or proposed to be taken by any Credit Parties relating thereto, and (iii) upon request by the Administrative Agent, copies of any notifications or remittances or similar documents prepared and delivered to the trustee or custodian of any Pension Plan pursuant to section 56.1 of the Pension Benefits Act (Ontario) or similar applicable legislation in another jurisdiction; (j) upon request by the Administrative Agent no more than once per Fiscal Year, a copy of an insurance certificate summarizing the insurance coverages of the Credit Parties, in form and substance reasonably satisfactory to the Administrative Agent, and upon request by the Administrative Agent, copies of the applicable policies; (k) on or before the 60th day after each Fiscal Year end, an annual budget of the Company (consolidating on the basis of principal lines of business of the Company and its Subsidiaries), approved by the Board of Directors of the Company, setting forth in reasonable detail and on a quarterly basis the projected Consolidated revenues and expenses of the Company for the following Fiscal Year (provided that, for the three months prior to and following production at the Lone Tree CIL Processing and Autoclave Facility such detail shall be provided on a monthly basis), it being recognized by the Banks that projections as to future results are not to be viewed as fact and that the actual results for the period or periods covered by such projections may differ from the projected results; (l) concurrently with any delivery of financial statements under Section 5.1(1)(a) or (b), an updated Perfection Certificate if any of the information therein has changed since the last Perfection Certificate delivered hereunder (other than any information which is contained in any supplement to the Schedules hereto delivered pursuant to clause (o) below) with the result that a Lien created by the Security Documents would be unperfected or property of the Credit Parties required pursuant to the terms hereof to be subject to a Lien in favour of the Administrative Agent or Collateral Agent is not so subject; (m) concurrently with any delivery of financial statements under Section 5.1(1)(a) or (b), a certificate of a Responsible Officer of the Company identifying (i) any material change in U.S. GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 5.1(1)(a) and specifying the effect of such change on the financial statements accompanying such certificate, (ii) the acquisition or formation of any Subsidiary since the end of the previous Fiscal Quarter and indicating, for each such Subsidiary, whether such Subsidiary is a Material Subsidiary or not, (iii) any entry into, material amendment to, termination of, or material default under, any collective bargaining agreement, and (iv) any Permitted Acquisitions that have been consummated since the end of the previous Fiscal Quarter, including the date on which each such Permitted Acquisition was consummated and the consideration therefor; (n) promptly after receipt thereof by the Company or any Subsidiary, copies of each notice or other correspondence received from the British Columbia Securities Commission (or any comparable agency in any other applicable jurisdiction) concerning any investigation or other inquiry by the British Columbia Securities Commission or such other agency regarding financial or other operational results of the Company or any Subsidiary thereof; (o) concurrently with the delivery of the financial statements under Section 5.1(1)(a) or (b), a supplement to any Schedule hereto, or any representation herein or in any other Credit Document, with respect to any matter hereafter arising that, if existing or occurring at the

- 66 - 1399-1964-3930.19 Supplementary Terms Agreement – i-80 Gold Corp. date of this Agreement, would have been required to be set forth or described in such Schedule or as an exception to such representation or that is necessary to correct any information in such Schedule or representation which has been rendered inaccurate thereby (and, in the case of any supplements to any Schedule, such Schedule shall be appropriately marked to show the changes made therein); provided that (i) no such supplement to any such Schedule or representation shall amend, supplement or otherwise modify any Schedule or representation in a manner that would be materially adverse to the Banks, or be deemed a waiver of any Default or Event of Default in respect thereof, except as consented to by the Administrative Agent and the Required Banks in writing, acting reasonably, and (ii) no supplement shall be required or permitted as to representations and warranties that relate solely to the Closing Date; (p) as soon as available and in any event within 90 days after the end of each Fiscal Year, a Life of Mine Plan, together with copies of any material change thereto as soon as reasonably practicable thereafter; (q) as soon as available and in any event within 30 days after the end of each calendar month, monthly operating reports for the Archimedes Underground Mine and the Granite Creek Underground Mine and construction report for the Lone Tree CIL Processing and Autoclave Facility; (r) concurrent with the deliveries pursuant to Section 5.1(1)(a) or (b): (i) a copy of any material reports or studies relating to any Project which are delivered to any Credit Party by or on behalf of any third-party consultant or contractor since the end of the previous Fiscal Quarter, including any new Technical Reports or updated mineral reserve and mineral resource estimates produced that pertain to the Project Real Property; (s) promptly provide to the Administrative Agent: (i) written notice of any stoppage of, or material disruption to, mining or production activities at a Project operating mine (except any stoppage or material disruption which relates to planned maintenance of any Project Asset) which continues for a period of more than fifteen consecutive days, together with details of the reasons for such occurrence and the efforts being made to end such stoppage or material disruption; (ii) written notice of any material Aboriginal Claim instituted or to the knowledge of any Credit Party, threatened in writing against any Project; (iii) a copy of any document sent by it to any Governmental Authority which states or indicates, with respect to any Project or Project Asset, that a Credit Party is in breach of any Environmental Law or that a Release exists on, or emanates from, any Project or Project Asset in breach of any Environmental Law; or (iv) a copy of any enforcement or prosecution notice issued to a Credit Party by a Governmental Authority pursuant to any Environmental Law with respect to any Project or Project Asset; and

- 67 - 1399-1964-3930.19 Supplementary Terms Agreement – i-80 Gold Corp. (t) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of any Credit Party, or compliance with the terms of this Agreement or any other Credit Document, as the Administrative Agent may reasonably request. (2) Existence; Conduct of Business. The Company shall, and shall cause each other Credit Party to, (a) do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence (except to the extent permitted by Section 6.1(3)), and (b) except to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect, obtain, preserve, renew and keep in full force and effect any and all rights, licenses, permits, privileges and franchises material to the conduct of its business. (3) Payment of Obligations. The Company shall, and shall cause each other Credit Party to, pay its material Tax liabilities before they are overdue, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, and (b) the Company or such Credit Party has set aside on its books adequate reserves with respect thereto in accordance with U.S. GAAP. (4) Books and Records; Inspection Rights. The Company shall, and shall cause each other Credit Party to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities in all material respects. The Company shall, and shall cause each other Credit Party to, permit any representatives designated by the Administrative Agent or any Bank, upon reasonable prior notice and during regular business hours, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and shall use reasonably commercial efforts to permit such discussions with its independent accountants; provided that all such visits, inspections and inquiries shall be co-ordinated through the Administrative Agent in such a manner that does not disrupt the ability of any Credit Party to carry on its day-to-day business activities and, in any event, shall occur no more than once in any Rolling Period unless an Event of Default has occurred and is continuing. (5) Compliance with Laws. The Company shall, and shall cause each other Credit Party to, comply with all Laws and orders of any Governmental Authority applicable to it or its property and with all of its material contractual obligations except, in each case, where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Company shall, and shall cause each other Group Party and its and their respective directors, officers, employees and Relevant Agents to, comply with all Anti-Corruption Laws, Sanctions and Export Controls. Notwithstanding anything to the contrary contained herein, nothing in this Agreement shall require any Group Party, or any director, officer, employee, agent or Affiliate of any Group Party that are registered or incorporated under the laws of Canada or a province or territory thereof to commit an act or omission that contravenes the Foreign Extraterritorial Measures Act (Canada). (6) Use of Proceeds. The proceeds of the initial Secured Prepaid Forward Arrangements shall be used solely (a) to repay the Orion Indebtedness and the Existing Convertible Indebtedness (to the extent not previously repaid with the proceeds of the Franco Nevada Royalty Sale), (b) to finance the construction of the Lone Tree CIL Processing and Autoclave Facility and the Archimedes Underground Mine, and (c) for working capital and other general corporate purposes of the Company (including the funding of Permitted Investments and Permitted Acquisitions).

- 68 - 1399-1964-3930.19 Supplementary Terms Agreement – i-80 Gold Corp. (7) Further Assurances. (a) The Company shall, and shall cause each other Credit Party to, upon request from the Administrative Agent, cure promptly any defects in the execution and delivery of the Credit Documents, including this Agreement. Upon request from the Administrative Agent, the Company shall, at its expense, as promptly as practical, execute and deliver to the Administrative Agent, all such other and further documents, agreements and instruments (and cause each other Credit Party to take such action) in compliance with or performance of the covenants and agreements of the Company or any other Credit Party in any of the Credit Documents, including this Agreement, or to further evidence and more fully describe the Collateral, or to correct any omissions in any of the Credit Documents, or more fully to state the security obligations set out herein or in any of the Credit Documents, or to perfect, protect or preserve any Liens created pursuant to any of the Credit Documents, or to make any recordings, to file any notices, or obtain any consents, all as may be necessary or appropriate in connection therewith, in the judgment of the Administrative Agent, acting reasonably. (b) The Company shall, and shall cause each of the other Credit Parties to, perform and satisfy to the satisfaction of the Administrative Agent and its counsel each of the requirements (the “Post-Closing Requirements”) listed in Schedule 5.1(7) on or before the date by which such Post-Closing Requirement is to be required to be performed pursuant thereto. For greater certainty, the Company acknowledges and agrees that the Post-Closing Requirements expressly include the obligation of the Company to, and to cause each of the other Credit Parties to, co-operate fully and promptly with the Administrative Agent and its counsel with respect to the completion of each of the Post-Closing Requirements and the provision of all information, documents, matters and things as the Administrative Agent or its counsel, acting reasonably, may deem necessary or advisable (i) to determine what actions must be taken to fulfil each of the Post-Closing Requirements, (ii) to complete and fulfil each of the Post-Closing Requirements, and (iii) to confirm and assess whether all actions necessary to fulfil each of the Post-Closing Requirements have been taken. The Administrative Agent, by instrument in writing and without any consent from any of the Banks, may, in its sole and absolute discretion, extend any deadline for completion of a Post-Closing Requirement if the Administrative Agent, acting in good faith, believes that the extension will enable the Company and the Credit Parties to comply with such Post- Closing Requirement and such extension will not have a material adverse effect upon the Banks. (c) In connection with the (as defined in the Post-Closing Requirements), the Administrative Agent and the Banks agree to cooperate and provide the necessary consents, releases and reconveyances to the extent required to resolve such . (8) Insurance. (a) The Company shall, and shall cause each other Credit Party to, maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to their respective properties and business against such liabilities, casualties, risks and contingencies and in such types (including flood insurance) and amounts and with deductibles as are customary in the case of Persons engaged in the same or similar businesses and similarly situated and in accordance with any requirement of any Governmental Authority.

- 69 - 1399-1964-3930.19 Supplementary Terms Agreement – i-80 Gold Corp. (b) The Company shall obtain endorsements to the policies which it is required to maintain pursuant to this Section 5.1(8) pertaining to all physical properties in which the Administrative Agent shall have a Lien under the Credit Documents, naming the Administrative Agent as an additional insured (with respect to liability insurance only) and a loss payee and containing (i) if generally available from the insurer, provisions that such policies will not be cancelled without 30 days prior written notice having been given by the insurance company to the Administrative Agent, and (ii) a standard non contributory “mortgagee”, “lender” or “secured party” clause. The Company will furnish the Administrative Agent with insurance broker certificates for the insurance maintained by or on behalf of the Credit Parties on the Closing Date and thereafter in accordance with Section 5.1(1)(j). (c) In the event the Company fails to provide the Administrative Agent with timely evidence, acceptable to the Administrative Agent, of the maintenance of insurance coverage required pursuant to this Section 5.1(8), or in the event that any Credit Party fails to maintain such insurance, the Administrative Agent may purchase or otherwise arrange for such insurance, but at the Company’s expense and without any responsibility on the Administrative Agent’s part for: (i) obtaining the insurance; (ii) the solvency of the insurance companies; (iii) the adequacy of the coverage; or (iv) the collection of claims. The insurance acquired by the Administrative Agent may, but need not, protect any Credit Party’s interest in the Collateral, and therefore such insurance may not pay claims which a Credit Party may have with respect to the Collateral or pay any claim which may be made against a Credit Party in connection with the Collateral. In the event the Administrative Agent purchases, obtains or acquires insurance covering all or any portion of the Collateral, the Company shall be responsible for all of the applicable costs of such insurance, including premiums, interest, fees and any other charges with respect thereto, until the effective date of the cancellation or the expiration of such insurance. The Company hereby acknowledges that the costs of the premiums of any insurance acquired by the Administrative Agent may exceed the costs of insurance which the Company may be able to purchase on its own. In the event that the Administrative Agent intends to purchase such insurance, the Administrative Agent shall promptly, and in any event within 15 days prior, notify the Company of said purchase. (d) Upon the occurrence and continuance of an Event of Default (and without limiting any other rights of the Administrative Agent hereunder or under any other Credit Document), (i) the Administrative Agent shall, subject to the rights of any holders of Permitted Liens holding claims senior to the Administrative Agent, have the sole right, in the name of the Administrative Agent or any applicable Credit Party, to file claims under any insurance policies with respect Collateral, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies, and (ii) all insurance proceeds in respect of any Collateral shall be paid to the Administrative Agent. In such event, the Administrative Agent shall apply such insurance proceeds to the obligations of the Company in accordance with Section 2.3. (9) Operation and Maintenance of Property. The Company shall, and shall cause each other Credit Party to, manage and operate its business or cause its business to be managed and operated (a) in accordance with prudent industry practice in all material respects and in compliance in all material respects with the terms and provisions of all applicable material licenses, leases, contracts and agreements, and (b) in compliance with all applicable Laws of the jurisdiction in which such businesses are carried on, and all

- 70 - 1399-1964-3930.19 Supplementary Terms Agreement – i-80 Gold Corp. applicable Laws of every other Governmental Authority from time to time constituted to regulate the ownership, management and operation of such businesses, except where a failure to so manage and operate would not have a Material Adverse Effect. The Company shall, and shall cause each other Credit Party to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect. (10) Security Package. (a) Company Guarantee. The Company shall cause each present and future Material Subsidiary to enter into, or accede to, the Company Guarantee, such that such Person guarantees in favour of the Administrative Agent, for the benefit of the Secured Parties, all Secured Liabilities of the Company. Such obligation of a Person to accede to the Company Guarantee shall arise as soon as reasonably practicable (and in any event within 30 days) after such Person becomes a Material Subsidiary. (b) Liens. The Company shall, and shall cause each present and future Credit Party to, provide at all times in favour of the Administrative Agent or the Collateral Agent (as applicable), for the benefit of the Secured Parties, a first-priority Lien (subject only to Permitted Liens) over all present and future personal property (other than Excluded Property), real property (other than leased office space) and Project Mining Rights (including unpatented mining claims) of such Credit Party as security for its Secured Liabilities, together with such supporting materials as may be required to ensure the perfection or priority of such Lien. The obligation of a Credit Party to provide any such Lien shall arise as soon as is reasonably practicable and in any event within 30 days (or such longer period as the Required Banks may agree) following such Person (i) becoming a Credit Party, or (ii) acquiring assets, property or undertaking (other than Excluded Property) that are not already subject to a Lien (or in the case of any real property security, 60 days or such longer period as the Required Banks may agree); provided that: (i) no Lien shall be required over Excluded Property; (ii) no Liens shall be required over the FAD Property; provided that, if the Company has not sold, transferred, assigned or otherwise disposed of the FAD Property, or entered into a binding agreement to sell, transfer, assign or other dispose of the FAD Property, by it shall and shall cause each Group Party that owns the FAD Property (or owns, directly or indirectly, Equity Securities of such Group Party) to provide in favour of the Administrative Agent, for the benefit of the Secured Parties, a first-priority Lien (subject only to Permitted Liens) over the FAD Property on such date; and (iii) upon the satisfaction of the Mineral Point Release Conditions, the Banks shall use commercially reasonable efforts to release and cause to be discharged all Liens granted over the Mineral Point Lode Claims. (c) Supporting Materials. In connection with the execution and delivery of any Security Document pursuant to this Section 5.1(10), the Company shall, or shall cause the relevant other Credit Party to deliver to the Administrative Agent an updated Perfection Certificate together with such corporate resolutions, certificates, legal opinions, title insurance and other related documents as shall be reasonably requested by the Administrative Agent

- 71 - 1399-1964-3930.19 Supplementary Terms Agreement – i-80 Gold Corp. (including a consent from any minority shareholder) and consistent with the relevant forms and types thereof delivered on the Closing Date or as shall be otherwise reasonably acceptable to the Administrative Agent. (11) Financial Covenants. (a) Liquidity. From the Closing Date to (but excluding) March 31, 2028, the Company shall at all times maintain Liquidity of not less than and shall calculate such amount as at each Quarterly Date during such period in connection with the delivery of a Compliance Certificate pursuant to Section 5.1(1)(c), and at all such other times as may be required pursuant to the terms of this Agreement. (b) Loan Life Coverage Ratio. From the Closing Date to (but excluding) June 30, 2028, the Company shall at all times maintain a Loan Life Coverage Ratio of not less than 1.50:1.00 and shall calculate such ratio as at each Quarterly Date during such period in connection with the delivery of a Compliance Certificate pursuant to Section 5.1(1)(c), and at all such other times as may be required pursuant to the terms of this Agreement. (c) Debt Service Coverage Ratio. From the Closing Date to (but excluding) June 30, 2028, the Company shall at all times maintain a Debt Service Coverage Ratio of not less than 1.35:1.00 and shall calculate such ratio as at each Quarterly Date during such period in connection with the delivery of a Compliance Certificate pursuant to Section 5.1(1)(c), and at all such other times as may be required pursuant to the terms of this Agreement. (d) Net Senior Leverage Ratio. From and after June 30, 2028, the Company shall at all times maintain a Net Senior Leverage Ratio of not more than 2.50:1.00 and shall calculate such ratio as at each Quarterly Date during such period in connection with the delivery of a Compliance Certificate pursuant to Section 5.1(1)(c), and at all such other times as may be required pursuant to the terms of this Agreement. (e) Net Total Leverage Ratio. From and after June 30, 2028, the Company shall at all times maintain a Net Total Leverage Ratio of not more than 3.50:1.00 and shall calculate such ratio as at each Quarterly Date during such period in connection with the delivery of a Compliance Certificate pursuant to Section 5.1(1)(c), and at all such other times as may be required pursuant to the terms of this Agreement. (f) Adjusted Tangible Net Worth. From and after March 31, 2028, the Company shall maintain Adjusted Tangible Net Worth at a level not less than an amount equal to (i) 75% of Adjusted Tangible Net Worth on March 31, 2026, less plus (ii) an amount equal to 50% of Net Income calculated on a cumulative basis from March 31, 2026. Compliance with this Section 5.1(11)(f) shall be tested on each Quarterly Date during the applicable period in connection with the delivery of a Compliance Certificate pursuant to Section 5.1(1)(c), and at all such other times as may be required pursuant to the terms of this Agreement. For greater certainty, in calculating cumulative Net Income for the purposes of this Section 5.1(11)(f), no deduction shall be made in respect of Net Income for any Fiscal Quarter which is less than nil.

- 72 - 1399-1964-3930.19 Supplementary Terms Agreement – i-80 Gold Corp. (g) Equity Cure. (i) In the event that the Company fails to comply with the requirement of any applicable financial covenant, the Company shall have the right at any time during the period beginning at the start of the last Fiscal Quarter of the applicable Rolling Period (or the most recently completed Fiscal Quarter, as applicable) and ending on the thirtieth (30th) day after the date on which financial statements with respect to the Rolling Period or other period in which such financial covenant is being measured are required to be delivered pursuant to Section 5.1(1) (such date, the “Cure Deadline”), to issue additional common Equity Securities (or other Permitted Cure Securities) (the “Cure Right”), and upon the receipt by the Company of net cash proceeds pursuant to the exercise of the Cure Right (the “Cure Amount”), the applicable financial covenant shall be recalculated, giving effect to a pro forma increase to EBITDA, Liquidity, or Adjusted Tangible Net Worth, as the case may be, for such Rolling Period in an amount equal to such Cure Amount; provided that such pro forma adjustment to EBITDA, Liquidity, or Adjusted Tangible Net Worth shall be given solely for the purpose of determining the existence of a Default or an Event of Default under the applicable financial covenant with respect to any Rolling Period that includes the fiscal quarter for which such Cure Right was exercised and not for any other purpose under any Credit Document. (ii) Notwithstanding the foregoing: (A) the Cure Right may be exercised on no more than two (2) occasions; (B) the Cure Right may not be exercised in consecutive Fiscal Quarters; (C) with respect to any exercise of the Cure Right, the Cure Amount shall be no greater than ; (D) all Cure Amounts shall be disregarded for purposes of determining any baskets or financial ratio or test calculations (other than with respect to the financial covenants), with respect to the covenants contained in the Credit Documents; and (E) there shall be no pro forma or other reduction in Indebtedness (by netting or otherwise) with the proceeds of any Cure Amount for determining compliance with the financial covenants for the Fiscal Quarter for which such Cure Amount is deemed applied unless such proceeds are actually applied to prepay Indebtedness, in which case, such reduction in Indebtedness may only be reflected in Fiscal Quarters subsequent to the Rolling Period with respect to which the applicable Cure Amount is exercised. (12) Registrations. The Company shall record, file or register, at its own expense, applications for registration or financing statements (and continuation or financing change statements when applicable), and make any other registrations or filings, including where required, the registration of each of the Security Documents (collectively, “Registrations”) with respect to the Collateral now existing and hereafter created or arising and the creation of Liens therein under and as contemplated by the Security Documents, meeting

- 73 - 1399-1964-3930.19 Supplementary Terms Agreement – i-80 Gold Corp. the requirements of applicable Law, in such manner and in such jurisdictions as are necessary or, as instructed by the Administrative Agent, desirable to protect, perfect and maintain the protection and perfection of, such Liens, and to deliver a file stamped copy of each such Registration or other evidence of such Registration to the Administrative Agent on or prior to the Closing Date. If any Credit Party (a) makes any change in its name, jurisdiction or organization or corporate structure, (b) changes its place of domicile, registered head office or chief executive office, or (c) takes any other action, which in any such case would, under the applicable Law, require the amendment of any Registration recorded, registered or filed in accordance with the provisions hereof, the Company shall within 10 days after a change referred to in clause (a) or prior to the taking of any action referred to in clauses (b) or (c) above, give the Administrative Agent notice of any such change or other action and shall promptly file such Registrations as may be necessary or desirable to continue the perfection of the Liens in the Collateral intended under the Security Documents. The Administrative Agent shall be under no obligation whatsoever to record, file or register any Registration, or to make any other recording, filing or registration in connection herewith. (13) Pension Plans. The Company shall, and shall cause each other Credit Party to, ensure that each Pension Plan is administered in material compliance with the terms of the applicable plan, the applicable funding agreement and any other documents governing the plan, and applicable Law. The Company shall, and shall cause each other Credit Party to, promptly provide the Administrative Agent with any documentation relating to any of the Pension Plans as the Administrative Agent may reasonably request. (14) Conduct of Project. The Company shall ensure that each Project is diligently constructed, developed, operated and maintained in all material respects in accordance with (a) the Life of Mine Plan, (b) Good Industry Practice, and (c) all Authorizations applicable thereto. (15) Maintenance of Properties. The Company shall, and shall cause each other Credit Party to keep and maintain all Project Assets in good working order and condition, ordinary wear and tear excepted, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect. (16) Project Leases. The Company shall, and shall cause each other Credit Party to, maintain such Project Leases and Project Mining Rights (including unpatented mining claims) as are necessary for the construction, development, operation or maintenance of the Projects in accordance with, and as contemplated by, the Life of Mine Plan in all material respects, and to that end timely and properly pay all rental and lease payments, advance payments and other amounts that may be due and payable thereunder except as would not interfere with the construction, development and operation of the Projects in all material respects in accordance with the Life of Mine Plan. (17) Project Approvals. The Company shall and shall cause each Credit Party to: (a) upon reasonable request, produce to the Administrative Agent a copy of each Project Approval (other than Future Project Authorizations); (b) except as disclosed in Schedule 3.1(26) on the Closing Date, ensure that at all times a Credit Party is the sole legal and beneficial owner of all Project Approvals; (c) maintain as valid and in full force and effect each Project Approval (other than Future Project Authorizations); (d) comply with the terms and conditions of each Project Approval in all material respects;

- 74 - 1399-1964-3930.19 Supplementary Terms Agreement – i-80 Gold Corp. (e) with due diligence and in a reasonable manner, enforce the materials rights granted to it under and in connection with each Project Approval; (f) not dispose of or abandon any right, title or interest in any Project Approval (provided that nothing in this Agreement shall prohibit the disposition or abandonment of Project Mining Rights that are immaterial, not viable or not necessary to a Project); and (g) apply for and obtain each Future Project Authorization on or before such time as it shall be required by applicable Law as it pertains to a Project. (18) Project Taxes, etc. The Company shall, and shall cause each Credit Party to, timely pay all material Taxes, assessments, maintenance fees and other amounts required to be paid to maintain the Project Approvals. Specifically with respect to the Project Mining Rights, the Company shall, and shall cause each Credit Party to, timely and properly pay the annual mining claim maintenance or rental fees in all material respects, and shall execute and (i) with respect to unpatented mining claims, file with the Bureau of Land Management and record with the applicable county recorder, and (ii) with respect to other Project Mining Rights, record or file, as required by applicable Law, proof of payment of the annual mining claim maintenance or rental fees and of the applicable Credit Party’s intention to hold the Project Mining Rights. The Administrative Agent shall have the right, upon prior notice to the Company, to make payments of maintenance fees on behalf of the Credit Parties if not paid as provided above and to treat such amounts as Secured Liabilities for which the Credit Parties are liable under this Agreement and the other Credit Documents. (19) Environmental and Social Compliance. The Company shall, and shall cause each Credit Party to: (a) comply in all material respects with all Environmental and Social Laws and Standards; and (b) maintain procedures to monitor compliance with and to prevent liability under any Environmental and Social Law and Standards. ARTICLE 6 NEGATIVE COVENANTS 6.1 Negative Covenants. From (and including) the Closing Date, the Company covenants and agrees with the Banks as follows: (1) Indebtedness. The Company shall not, and shall not permit any other Credit Party to, create, incur, assume or permit to exist any Indebtedness other than Permitted Indebtedness. (2) Liens. The Company shall not, and shall not permit any Credit Party to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by the Company or any other Credit Party, except Permitted Liens. (3) Corporate Changes. The Company shall not, and shall not permit any other Credit Party to, merge into or amalgamate or consolidate with any other Person, or permit any other Person to merge into or amalgamate or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and

- 75 - 1399-1964-3930.19 Supplementary Terms Agreement – i-80 Gold Corp. immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing: (a) any Credit Party may merge into, amalgamate or consolidate with any other Credit Party; (b) any Non-Credit Party Subsidiary may merge into, amalgamate or consolidate with any Credit Party where such action will not negatively impact the priority of its Liens; and (c) any Guarantor may liquidate, wind-up or dissolve if it is a Wholly-Owned Subsidiary of another Credit Party and all of its property passes to such Credit Party; provided that, immediately following any transaction pursuant to Section 6.1(3)(a) or (b), the merged, amalgamated or continuing corporation shall provide written confirmation satisfactory to the Administrative Agent, acting reasonably, that it is liable for the obligations of the relevant Credit Party under the Credit Documents. (4) Permitted Business. The Company shall not, and shall not permit any other Credit Party to, engage to any material extent in any material business other than the Business. (5) Asset Dispositions. The Company shall not, and shall not permit any other Credit Party to, make any Asset Disposition except, when no Default or Event of Default has occurred and is existing or would result therefrom, Permitted Dispositions. (6) Investments. The Company shall not, and shall not permit any other Credit Party to, make or permit to exist any Investment other than Permitted Investments; provided that no new Investments (other than Investments in cash or Cash Equivalents) shall be made at any time that a Default or Event of Default has occurred and is continuing. (7) Acquisitions. The Company shall not, and shall not permit any other Credit Party to, make or enter into any Acquisition other than Permitted Acquisitions. (8) Hedge Arrangements. The Company shall not, and shall not permit any other Credit Party to, enter into any Hedge Arrangement, except: (a) Secured Hedge Arrangements that are: (i) entered into in order to hedge or mitigate risks to which any Credit Party has actual exposure (other than those in respect of Equity Securities); or (ii) entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of any Credit Party; or (b) Secured Prepaid Forward Arrangements.

- 76 - 1399-1964-3930.19 Supplementary Terms Agreement – i-80 Gold Corp. (9) Restricted Payments. The Company shall not, and shall not permit any other Credit Party to, declare, pay or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except that, so long as no Default or Event of Default is continuing or would be caused thereby: (a) the Company may make a Restricted Payment solely by way of, or funded entirety by the issuance of, its own Equity Securities; (b) a Credit Party may make a Restricted Payment to another Credit Party; (c) a Credit Party may make payments to a Non-Credit Party Subsidiary upon Permitted NCPS Indebtedness in an aggregate amount not to exceed in any Fiscal Year, provided that at the time of making any such payment and after giving effect thereto the Company shall have Liquidity of not less than ; (d) the Company may make regularly scheduled cash payments of interest upon Permitted Convertible Indebtedness; and (e) the Credit Parties may make other Restricted Payments permitted to be paid pursuant to the terms of an applicable subordination or other intercreditor agreement with the Administrative Agent or Collateral Agent. (10) Transactions with Affiliates. The Company shall not, and shall not permit any other Credit Party to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of their Affiliates, except: (a) in the ordinary course of business at fair market value and on terms and conditions not less favourable to the Company or such other Credit Party than could be obtained on an arm’s- length basis from unrelated third parties; (b) transactions between or among Credit Parties not involving any of their other Affiliates; and (c) any Indebtedness, Investment or Restricted Payment permitted hereunder. (11) Restrictive Agreements. The Company shall not, and shall not permit any other Credit Party to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon: (a) the ability of any Credit Party to create, incur or permit to exist any Lien upon any of its property or assets; (b) the ability of any Credit Party to pay dividends or other distributions with respect to any Equity Securities or with respect to, or measured by, its profits or to repay loans or advances to any other Credit Party or to provide a Guarantee of any Indebtedness of any other Credit Party; or (c) the ability of any Credit Party to make any loan or advance to any other Credit Party;

- 77 - 1399-1964-3930.19 Supplementary Terms Agreement – i-80 Gold Corp. provided that (i) the foregoing shall not apply to restrictions and conditions imposed by Law or by any Credit Document, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.1(11) (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and condition apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) shall not apply to restrictions or conditions imposed by any agreement relating to Indebtedness permitted by this Agreement (other than Indebtedness among Credit Parties or owing by a Credit Party to a Non-Credit Party Subsidiary), and (v) clause (a) shall not apply to customary provisions in leases and other ordinary course contracts restricting the assignment thereof. (12) Pension Plan Compliance. The Company shall not, and shall not permit any other Credit Party to, (a) terminate or wind-up or take any other action with respect to any Pension Plan which could reasonably be expected to result in any material liability of any Credit Party, (b) fail to make full payment when due of any material amount which, under the terms of any Pension Plan or applicable Law, the Credit Party is required to pay as contributions or premiums thereto, (c) establish, sponsor, administer, contribute to, participate in, or assume any liability (including any contingent liability) under any Defined Benefit Plan, or (d) acquire an interest in any Person if such Person sponsors, maintains or contributes to any Defined Benefit Plan. (13) Sale or Discount of Receivables. The Company shall not, and shall not permit any other Credit Party to, discount or sell (with or without recourse), any of its income or revenues, including any Receivables, or rights in respect thereof. (14) Unconditional Purchase Obligations. The Company shall not, and shall not permit any other Credit Party to, enter into or be a party to, any material contract for the purchase of materials, supplies or other property or services if such contract requires that payment be made by the Company or any such other Credit Party regardless of whether or not delivery of such materials, supplies or other property or services is ever made, except any such contract for the purchase of electrical power entered into by the Company or any such other Credit Party in the ordinary course of its business. (15) Issuance of Shares. The Company shall not, and shall not permit any other Credit Party to, authorize or issue: (a) any Equity Securities of a Credit Party (other than Equity Securities of the Company), to any Person other than another Credit Party; (b) or allow to exist, any options, warrants or other rights to purchase any Equity Securities of a Credit Party (other than Equity Securities of the Company), to or in favour of any Person other than another Credit Party; or (c) any preferred shares or other Equity Securities having a mandatory redemption right existing with regard thereto which could become operative on or before the Prepaid Forward Termination Date. The Company shall not, and shall not permit any other Credit Party to, own, hold or control Equity Securities of any Subsidiary unless it is a Wholly-Owned Subsidiary of one or more Credit Parties. (16) No Amendments to Constating Documents, etc. The Company shall not, and shall not permit any other Credit Party to, amend, its constating documents, by-laws, partnership agreement or

- 78 - 1399-1964-3930.19 Supplementary Terms Agreement – i-80 Gold Corp. operating agreement, as applicable, in a manner that would adversely affect the Administrative Agent or the Banks or such Credit Party’s duty or ability to repay the Secured Liabilities. (17) Cash Management. The Company shall not, and shall not permit any other Credit Party to open or maintain any bank or deposit account unless: (a) such account is with the Administrative Agent; (b) such account is a zero balance account, an account used solely to fund payroll, payroll taxes and similar employment taxes or employee benefits (including employment-related withholdings to fund health, dental, vision, 401(k), pension, and other benefit plans), workers’ compensation, unemployment-insurance, disability benefits (including self insured retention programs), trust, fiduciary, escrow, customer deposit or similar accounts, to the extent (and only to the extent) such accounts are maintained solely for holding funds in trust or in escrow for third parties; provided that the aggregate amount on deposit in all of such accounts shall not at any time exceed ; (c) such account holds cash collateral that is subject to a Lien that constitutes a Permitted Lien, in each case only up to the amount required to be pledged under the applicable underlying arrangement and only for so long as such arrangement remains in effect; or (d) such account is a with a Person other than the Administrative Agent, and such Person, the applicable Credit Party and the Administrative Agent enter into a springing blocked account agreement in form and substance satisfactory to the Administrative Agent. (18) Use of Proceeds. The Company shall not use, and shall procure that each other Group Party and its and their respective directors, officers, employees and Relevant Agents shall not use, the proceeds of any Credit Document: (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti- Corruption Laws; (b) for the purpose of funding, financing or facilitating any prohibited activities, business or transaction of or with any Sanctioned Jurisdiction, Sanctioned Person, Restricted Party, or Blocked Party; or (c) in any other manner that would result in the violation of any Sanctions or Export Controls. (19) Project Operation. The Company shall not, and shall not permit any other Credit Party to, change the purpose, nature or scope of any Project in any material respect from that described in the Life of Mine Plan. (20) Project Assets. Except as disclosed in Schedule 3.1(26) on the Closing Date, no Person shall have any right, title or interest in Project Assets (other than Permitted Liens and, with respect to the property subject to the Project Leases, the respective lessors) other than Credit Parties. (21) Royalties and Streams. Except for the Existing Royalty Agreements and the Orion Silver Purchase Agreement, the Company will not, and will not allow any Credit Party to, create or suffer to exist any Royalty Agreement, Stream Agreement, production based Taxes or other payments, prepaid deliveries,

- 79 - 1399-1964-3930.19 Supplementary Terms Agreement – i-80 Gold Corp. or similar levies on mineral production from any Project. The Company shall not, and shall not permit any other Credit Party to amend or modify any Existing Royalty Agreement in any manner that increases or accelerates (or may potentially increase or accelerate) its liabilities thereunder. The Company shall not, and shall not permit any other Credit Party to amend or modify the Orion Silver Purchase Agreement, other than such amendments or modifications that are not prohibited by the Orion Intercreditor Agreement. (22) Prepaid Forward Arrangements. The Company will not enter into, or otherwise become bound by, any Prepaid Forward Arrangement other than the Secured Prepaid Forward Arrangements. The Company will not amend the otherwise modify the terms and conditions of any Secured Prepaid Forward Arrangement unless corresponding amendments or modifications are made to all other Secured Prepaid Forward Arrangements. ARTICLE 7 EVENTS OF DEFAULT 7.1 Events of Default. If any of the following events (“Events of Default”) shall occur: (a) the Company shall fail to make any Payment when due under any Secured Prepaid Forward Arrangement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise; (b) any Credit Party shall fail to pay any amount due under any Credit Document (other than a Secured Prepaid Forward Arrangement) when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise and such failure shall continue unremedied for a period of six Business Days; (c) any representation or warranty made or deemed made by any Credit Party in or in connection with any Credit Document shall prove to have been incorrect when made or deemed to be made and which, if capable of being remedied, has not been remedied within 30 days after the earlier of (i) knowledge thereof by any Credit Party, or (ii) notice thereof from the Administrative Agent to the Company (which notice shall be given at the request of the Required Banks); (d) any Credit Party shall fail to observe or perform any covenant, condition or agreement contained in Section 5.1(1)(g)(i) (notice of Default or Event of Default), Section 5.1(2) (Existence; Conduct of Business), Section 5.1(11) (Financial Covenants) or in Article 6; (e) any Credit Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in Section 7.1(a), (b), (c), or (d)) or any other Credit Document, and such failure shall continue unremedied for a period of 30 days after the earlier of (i) knowledge thereof by any Credit Party, or (ii) notice thereof from the Administrative Agent to the Company (which notice shall be given at the request of the Required Banks); (f) any Credit Party shall fail to make any payment of any Material Indebtedness when and as the same shall become due and payable, after giving effect to any applicable grace period and any waiver or consent;

- 80 - 1399-1964-3930.19 Supplementary Terms Agreement – i-80 Gold Corp. (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this Section 7.1(g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness so long as the proceeds of such sale or transfer are sufficient to, and are applied to, reduce such secured Indebtedness to nil; (h) any Credit Party: (i) admits in writing that it is insolvent or unable to pay its liabilities as they generally become due; (ii) commits an act of bankruptcy under the BIA, files a voluntary assignment in bankruptcy under the BIA, makes a proposal (or files a notice of its intention to do so) under the BIA or seeks any other relieve in respect of itself under the BIA; (iii) institutes any proceedings seeking relief in respect of itself under the CCAA; (iv) institutes any proceeding seeking relief in respect of itself under the WURA; (v) in addition to the forgoing, institutes any other proceeding seeking: (a) to adjudicate itself an insolvent person or a bankrupt; (b) to liquidate, dissolve or wind-up its business or assets, other than a solvent winding-up of a Guarantor into another Credit Party, (c) to compromise, arrange, adjust or declare a moratorium in respect of the payment of, its debts; (d) to stay the rights of creditors generally (or any class of creditors); (e) any other relief in respect of itself under any federal, provincial or foreign applicable Law now or hereafter in effect relating to bankruptcy, winding-up, other than a solvent winding-up of a Guarantor into another Credit Party, insolvency, receivership, restructuring of business, assets or debt, reorganization of business, other than a reorganization or arrangement which does not relate to or involve the compromise, settlement, adjustment or arrangement of debt, assets or debt or protection of debtors from their creditors (such applicable Law includes any applicable corporations legislation to the extent the relief sought under such corporations legislation relates to or involves the compromise, settlement, adjustment or arrangement of debt); or (f) any other relief which provides for plans or schemes of reorganization, plans or schemes of arrangement, other than a reorganization or arrangement which does not relate to or involve the compromise, settlement, adjustment or arrangement of debt, or plans or schemes of compromise, in respect of itself, to be submitted or presented to creditors (or any class of creditors); (vi) applies for the appointment of, or has a receiver (either court or privately appointed), interim receiver, receiver/manager (either court or privately appointed), sequestrator, monitor, conservator, custodian, administrator, trustee, liquidator or other similar official appointed in respect of it, or any substantial part of its property; or

- 81 - 1399-1964-3930.19 Supplementary Terms Agreement – i-80 Gold Corp. (vii) threatens to do any of the foregoing, or takes any action, corporate or otherwise, to approve, effect, consent to or authorize any of the actions described in this Section 7.1(h); (i) any petition is filed, application made or other proceeding instituted against or in respect of any Credit Party: (i) seeking to adjudicate it an insolvent person; (ii) seeking a bankruptcy order against it under the BIA; (iii) seeking to institute proceedings against it under the CCAA; (iv) seeking to institute proceedings against it under the WURA; (v) seeking, in addition to the forgoing: (a) to adjudicate it an insolvent person or a bankrupt; (b) to liquidate, dissolve or wind-up its business or assets; (c) to compromise, arrange, adjust or declare a moratorium in respect of the payment of, its debts; (d) to stay the rights of creditors generally (or any class of creditors); (e) any other relief in respect of it under any federal, provincial or foreign applicable Law now or hereafter in effect relating to bankruptcy, winding-up, other than a solvent winding-up of a Guarantor into another Credit Party, insolvency, receivership, restructuring of business, assets or debt, reorganization of business, other than a reorganization or arrangement which does not relate to or involve the compromise, settlement, adjustment or arrangement of debt, assets or debt, or protection of debtors from their creditors (such applicable Law includes any applicable corporations legislation to the extent the relief sought under such corporations legislation relates to or involves the compromise, settlement, adjustment or arrangement of debt); or (f) any other relief which provides plans or schemes of reorganization, plans or schemes of arrangement, other than a reorganization or arrangement which does not relate to or involve the compromise, settlement, adjustment or arrangement of debt, or plans or schemes of compromise in respect of it, to be submitted or presented to creditors (or any class of creditors); or (vi) seeking the issuance of an order for the appointment of a receiver, interim receiver, receiver/manager, sequestrator, monitor, conservator, custodian, administrator, trustee, liquidator or other similar official in respect of it or any substantial part of its property, and such petition, application or proceeding continues undismissed, or unstayed and in effect, for a period of 45 days after the institution thereof, provided that: (a) if Credit Party fails to contest such petition, application or proceeding the 45 day grace period shall cease to apply; (b) if an order, decree or judgment is issued (whether or not entered or subject to appeal) against the Credit Party thereunder within the 45 day period, such grace period will cease to apply, and (c) if the Credit Party files an answer or other responding materials admitting the material allegations of a petition, application or other proceeding filed against it, such grace period will cease to apply;

- 82 - 1399-1964-3930.19 Supplementary Terms Agreement – i-80 Gold Corp. (j) any other event occurs which, under the Laws of any applicable jurisdiction, has an effect upon a Credit Party equivalent to any of the events referred to in either of Sections 7.1(h) or (i); (k) one or more judgments for the payment of money in a cumulative amount in excess of U.S.$10,000,000 in the aggregate is rendered against any one or more of the Credit Parties and they have not (i) provided for its satisfaction in accordance with its terms or received confirmation of insurance coverage for the full amount of any such judgements, in each case, within 45 days from the date of entry thereof, or (ii) procured a stay of execution thereof within 45 days from the date of entry thereof and within such period, or such longer period during which execution of such judgment has not been stayed, appealed such judgment and caused the execution thereof to be stayed during such appeal, provided that if enforcement or realization proceedings are lawfully commenced in respect thereof in the interim, such grace period shall cease to apply; (l) any property of any Credit Party having a Fair Market Value in excess of U.S.$10,000,000 in the aggregate is seized (including by way of execution, attachment, garnishment, levy or distraint), or any Lien thereon securing Indebtedness in excess of U.S.$10,000,000 is enforced, or such property has become subject to any charging order or equitable execution of a Governmental Authority, or any writ of execution or distress warrant exists in respect of such property of any Credit Party, or any sheriff or other Person becomes lawfully entitled by operation of law or otherwise to seize or distrain upon such property and in any case such seizure, enforcement, execution, attachment, garnishment, distraint, charging order or equitable execution, or other seizure or right, continues in effect and is not released or discharged for more than 45 days or such longer period during which entitlement to the use of such property continues by such Credit Party, and such Credit Party is contesting the same in good faith and by appropriate proceedings, provided that if the property is removed from the use of such Credit Party, or is sold, in the interim, such grace period shall cease to apply; (m) one or more final judgments, not involving the payment of money and not otherwise specified in this Section 7.1(m), has been rendered against any Credit Party, the result of which could reasonably be expected to result in a Material Adverse Effect, so long as such Credit Party has not (i) provided for its satisfaction in accordance with its terms within 45 days from the date of entry thereof, or (ii) procured a stay of execution thereof within 45 days from the date of entry thereof and within such period, or such longer period during which execution of such judgment has been stayed, appealed such judgment and caused the execution thereof to be stayed during such appeal, provided that if enforcement or realization proceedings are lawfully commenced in respect thereof in the interim, such grace period shall cease to apply; (n) this Agreement, any other Credit Document or any material obligation or other material provision hereof or thereof at any time for any reason (other than as a result of an act or omission of the Administrative Agent or a Bank) terminates or ceases to be in full force and effect and a legally valid, binding and enforceable obligation of any Credit Party, is declared to be void or voidable or is repudiated and, other than in the case of this Agreement, such Credit Document is not replaced by a legal, valid, binding and enforceable document which is equivalent in effect to such Credit Document (assuming such Credit Document had originally been legal, valid, binding and enforceable), in form and substance satisfactory to the Administrative Agent, acting reasonably, within 30 days

- 83 - 1399-1964-3930.19 Supplementary Terms Agreement – i-80 Gold Corp. of such termination or declaration; provided that such grace period shall only be provided if such Credit Party actively cooperates with the Administrative Agent to so replace such Credit Document; or the validity, binding effect, legality or enforceability hereof or thereof is at any time contested by any Credit Party, or any Credit Party denies that it has any or any further liability or obligation hereunder or thereunder or any action or proceeding is commenced by a Credit Party to enjoin or restrain the performance or observance by any Credit Party of any material terms hereof or thereof or to question the validity or enforceability hereof or thereof, or at any time it is unlawful or impossible for any Credit Party to perform any of its material obligations hereunder or thereunder; (o) any Lien purported to be created by any Security Document (a) shall cease (other than as a result of an act or omission of the Administrative Agent or a Bank) to be, or (b) shall be asserted by any Credit Party not to be, a valid, perfected, first priority (except as otherwise expressly provided in this Agreement or such Security Document) Lien in Collateral with a Fair Market Value or book value (whichever is greater) in excess, individually or in the aggregate, of U.S.$5,000,000 and, in the case of (a) only, such Lien shall not be replaced within 30 days of the relevant Credit Party having knowledge of such cessation; (p) a Material Adverse Change shall occur; (q) a Change of Control shall occur; or (r) either of (i) the refurbishment of the Lone Tree CIL Processing and Autoclave Facility, or (ii) the construction of the Archimedes Underground Mine, has not achieved substantial completion by June 30, 2028; (s) the Company has not received by December 31, 2027 the necessary Authorizations from the applicable Governmental Authorities to permit the Company to mine below 5,100 feet at the Archimedes Underground Mine; (t) a Credit Party shall abandon or otherwise lose, whether voluntarily or involuntarily, all or any material portion of its interest in a Project or surrender, cancel or release, or suffer any termination or cancellation of all or any material portion of its rights or interest in a Project; (u) any Governmental Authority: (i) condemns, nationalises, seizes or otherwise expropriates all or any material portion of a Project; or (ii) assumes custody or control of all or any material portion of a Project; (v) any final non-appealable injunction, directive, judgment, ruling, decree, other order is rendered or issued by any court of competent jurisdiction or other Governmental Authority which prohibits or otherwise restricts the construction, development or operation of a Project substantially in accordance with the Life of Mine Plan in all material respects; (w) there shall be a suspension of construction, development or operation of a Project or the sale of Saleable Product for forty five (45) days in any sixty (60) day period; or

- 84 - 1399-1964-3930.19 Supplementary Terms Agreement – i-80 Gold Corp. (x) an ERISA Event occurs that, separately or in the aggregate, could reasonably be expected to result in a Material Adverse Effect; then, (A) and in every such event other than those described in (B), and at any time thereafter during the continuance of such event or any other such event, the Administrative Agent may, and at the request of the Required Banks shall, by notice to the Company, take either or both of the following actions, at the same or different times: (x) terminate any or all Secured Prepaid Forward Arrangements, and (y) declare all amounts payable under such terminated Secured Prepaid Forward Arrangement to be due and payable in accordance with the terms of such Secured Prepaid Forward Arrangements, and thereupon such amounts so declared to be due and payable (together with accrued interest thereon), and all fees and other obligations of the Company accrued under all Credit Documents, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind except as set out earlier in this paragraph, all of which are hereby waived by the Company, and (B) in the case of any event with respect to the Company described in Section 7.1(h), (i) or (j), then all Secured Prepaid Forward Arrangements shall automatically terminate and all amounts due and payable thereunder (together with accrued interest thereon), and all fees and other obligations of the Company accrued under all Credit Documents, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company. ARTICLE 8 THE ADMINISTRATIVE AGENT 8.1 Appointment of Administrative Agent. Each Bank hereby designates National Bank of Canada as Administrative Agent to act as herein specified and as specified in the other Credit Documents. Each Bank hereby irrevocably authorizes the Administrative Agent to take such action on its behalf under the provisions of the Credit Documents and to exercise such powers and to perform such duties thereunder as are specifically delegated to or required of the Administrative Agent by the terms thereof and such other powers as are reasonably incidental thereto. The Administrative Agent may perform any of its duties hereunder by or through its agents or employees. Each Bank hereby (a) irrevocably authorizes and directs the Administrative Agent to execute and deliver the Orion Intercreditor Agreement, the FN No Interest Letter and each other intercreditor agreement or subordination agreement contemplated by this Agreement, in each case, on behalf of such Bank, and (b) agrees that the Orion Intercreditor Agreement, the FN No Interest Letter and any such other intercreditor agreement or subordination agreement contemplated by this Agreement shall, in each case, be a binding obligation of such Bank, enforceable against it in accordance with its terms. The provisions of this Article 8 are solely for the benefit of the Administrative Agent and the Banks, and neither the Company nor any other Credit Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” as used herein or in any other Credit Document (or any similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

- 85 - 1399-1964-3930.19 Supplementary Terms Agreement – i-80 Gold Corp. 8.2 Secured Parties. (a) The Security Documents shall be in favour of the Administrative Agent for the benefit of the Secured Parties. (b) the Secured Hedge Obligations shall be secured by the Liens granted under the Security Documents and rank pari passu with the obligations of the Company under this Agreement and the Secured Prepaid Forward Arrangements. (c) Notwithstanding such common security and prior to the Bank Termination Date, all decisions regarding the administration, forbearance and enforcement of the Security Documents shall be made by the Administrative Agent and the Required Banks alone, and no Secured Hedge Counterparty shall have any voting rights under this Agreement or any other right whatsoever to participate in the administration or enforcement of the Security Documents. For the avoidance of doubt but without limitation, prior to the Bank Termination Date any or all of the Security Documents or any rights contained therein may be amended or released by the Administrative Agent without the consent of any Secured Hedge Counterparty, in those capacities. (d) Each Bank that is or becomes a Secured Hedge Counterparty shall be bound as such by virtue of its execution and delivery of this Agreement or an Assignment and Assumption, as applicable, notwithstanding that such capacity as Secured Hedge Counterparty may not be identified on its signature line. Each Bank shall cause its Related Non-Party Beneficiaries to comply with the terms and conditions of the Credit Documents applicable to them and pay and perform their debts, liabilities and obligations thereunder. 8.3 Limitation of Duties of Administrative Agent. The Administrative Agent shall have no duties or responsibilities except those expressly set out with respect to the Administrative Agent in this Agreement and as specified in the other Credit Documents. None of the Administrative Agent, nor any of its Related Parties shall be liable for any action taken or omitted by it as such hereunder or in connection herewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Administrative Agent shall be mechanical and administrative in nature; the Administrative Agent shall not have, by reason of this Agreement or the other Credit Documents, a fiduciary relationship in respect of any Bank. Nothing in this Agreement or the other Credit Documents, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement except as expressly set out herein. The Administrative Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to this Agreement or the other Credit Documents unless it is requested in writing to do so by the Required Banks. 8.4 Lack of Reliance on the Administrative Agent. (1) Independent Investigation. Independently, and without reliance upon the Administrative Agent, each Banks, to the extent it deems appropriate, has made and shall continue to make (a) its own independent investigation of the financial condition and affairs of the Group Parties in connection with the taking or not taking of any action in connection herewith, and (b) its own appraisal of the creditworthiness of the Group Parties, and, except as expressly provided in this Agreement and the other Credit Documents, the Administrative Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect thereto, whether coming into its possession before the consummation of the Transactions or at any time or times thereafter.

- 86 - 1399-1964-3930.19 Supplementary Terms Agreement – i-80 Gold Corp. (2) Agents Not Responsible. The Administrative Agent shall not be responsible to any Bank for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, collectability, priority or sufficiency of this Agreement or the other Credit Documents or the financial condition of the Group Parties or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or the other Credit Documents, or the financial condition of the Group Parties, or the existence or possible existence of any Default or Event of Default. 8.5 Certain Rights of the Administrative Agent. If the Administrative Agent shall request instructions from the Banks or the Required Banks (as the case may be) with respect to any act or action (including the failure to act) in connection with this Agreement or the other Credit Documents, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received written instructions from the Banks or the Required Banks, as applicable, and the Administrative Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Bank shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting under this Agreement and the other Credit Documents in accordance with the instructions of the Required Banks, or, to the extent required by Section 9.2, all of the Banks. 8.6 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or facsimile message, electronic mail, cablegram, radiogram, order or other documentary teletransmission, telephone message, Internet or intranet website posting or other distribution believed by it to be genuine and correct and to have been signed, sent or made by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (including counsel for the Company), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts. 8.7 Indemnification of Administrative Agent. To the extent the Administrative Agent is not reimbursed and indemnified by the Company, each Bank shall reimburse and indemnify the Administrative Agent, in proportion to its aggregate Applicable Percentage, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including reasonable counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in performing its duties hereunder, in any way relating to or arising out of this Agreement or any other Credit Document; provided that no Bank shall be liable to the Administrative Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s gross negligence (it being acknowledged that ordinary negligence does not necessarily constitute gross negligence) or willful misconduct. For the avoidance of doubt, the Company shall reimburse a Bank for any payment pursuant to this Section 8.7.

- 87 - 1399-1964-3930.19 Supplementary Terms Agreement – i-80 Gold Corp. 8.8 The Administrative Agent in its Individual Capacity. With respect to its obligations under this Agreement and the Secured Prepaid Forward Arrangements made by it, National Bank of Canada in its capacity as a Bank hereunder, shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not performing the duties, if any, specified herein; and the terms “Banks”, “Required Banks” and any similar terms shall, unless the context clearly otherwise indicates, include National Bank of Canada in its capacity as a Bank hereunder. The Administrative Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust, financial advisory or other business with the Company or any Affiliate of the Company as if it were not performing the duties, if any, specified herein, and may accept fees and other consideration from the Company for services in connection with this Agreement and otherwise without having to account for the same to the Banks. 8.9 Successor Administrative Agent. (1) Replacement of Administrative Agent. The Administrative Agent may resign at any time by giving 30 days’ prior written notice thereof to the Banks and the Company. Upon any such resignation, the Required Banks shall have the right, upon five Business Days’ notice to the Company, to appoint a successor Administrative Agent (who shall not be a non-resident of Canada within the meaning of the ITA), subject to the prior approval of the Company, such approval not to be unreasonably withheld. If no successor Administrative Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving of notice of resignation of the retiring Administrative Agent, then, upon five Business Days’ notice to the Company, the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent (subject to approval of the Company, such approval not to be unreasonably withheld), which shall be a financial institution organized under the laws of Canada having a combined capital and surplus of at least Cdn.$1,000,000,000 or having a parent company with combined capital and surplus of at least Cdn.$1,000,000,000. (2) Rights, Powers, etc. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Article 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. 8.10 No Independent Legal Action. Notwithstanding that any debt arising hereunder to a Bank shall be separate and independent debt, no Bank may take any independent legal action to enforce any obligation of the Company hereunder. Each Bank hereby acknowledges that, to the extent permitted by applicable Law, the Security Documents and the remedies provided thereunder to the Banks are for the benefit of the Banks collectively and acting together and not severally, and further acknowledges that each Bank’s rights hereunder and under the Security Documents are to be exercised collectively, not severally, by the Administrative Agent upon the decision of the Required Banks. Accordingly, notwithstanding any of the provisions contained herein or in the Security Documents, each of the Banks hereby covenants and agrees that it and its Related Non-Party Beneficiaries shall not be entitled to take any action hereunder or thereunder, including any declaration of default hereunder or thereunder, but that any such action shall be taken only by the Administrative Agent with the prior written agreement of the Required Banks, provided that, notwithstanding the foregoing, in

- 88 - 1399-1964-3930.19 Supplementary Terms Agreement – i-80 Gold Corp. the absence of instructions from the Banks (or the Required Banks) and where in the sole opinion of the Administrative Agent the exigencies of the situation so warrant such action, the Administrative Agent may without notice to or consent of the Banks (or the Required Banks) take such action on behalf of the Banks as it deems appropriate or desirable in the interests of the Banks. Each Bank hereby further covenants and agrees that upon any such written consent being given by the Required Banks (or, to the extent required by Section 9.2, the Banks), it and its Related Non-Party Beneficiaries shall co-operate fully with the Administrative Agent to the extent requested by the Administrative Agent, and each Bank further covenants and agrees that all proceeds from the realization of the Security Documents, to the extent permitted by applicable Law, are held for the benefit of all of the Banks and shall be shared among them in accordance with this Agreement, and each Bank acknowledges that all costs of any such realization (including all amounts for which the Administrative Agent is required to be indemnified under the provisions hereof) shall be shared among the Banks in accordance with this Agreement. Each Bank covenants and agrees to do, and to cause its Related Non-Party Beneficiaries to do, all acts and things and to make, execute and deliver all agreements and other instruments, so as to fully carry out the intent and purpose of this Section 8.10, and each Bank hereby covenants and agrees that it and its Related Non-Party Beneficiaries shall not (i) seek, take, accept or receive any Lien (other than a right of set-off) or Guarantee for any of the Secured Liabilities other than is provided to the Administrative Agent, or (ii) enter into any other agreement with any of the Group Parties relating in any manner whatsoever to the Secured Prepaid Forward Commitments unless all of the Banks shall at the same time obtain the benefit of any such agreement. For the avoidance of doubt but subject always to Section 2.3, nothing in this Section 8.10 shall limit or otherwise affect the ability of any Bank to separately enforce its rights under any document, instrument or agreement with respect to any Secured Prepaid Forward Arrangement or Secured Hedge Arrangement. 8.11 Erroneous Payments by the Administrative Agent. (1) Clawback. If the Administrative Agent (x) notifies a Bank , or any Person who has received funds on behalf of a Bank under or pursuant to any of the Credit Documents (any such Bank or other recipient, and each of their respective successors and assigns, a “Payment Recipient”) that the Administrative Agent has determined in its reasonable discretion (whether or not after receipt of any notice under Section 8.11(2)) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted or paid to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Bank, other Bank or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent pending its return or repayment as contemplated below in this Section 8.11(1) and held in trust for the benefit of the Administrative Agent, and such Bank shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than three Business Days thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of (x) in respect of an Erroneous Payment in U.S. Dollars, the Federal Funds Rate, and in respect of an Erroneous Payment in Canadian Dollars or any other currency, at a fluctuating rate per annum equal to the overnight rate at which Canadian Dollars or funds in the currency of such Erroneous Payment, as the case may be, may be borrowed by the Administrative Agent in the interbank market in an amount comparable to such Erroneous Payment (as

- 89 - 1399-1964-3930.19 Supplementary Terms Agreement – i-80 Gold Corp. determined by the Administrative Agent), and (y) a rate determined by the Administrative Agent in accordance with banking industry rules or prevailing market practice for interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this Section 8.11(1) shall be conclusive, absent manifest error. (2) Error Designation. Without limiting the immediately preceding Section 8.11(1), each Bank, or any Person who has received funds on behalf of a Bank (and each of their respective successors and assigns) under or pursuant to any of the Credit Documents, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Bank or Bank, or other such recipient, otherwise becomes aware was transmitted, paid, or received, in error or by mistake (in whole or in part), then in each such case: (a) it acknowledges and agrees that (i) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent express written confirmation from the Administrative Agent to the contrary), or (ii) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and (b) such Bank shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of the occurrence of any of the circumstances described in the immediately preceding clauses (x),(y) and (z)) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 8.11(2). For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this Section 8.11(2) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 8.11(1) or on whether or not an Erroneous Payment has been made. (3) Set-off. Each Bank hereby authorizes the Administrative Agent to set-off, net and apply any and all amounts at any time owing to such Bank under any Credit Document, or otherwise payable or distributable by the Administrative Agent to such Bank under any Credit Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Administrative Agent has demanded to be returned under Section 8.11(1). (4) Secured Liabilities Satisfaction. The Parties agree that (x) irrespective of whether the Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Bank, to the rights and interests of such Bank, as the case may be) under the Credit Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”), and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Secured Liabilities owed by the Company or any other Credit Party; provided that this Section 8.11(4) shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the obligations of the

- 90 - 1399-1964-3930.19 Supplementary Terms Agreement – i-80 Gold Corp. Company relative to the amount (and/or timing for payment) of the obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from (i) the Company or any other Credit Party or (ii) the proceeds of realization from the enforcement of one or more of the Credit Documents against or in respect of one or more of the Credit Parties; provided that, in each case, such funds were received by the Administrative Agent for the purpose of discharging such Secured Liabilities. (5) Waiver of Defences. To the extent permitted by applicable Law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defence or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including, without limitation, any defence based on “discharge for value”, “good consideration” for the Erroneous Payment or change of position by such Payment Recipient, any defence that the intent of the Administrative Agent was that such Payment Recipient retain the Erroneous Payment in all events, or any doctrine or defence similar to any of the foregoing. (6) Survival. Each party’s obligations, agreements and waivers under this Section 8.11 shall survive the resignation or replacement of the Administrative Agent, or any assignment or transfer of rights or obligations by, or the replacement of, a Bank or an Affiliate thereof the termination of the Secured Prepaid Forward Commitments and/or the repayment, satisfaction or discharge of all Secured Liabilities (or any portion thereof) under any Credit Document. (7) Affiliates. For purposes of this Section 8.11, each Bank: (a) agrees it is executing and delivering this Agreement with respect to this Section 8.11 both on its own behalf and as agent for and on behalf of its Affiliates referred to in this Section 8.11 and any Person receiving funds under or pursuant to any of the Credit Documents on behalf of such Bank or any of such Affiliates; (b) represents, warrants, covenants and agrees that its Affiliates referred to in this Section 8.11 and any Person receiving funds under or pursuant to any of the Credit Documents on behalf of such Bank or any of such Affiliates are bound by the provisions of this Section 8.11; and (c) agrees that any matter or thing done or omitted to be done by such Bank, its Affiliates, or any Person receiving funds under or pursuant to any of the Credit Documents on behalf of such Bank or any of such Affiliates which are the subject of this Section 8.11 will be binding upon such Bank and such Bank does hereby indemnify and save the Administrative Agent and its Affiliates harmless from any and all losses, expenses, claims, demands or other liabilities of the Administrative Agent and its Affiliates resulting from the failure of such Bank, its Affiliates or such Persons to comply with their obligations under and in respect of this Section 8.11. (8) No Company Liability. Except pursuant to an Erroneous Payment Deficiency Assignment or the exercise of any Erroneous Payment Subrogation Rights (or any equivalent equitable subrogation rights), the Company shall not have any liability to the Administrative Agent for any Erroneous Payment or any interest, loss, cost or damages related thereto or arising therefrom under any provision of this

- 92 - 1399-1964-3930.19 Supplementary Terms Agreement – i-80 Gold Corp. Section 9.1. All notices and other communications given to any Party in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt. (b) Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received. Notices delivered through Electronic Systems, to the extent provided in paragraph (c) below, shall be effective as provided in said paragraph (c). (c) Unless the Bank otherwise prescribes, (i) notices and other communications sent to an e- mail address shall be deemed received when sent, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient. (4) Electronic Systems. (a) The Company agrees that the Administrative Agent may, but shall not be obligated to, make Communications (as defined below) available to the other Banks by posting the Communications on Debt Domain, Intralinks, Syndtrak, ClearPar or a substantially similar electronic system (each an “Electronic System”). Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Closing Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Banks and the Company acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Bank that are added to the Approved Electronic Platform, and that there may be confidentiality and other risks associated with such distribution. Each of the Banks and the Company hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution. (b) Any Electronic System used by the Administrative Agent is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of such Electronic Systems and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third- party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or any Electronic System. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Group Party, any Bank or any other Person or entity for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Group Party’s or the Administrative Agent’s transmission of Communications through an Electronic System, except to the extent of direct or actual damages as are determined by a court of competent

- 93 - 1399-1964-3930.19 Supplementary Terms Agreement – i-80 Gold Corp. jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct on the part of any Agent Party or such Group Party; provided that any Communication to any Banks, prospective Banks, Participants or prospective Participants or, to the extent such disclosure is otherwise permitted, to any other Person through an Electronic System shall be made subject to the acknowledgement and acceptance by such Person that such Communication is being disseminated or disclosed on a confidential basis (on terms substantially the same as set forth in Section 9.16 or otherwise reasonably acceptable to the Administrative Agent and the Company), which shall in any event require “click through” or other affirmative actions on the part of the recipient to access such Communication. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Group Party pursuant to any Credit Document or the transactions contemplated therein which is distributed by the Administrative Agent or any Bank by means of electronic communications pursuant to this Section, including through an Electronic System. 9.2 Waivers; Amendments. (1) Waiver. No failure or delay by the Administrative Agent or any Bank in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Banks hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Company therefrom shall in any event be effective unless the same shall be permitted by Section 9.2(2), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the entry into a Secured Prepaid Forward Arrangement shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Bank may have had notice or knowledge of such Default at the time. (2) Amendments - General. Neither this Agreement nor any other Security Document (or any provision hereof or thereof) may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Company and the Required Banks or by the Company and the Administrative Agent with the consent of the Required Banks (and for greater certainty, any such waiver, amendment or modification shall not require any consent or other agreement of any Credit Party other than the Company, notwithstanding that any such Credit Party may be a party to this Agreement or any other Credit Document); provided that no such agreement shall: (a) increase or decrease the amount of any Secured Prepaid Forward Commitment of any Bank except in accordance with Section 2.1(3); (b) change Section 2.3 in a manner that would alter the sharing of payments required thereby; (c) amend the definition of Permitted Prepaid Forward Payment, Secured Prepaid Forward Arrangement, Secured Liabilities or any of their constituent defined terms (other than Event of Default); (d) change any of the provisions of this Section 9.2 or the definition of “Required Banks” or any other provision hereof specifying the number or percentage of Banks required to waive,

- 94 - 1399-1964-3930.19 Supplementary Terms Agreement – i-80 Gold Corp. amend or modify any rights hereunder or make any determination or grant any consent hereunder; (e) waive any Event of Default under Section 7.1(h), (i), or (j) (it being understood that any other Event of Default may be waived by the Required Banks, notwithstanding that the Secured Liabilities would otherwise be capable of falling due and payable); or (f) release any Credit Party from any material obligations under the Security Documents and other instruments contemplated by this Agreement, release or discharge any of the Liens arising under the Security Documents, permit the creation of any Liens (other than Permitted Liens) on any of the assets subject to the Liens arising under the Security Documents, waive or forgo (directly or indirectly) the delivery of any Security Document required hereunder, lower the priority of any Lien arising under any of the Security Documents, or lower the priority of any payment obligation of any Credit Party under any of the Credit Documents, in each case without the prior written consent of each Bank, or in the case of the matters referred to in Section 9.2(2)(a), and (b), without the prior written consent of each Bank directly affected thereby, and provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent. (3) Amendments - without Banks. Notwithstanding Section 9.2(2), the Administrative Agent may: (a) release and discharge the Liens constituted by the Security Documents or a Guarantor from the Company Guarantee to the extent necessary to enable a Credit Party to complete any Asset Disposition which is not prohibited by this Agreement or the other Credit Documents; (b) subordinate the Liens constituted by the Security Documents to any Lien permitted by clause (c) of the definition of Permitted Lien; and (c) together with the Company, amend, modify or supplement any provision of this Agreement or any other Credit Document as required to cure any ambiguity, omission, mistake, typographical error or other defect identified by the Administrative Agent and the Company acting together, and all such actions shall become effective without any further action or consent of any Bank or any other party to this Agreement. 9.3 Expenses; Indemnity; Damage Waiver. (1) Expenses. The Company shall pay (a) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and all applicable Taxes, in connection with the preparation and administration of this Agreement and the other Credit Documents, (b) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and applicable Taxes, in connection with any amendments, modifications or waivers of the provisions hereof or of any of the other Credit Documents, (whether or not the transactions contemplated hereby or thereby shall be

- 95 - 1399-1964-3930.19 Supplementary Terms Agreement – i-80 Gold Corp. consummated), and (c) all documented out-of-pocket expenses incurred by the Administrative Agent, including the fees, charges and disbursements of any counsel for the Administrative Agent and all applicable Taxes, in connection with the assessment, enforcement or protection of their rights in connection with this Agreement or any other Credit Document, including its rights under Section 9.3. (2) Indemnity. The Company shall indemnify each Bank, as well as each Related Party and each assignee of any of the foregoing Persons (each such Person and each such assignee being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, cost recovery actions, damages, expenses and liabilities of whatsoever nature or kind and all reasonable documented out- of-pocket expenses to which any Indemnitee may become subject arising out of or in connection with (a) the execution or delivery of the Credit Documents or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder, and the consummation of the Transactions or any other transactions thereunder, (b) any Secured Prepaid Forward Arrangement or any use of the proceeds therefrom, (c) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by a Credit Party, or any Environmental Liability related in any way to a Credit Party, (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto, (e) any other aspect of this Agreement and the other Credit Documents (including any misrepresentation made thereunder), or (f) the enforcement of any Indemnitee’s rights hereunder and any related assessment, investigation, defence, preparation of defence, litigation and enquiries; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses have resulted from or, in the case of (i) or (ii), determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from, (i) the gross negligence (it being acknowledged that ordinary negligence does not necessarily constitute gross negligence) or wilful misconduct of such Indemnitee, (ii) a material breach of the obligations of such Indemnitee, or (iii) a proceeding solely between or among Indemnitees not involving any act or omission by a Credit Party. For the avoidance of doubt, the foregoing indemnities shall not extend to payments that may be required to be made by an Indemnitee as a result of a transaction under any Hedge Arrangement being “in the money”. (3) Bank Responsibility for Unpaid Expenses and Indemnity. To the extent that the Company fails to pay any amount required to be paid under Sections 9.3(1) or (2), each Bank severally agrees to pay to the Administrative Agent such Bank's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, in its capacity as such. For the avoidance of doubt, the Company shall reimburse a Bank for any payment made pursuant to this Section 9.3(3). (4) Inspections for Administration. Any inspection of any property of any Credit Party made by or through the Administrative Agent or any Bank shall be for purposes of administration of the Credit Documents only, and no Credit Party shall be entitled to rely upon the same (whether or not such inspections are at the expense of the Company). (5) No Representation. By accepting or approving anything required to be observed, performed, fulfilled or given to the Administrative Agent or the Banks pursuant to the Credit Documents, neither the Administrative Agent nor the Banks shall be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance or approval thereof shall not constitute a warranty or representation to anyone with respect thereto by the Administrative Agent or the Banks.

- 96 - 1399-1964-3930.19 Supplementary Terms Agreement – i-80 Gold Corp. (6) Relationship Between Parties. Neither the Administrative Agent nor the Banks shall under any circumstances be construed to be partners or joint venturers of the Company or its Affiliates. Neither the Administrative Agent nor the Banks shall under any circumstances be deemed to be in a relationship of confidence or trust or a fiduciary relationship with the Company or its Affiliates, or to owe any fiduciary duty to the Company or its Affiliates. Neither the Administrative Agent nor the Banks undertake or assume any responsibility or duty to the Company or its Affiliates to select, review, inspect, supervise, pass judgment upon or inform the Company or its Affiliates of any matter in connection with their property or the operations of the Company or its Affiliates. The Company and its Affiliates shall rely entirely upon their own judgment with respect to such matters, and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by the Administrative Agent or the Banks in connection with such matters shall be solely for the protection of the Administrative Agent and the Banks , and neither the Company nor any other Person shall be entitled to rely thereon. (7) Limitation of Liability. The Administrative Agent and the Banks shall not be responsible or liable to any Person for any loss, damage, liability or claim of any kind relating to injury or death to Persons or damage to property caused by the actions, inaction or negligence of any Group Party or its Affiliates, and the Company hereby indemnifies and holds the Administrative Agent and the Banks harmless on the terms set out in Section 9.3(2) from any such loss, damage, liability or claim. (8) Waiver. To the extent permitted by applicable Law, the Company shall not assert, and the Company hereby waives, any claim against any Indemnitee for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet). (9) Payment of Expenses and Indemnity. All amounts due under Section 9.3 shall be payable not later than three Business Days after written demand therefor. 9.4 Successors and Assigns. (1) Successors and Assigns. The provisions of this Agreement shall be binding upon and enure to the benefit of the Parties and their respective successors and assigns permitted hereby, except that the Company shall not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Bank. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the Parties, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Banks) any legal or equitable right, remedy or claim under or by reason of this Agreement. (2) Assignment by Banks. Any Bank may assign to one or more assignees (treating any fund that invests in prepaid forward arrangements and any other fund that invests in prepaid forward arrangements and is managed by the same investment advisor of such fund or by an Affiliate of such investment advisor as a single assignee) all or a portion of its rights and obligations under this Agreement and the other Credit Documents (including all or a portion of its Secured Prepaid Forward Commitments and the Prepaid Forward Arrangements at the time owing to it); provided that: (a) except in the case of an assignment to a Bank or a Bank Affiliate the Company has given its prior written consent to such assignment (which consent shall not be unreasonably withheld, conditioned or delayed); (b) except in the case of an assignment of Secured Prepaid Forward Commitment to an assignee that is a Bank with a Secured Prepaid Forward Commitment immediately prior to

- 97 - 1399-1964-3930.19 Supplementary Terms Agreement – i-80 Gold Corp. giving effect to such assignment, the Administrative Agent has given its prior written consent to such assignment (which consent shall not be unreasonably withheld, conditioned or delayed); (c) the Company’s consent shall not be required with respect to any assignment made at any time after the occurrence and during the continuance of an Event of Default; (d) except in the case of an assignment to an existing Bank or a Bank Affiliate or an assignment of the entire remaining amount of the assigning Bank’s Secured Prepaid Forward Commitment, the amount of the Secured Prepaid Forward Commitment of the assigning Bank subject to each such assignment (determined as of the date on which the Assignment and Assumption relating to such assignment is delivered to the Administrative Agent) shall (i) not be less than U.S.$5,000,000, and (ii) the amount held by each Bank after each such assignment shall not be less than U.S.$5,000,000, unless in each case each of the Company and the Administrative Agent otherwise consent in writing; (e) each partial assignment in respect of a Secured Prepaid Forward Commitment and the related Secured Prepaid Forward Arrangements shall be made as an assignment of a proportionate part of all the assigning Bank’s rights and obligations under this Agreement in respect of such Secured Prepaid Forward Commitment and the related Secured Prepaid Forward Arrangements; (f) the parties to each assignment shall execute and deliver to the Administrative Agent (x) an Assignment and Assumption or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, together with (except in the case of an assignment to an existing Bank or a Bank Affiliate) a processing and recordation fee of U.S.$5,000, payable by the assigning Bank; (g) the assignee, if it shall not be a Bank, shall deliver to the Administrative Agent an Administrative Questionnaire; and (h) no assignment may be made to any Group Party, any Affiliate of any Group Party, or any subordinate creditor. The Administrative Agent shall provide the Company and each Bank with written notice of any change in (or new) address of a Bank disclosed in an Administrative Questionnaire. Subject to acceptance and recording thereof pursuant to Section 9.4(4), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, shall have all of the rights and obligations of a Bank under this Agreement, and the assigning Bank thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Bank’s rights and obligations under this Agreement, such Bank shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 9.3). (3) Register. The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Company, shall maintain at one of its offices in Toronto, Ontario a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Banks, and the Secured Prepaid Forward Commitment of each Bank pursuant to the terms hereof from time to time

- 98 - 1399-1964-3930.19 Supplementary Terms Agreement – i-80 Gold Corp. (the “Register”). The entries in the Register shall be conclusive, and the Company, the Administrative Agent, and the Banks may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Company and any Bank at any reasonable time and from time to time upon reasonable prior notice. (4) Acceptance and Recording of Assignments. Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Bank and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Bank hereunder), the processing and recordation fee referred to in Section 9.4(2) and any written consent to such assignment required by Section 9.4(2), the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 9.4(4). (5) Bank Pledge of Security. Any Bank may at any time grant a security interest in all or any portion of its rights under this Agreement to secure the obligations of such Bank, including to secure obligations to the Federal Reserve Bank of New York or any other central banking authority, and Section 9.4 shall not apply to any such grant of a security interest; provided that no grant of a security interest shall release a Bank from any of its obligations hereunder or substitute any such grantee for such Bank as a party hereto. (6) Company’s Obligations. Any assignment or grant of a participation pursuant to Section 9.4 shall constitute neither a repayment by the Company to the assigning or granting Bank of any Prepaid Forward Arrangement included therein, nor a new advance of any such Prepaid Forward Arrangement to the Company by such Bank or by the assignee or Participant, as the case may be. The parties acknowledge that the Company’s obligations hereunder with respect to any such Prepaid Forward Arrangements shall continue and shall not constitute new obligations as a result of such assignment or participation. 9.5 Anti-Money Laundering Legislation and the Patriot Act. (1) Information. The Company acknowledges that, pursuant to AML Legislation and the Patriot Act, the Banks and the Administrative Agent may be required to obtain, verify and record information regarding the Company, their directors, authorized signing officers, direct or indirect shareholders or other Persons in control of the Company, and the transactions contemplated hereby. The Company shall promptly provide all such information, including supporting documentation and other evidence, as may be reasonably requested by the Administrative Agent, or any prospective assignee or participant of a Bank or the Administrative Agent, in order to comply with any applicable AML Legislation or the Patriot Act, whether now or hereafter in existence. (2) Role of Agent. If the Administrative Agent has ascertained the identity of the Company or any authorized signatories of the Company for the purposes of applicable AML Legislation, then the Administrative Agent: (a) shall be deemed to have done so as an agent for each Bank, and this Agreement shall constitute a “written agreement” in such regard between each Bank and the Administrative Agent within the meaning of applicable AML Legislation; and (b) shall provide to each Bank copies of all information obtained in such regard without any representation or warranty as to its accuracy or completeness.

- 99 - 1399-1964-3930.19 Supplementary Terms Agreement – i-80 Gold Corp. Notwithstanding the preceding sentence and except as may otherwise be agreed in writing, each of the Banks agrees that the Administrative Agent has no obligation to ascertain the identity of the Company or any authorized signatories of the Company on behalf of any Bank, or to confirm the completeness or accuracy of any information it obtains from the Company or any such authorized signatory in doing so. 9.6 Acknowledgement and Consent to Bail-In of Affected Financial Institutions Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and (b) the effects of any Bail-In Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or (iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any applicable Resolution Authority 9.7 Survival. All covenants, agreements, representations and warranties made by the Company herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other Parties and shall survive the execution and delivery of this Agreement, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Bank may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended, and shall continue in full force and effect as long as any amount payable under any Credit Document is outstanding. Section 9.3 shall survive and remain in full force and effect, regardless of the consummation of the Transactions, the repayment of the Secured Liabilities, the termination of the Secured Prepaid Forward Commitments, or the termination of the Credit Documents or any provision thereof. 9.8 Execution. (1) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which, when taken together, shall be deemed to constitute one and the same instrument. Counterparts may be executed either in original or faxed or other electronic form and the

- 100 - 1399-1964-3930.19 Supplementary Terms Agreement – i-80 Gold Corp. parties adopt any signatures received by a receiving fax machine or via e-mail as original signatures of the parties. (2) Delivery of an executed counterpart of a signature page of this Agreement or any other Credit Document by telecopy, emailed pdf. or any other electronic means that reproduces an image of, or otherwise constitutes, the actual executed signature page shall be effective as delivery of a manually executed counterpart. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement or any other Credit Document and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent. (3) Each Party agrees that, at any time, the Administrative Agent and each Bank may convert paper records of this Agreement, the other Credit Documents and all other documentation delivered to the Administrative Agent hereunder in such capacity (each, a “Paper Record”) into electronic images (each, an “Electronic Image”) as part of the Administrative Agent’s or Bank’s, as applicable, normal business practices. Each party hereto agrees that each such Electronic Image shall be considered as an authoritative copy of the Paper Record and shall be legally binding on the parties and admissible in any legal, administrative or other proceeding as conclusive evidence of the contents of such document in the same manner as the original Paper Record. 9.9 Entire Agreement. This Agreement (together with the other Credit Documents and any separate letter agreements with respect to fees payable to the Administrative Agent), constitutes the entire agreement between the parties pertaining to the subject matter of this Agreement and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written. There are no conditions, warranties, representations or other agreements between the parties in connection with the subject matter of this Agreement (whether oral or written, express or implied, statutory or otherwise) except as specifically set out in this Agreement or in such other applicable agreements. 9.10 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such prohibition or unenforceability and shall be severed from the balance of this Agreement, all without affecting the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. 9.11 Right of Set Off. If an Event of Default shall have occurred and be continuing and the amounts then outstanding under the Credit Documents have become due and payable in accordance with the concluding paragraph of Section 7.1 (but subject always to Section 2.3(2)), each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Bank to or for the credit or the account of any Group Party against any of and all of the obligations of the Group Parties now or hereafter existing under the Credit Documents held by such Bank, irrespective of

- 101 - 1399-1964-3930.19 Supplementary Terms Agreement – i-80 Gold Corp. whether or not such Bank shall have made any demand under any Credit Document and although such obligations may be unmatured and regardless of the currency of the deposit. The applicable Bank shall notify the Company and the Administrative Agent of such set-off or application, provided that any failure to give or any delay in giving such notice shall not affect the validity of any such set-off or application under this Section 9.11. The rights of each Bank under this Section 9.11 are in addition to other rights and remedies (including other rights of set off) which such Bank may have. 9.12 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable in that Province and shall be treated, in all respects, as an Ontario contract. 9.13 Attornment. Each party hereto agrees (a) that any action or proceeding relating to this Agreement may (but need not) be brought in any court of competent jurisdiction in the Province of Ontario, and for that purpose now irrevocably and unconditionally attorns and submits to the jurisdiction of such Ontario court, (b) that it irrevocably waives any right to, and shall not, oppose any such Ontario action or proceeding on any jurisdictional basis, including forum non conveniens, and (c) not to oppose the enforcement against it in any other jurisdiction of any judgment or order duly obtained from an Ontario court as contemplated by this Section 9.13. 9.14 Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 9.1. Nothing in this Agreement shall affect the right of any Party to serve process in any other manner permitted by Law. 9.15 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER CREDIT DOCUMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.15. 9.16 Confidentiality; Press Releases and Public Announcements. Each of the Administrative Agent and each Bank shall maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to each of their Affiliates, Bank Affiliates (in the case of a Bank) directors, officers, employees, agents and advisors, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such

- 102 - 1399-1964-3930.19 Supplementary Terms Agreement – i-80 Gold Corp. Information confidential), (b) to the extent requested by any rating agency, credit bureau, regulatory authority or other Governmental Authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies under any Credit Document or any suit, action or proceeding relating to any Credit Document or the enforcement of rights thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 9.16, to (i) any actual or prospective assignee of or Participant in any of its rights or obligations under this Agreement, or (ii) any actual or prospective counterparty (or its advisors) to any Hedge Arrangement relating to the Company and its obligations, (g) to their auditors in connection with any audit, (h) with the consent of the Company, or (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 9.16, or (ii) becomes available to the Administrative Agent or any Bank on a non-confidential basis from a source other than the Company. For the purposes of this Section 9.16, “Information” means all information received from any Group Party relating to any Group Party, any of their subsidiaries or Affiliates, or their respective business, other than any such information that is available to the Administrative Agent or any Bank on a non- confidential basis prior to disclosure by such Group Party; provided that, in the case of information received from a Group Party after the date hereof, such information is clearly identified as confidential in writing at the time of delivery. Any Person required to maintain the confidentiality of Information as provided in this Section 9.16 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. The Company agrees that it will not issue any press release or make any other kind of public announcement or filing, or consent to the issuance of any press release or the making of any other kind of public announcement or filing, regarding this Agreement and the terms contained herein unless the text of any such release, announcement or filing, and the time and manner in which such release, announcement or filing is made, has been approved by the Administrative Agent, except to the extent required by applicable Law (in which case the Company shall make all commercially reasonable efforts to provide advance notice of such release or announcement to the Administrative Agent and consult with the Administrative Agent as to the content thereof). The Company authorizes the Administrative Agent, following the initial advance hereunder and at the Bank’s expense, to announce and use for marketing purposes the establishment of the Secured Prepaid Forward Commitments, provided that the Company shall be provided an opportunity to review and approve the announcement before it is made. Blake, Cassels & Graydon LLP may inform league table services, such as Thomson Reuters and Bloomberg, and make mention in its promotional publications and the media generally of its representation of the Administrative Agent with respect to the Transactions. 9.17 No Strict Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favouring or disfavouring any Party by virtue of the authorship of any provisions of this Agreement. 9.18 Release of Security. (a) Asset Disposals. Upon request from time to time by the Company, the Administrative Agent shall, at the expense of the Company, execute and deliver such releases and discharges of Security and authorizations to register discharges of registrations thereof as the Company may reasonably request in order to discharge the Security over specific items of Collateral disposed of by a Credit Party as permitted by the provisions of the Credit Documents and registrations thereof; provided that the Administrative Agent shall not be

- 103 - 1399-1964-3930.19 Supplementary Terms Agreement – i-80 Gold Corp. obliged to execute and deliver any such release and discharge or authorization pursuant to this Section 9.18(a) at any time an Event of Default has occurred and is continuing. (b) Full Discharge. On or subsequent to the Termination Date, the Administrative Agent shall, at the request and expense of the Company, execute and deliver such releases and discharges of the Security and authorizations to discharge registrations thereof as the Company shall reasonably request. (c) Supplemental Release Documentation. In connection with any release required pursuant to Section 9.18(a) or (b), the Administrative Agent shall also execute and deliver (at the expense of the Company) to the Company all such other documents and instruments as the Company shall reasonably request to release or reconvey (without representation or warranty by, or recourse of any nature or kind against, the Administrative Agent) to a Credit Party any and all Collateral that is being released from the Security. Upon the written request of, and at the expense of, the Company, the Administrative Agent will release and discharge the Liens constituted by the Security Documents to the extent necessary to enable a Credit Party to complete any asset disposition which is not prohibited by this Agreement or the other Credit Documents. 9.19 Paramountcy. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any other Credit Document then, notwithstanding anything contained in such other Credit Document, the provisions contained in this Agreement shall prevail to the extent of such conflict or inconsistency and the provisions of such other Credit Document shall be deemed to be amended to the extent necessary to eliminate such conflict or inconsistency, it being understood that the purpose of the other Credit Documents is (a) to add to, and not detract from, the panoply of rights granted to the Administrative Agent (for its own benefit and the benefit of the other Secured Parties) under this Agreement. If any act or omission of any or all Credit Parties is expressly permitted under this Agreement but is expressly prohibited under any other Credit Document, such act or omission shall be permitted. If any act or omission is expressly prohibited under any other Credit Document, but this Agreement does not expressly permit such act or omission, or if any act is expressly required to be performed under any other Credit Document but this Agreement does not expressly relieve any or all Credit Parties from such performance, such circumstance shall not constitute a conflict or inconsistency between the applicable provisions of such other Credit Document and the provisions of this Agreement. 9.20 Excluded Swap Obligations Notwithstanding anything to the contrary contained herein or in any other Credit Document, any Excluded Swap Obligations of a Guarantor shall be excluded from: (a) the definition of “Secured Liabilities” (or any similar definition) in any Credit Document as it pertains to such Guarantor, and no Lien granted by a such Guarantor under any Credit Document shall secure any Excluded Swap Obligations; and (b) the definition of “Debtor Liabilities” in the Company Guarantee as it pertains to such Guarantor, and no Excluded Swap Obligations shall be guaranteed or indemnified by such Guarantor under any Credit Document.

- 104 - 1399-1964-3930.19 Supplementary Terms Agreement – i-80 Gold Corp. 9.21 No Advisory or Fiduciary Responsibility. (1) The Company acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that no Bank will have any obligations hereunder except those obligations expressly set forth herein and in the other Credit Documents and each Bank is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the Credit Documents and the transaction contemplated therein and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. The Company agrees that it will not assert any claim against any Bank based on an alleged breach of fiduciary duty by such Bank in connection with this Agreement and the transactions contemplated hereby. Additionally, the Company acknowledges and agrees that no Bank is advising the Company as to any legal, tax, investment, accounting, regulatory or any other matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Banks shall have no responsibility or liability to the Company with respect thereto. (2) The Company further acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that any Bank may be a full-service securities or banking firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, any Bank may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including prepaid forward arrangements and other obligations) of, the Company, its Subsidiaries and other companies with which the Company or any of its Subsidiaries may have commercial or other relationships. With respect to any securities and/or financial instruments so held by any Bank or any of its customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion. (3) In addition, the Company acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Bank and its affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which the Company or any of its Subsidiaries may have conflicting interests regarding the transactions described herein and otherwise. No Bank will use confidential information obtained from the Company by virtue of the transactions contemplated by the Credit Documents or its other relationships with the Company in connection with the performance by such Bank of services for other companies, and no Bank will furnish any such information to other companies. The Company also acknowledges that no Bank has any obligation to use in connection with the transactions contemplated by the Credit Documents, or to furnish to the Company or any of its Subsidiaries, confidential information obtained from other companies. 9.22 Acknowledgement Regarding Any Supported QFCs. To the extent that the Credit Documents provide support, through a Guarantee or otherwise, for any Hedge Arrangement, Prepaid Forward Arrangement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the Parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Credit Documents and any Supported QFC may in fact be stated to be governed by the laws of, inter alia, the Province of Ontario. In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and

- 105 - 1399-1964-3930.19 Supplementary Terms Agreement – i-80 Gold Corp. any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Credit Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Credit Documents were governed by the laws of the United States or a state of the United States. 9.23 LIMITATION OF LIABILITY. NO CLAIM MAY BE MADE BY ANY GROUP PARTY, ANY BANK OR ANY OTHER PERSON AGAINST ANY INDEMNITEE ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS RESULT OF, ANY CREDIT DOCUMENT, THE TRANSACTIONS, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, AND EACH GROUP PARTY AND BANK HEREBY WAIVE TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ALL SUCH CLAIMS, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOUR. [signatures on the next following pages]

Supplementary Terms Agreement – i-80 Gold Corp. IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written. I-80 GOLD CORP., as Company By: Name: Richard Young Title: President & Chief Executive Officer By: Name: David Savarie Title: Executive Vice President and General Counsel (signed) Richard Young (signed) David Savarie

Exhibit A – Page 1 EXHIBIT A COMPLIANCE CERTIFICATE [Redacted – commercially sensitive information]

Exhibit A – Page 2 SCHEDULE A TO COMPLIANCE CERTIFICATE FINANCIAL COVENANT COMPLIANCE WORKSHEET [Redacted – commercially sensitive information]

Exhibit B – Page 1 EXHIBIT B FORM OF ASSIGNMENT AND ASSUMPTION [Redacted – commercially sensitive information]

Schedule 1.1(A) – Page 1 SCHEDULE 1.1(A) INITIAL SECURITY DOCUMENTS [Redacted – commercially sensitive information]

Schedule 1.1(B) – Page 1 SCHEDULE 1.1(B) EXISTING ROYALTY AGREEMENTS [Redacted – commercially sensitive information]

Schedule 2.1 – Page 1 SCHEDULE 2.1 SECURED PREPAID FORWARD COMMITMENTS [Redacted – commercially sensitive information]

Schedule 3.1(5) – Page 1 SCHEDULE 3.1(5) LITIGATION [Redacted – commercially sensitive information]

Schedule 3.1(11) – Page 1 SCHEDULE 3.1(11) PENSION PLANS [Redacted – commercially sensitive information]

Schedule 3.1(12) – Page 1 SCHEDULE 3.1(12) CASUALTY EVENTS [Redacted – commercially sensitive information]

Schedule 3.1(13) – Page 1 SCHEDULE 3.1(13) SUBSIDIARIES [Redacted – commercially sensitive information]

Schedule 3.1(14) – Page 1 SCHEDULE 3.1(14) INSURANCE CLAIMS [Redacted – commercially sensitive information]

Schedule 3.1(18) – Page 1 SCHEDULE 3.1(18) ENVIRONMENTAL MATTERS [Redacted – commercially sensitive information]

Schedule 3.1(19) – Page 1 SCHEDULE 3.1(19) EMPLOYEE MATTERS [Redacted – commercially sensitive information]

Schedule 3.1(24) – Page 1 SCHEDULE 3.1(24) FILING JURISDICTIONS [Redacted – commercially sensitive information]

Schedule 3.1(25) – Page 1 SCHEDULE 3.1(25) PROJECT APPROVALS [Redacted – commercially sensitive information]

Schedule 3.1(26) – Page 1 SCHEDULE 3.1(26) PROJECT REAL PROPERTY [Redacted – commercially sensitive information]

Schedule 3.1(35) – Page 1 SCHEDULE 3.1(35) ABORIGINAL CLAIMS [Redacted – commercially sensitive information]

Schedule 5.1(7) – Page 1 SCHEDULE 5.1(7) POST-CLOSING REQUIREMENTS [Redacted – commercially sensitive information]

Schedule 6.1(11) – Page 1 SCHEDULE 6.1(11) RESTRICTIVE AGREEMENTS [Redacted – commercially sensitive information]

Schedule 9.1 – Page 1 SCHEDULE 9.1 BANK CONTACT INFORMATION [Redacted – commercially sensitive information]